As filed with the Securities and Exchange Commission on November 19, 2013

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLUE CALYPSO, INC.

(Exact name of registrant as specified in its charter)

Delaware	8200	20-8610073
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

19111 North Dallas Parkway, Suite 200
Dallas, TX 75287
(972) 695-4776

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Ogle, Chief Executive Officer
Blue Calypso, Inc.
19111 North Dallas Parkway, Suite 200
Dallas, TX 75287
(972) 695-4776

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications, including communications set to agent for service, should be sent to:

Sean F. Reid, Esq. Fox Rothschild LLP 997 Lenox Drive, Building 3 Lawrenceville, NJ 08648 Tel. (609) 895-6719 Fax (609) 896-1469

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

i

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	.	Accelerated filer ☐

Non-accelerated filer ☐		Smaller reporting company ☑.
(Do not check if a smaller reporting company)

		Proposed maximum offering price per share
				maximum aggregate offering price
(i) Title of each class of securities to be registered	Amount to be Registered (1)				Amount of registration fee

Common Stock, $0.0001 par value per share issuable upon exercise of warrants	20,491,164	$0.17	(2)	$3,483,497.88	$448.67
Common Stock, $0.0001 par value per share	11,546,154	$0.17	(2)	$1,962,846.16	$252.81
Total	32,037,318			$5,446,344.06	$701.49

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)  Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and 457(g) under the Act, using the average of the high and low price as reported on the OTC Bulletin Board on November 18, 2013 which was $0.19 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED November 19, 2013

PRELIMINARY PROSPECTUS

Blue Calypso, Inc.

20,491,164 Shares of Common Stock Underlying Warrants

11,546,154 Shares of Common Stock

This prospectus relates to the resale of: (i) up to 20,491,164 shares of our common stock to be offered by the selling stockholders upon the exercise of outstanding common stock purchase warrants, and (ii) up to 11,546,154 shares of our common stock to be offered by the selling stockholders.

The selling stockholders may sell shares of common stock from time to time in the principal market on which our common stock is traded at the prevailing market price or in privately negotiated transactions. See “Plan of Distribution” which begins on page 56.

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. However, we will generate proceeds in the event of a cash exercise of the warrants by the selling stockholders. We intend to use those proceeds, if any, for general corporate purposes. We will pay the expenses of registering these shares.

All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol “BCYP.OB.” On November 18, 2013, the last reported sale price of our common stock as reported on the OTC Bulletin Board was $0.16 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 3 of this prospectus before making a decision to purchase our stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2013

v

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements about our expectations, beliefs or intentions regarding, among other things, our business, financial condition, strategies, prospects, product development efforts, and results of operations.. In addition, from time to time, our representatives or we have made or may make forward-looking statements, orally or in writing. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by us with the U.S. Securities and Exchange Commission, or the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below.

This prospectus identifies important factors which could cause our actual results to differ materially from those indicated by the forward-looking statements, particularly those set forth under the heading “Risk Factors.”

The risk factors included in this prospectus are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

All forward-looking statements attributable to persons acting on our behalf or us speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

EXPLANATORY NOTE

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, and publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable, based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic and industry growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in the Shares. You should read the following summary together with the more detailed information appearing in this prospectus, including our consolidated financial statements and related notes and risk factors, including the “Risk Factors” section, before deciding to invest in the Shares.

BLUE CALYPSO, INC.

                We are engaged in the innovation, development and monetization of our technology and intellectual property focused on digital word-of-mouth marketing, advertising and mobile gamification. We also offer technology services focused on developing business, web and mobile applications that we believe will lead to immediate or future licensing revenue of our intellectual property. We have developed a patented technology platform that enables brands to leverage their customers, advocates and employee relationships in order to increase brand loyalty and drive revenue. Our intellectual property portfolio consists of five patents and five pending patent applications that cover methods and systems for communicating advertisements, brand content and/or electronic offers between communication devices, including mobile and desktop devices. All of the patents and patent applications that cover the core of our business, i.e., a basic method and system for peer-to-peer advertising between mobile communication devices, have been developed internally by our Founder and Chief Technology Officer, Andrew Levi, and our Director of Innovation, Bradley Bauer, and assigned to our wholly owned subsidiary, Blue Calypso, LLC. In September 2013, we acquired proprietary mobile gamification technology from the developer of such technology and subsequently applied for a new patent based upon the enhancement and integration of this technology into our platform.

                We have developed a proprietary technology platform that facilitates the delivery of advertising campaigns, promotions and content across social media channels using multiple device types. Our technology facilitates the connection of brands to consumer advocates and matches them using attributes such as geo-location or demographic profile. Our platform tracks performance, monitors engagement and deploys robust analytics that deliver acute insight regarding the return on investment of our client’s promotions. Our technology is designed to help clients spread their marketing messages through word of mouth marketing and help them acquire new customers, increase brand awareness, drive product sales and help customers and advocates interact with the brand and their social networks. Campaigns facilitated through our platform can, among other things, encourage consumers to learn more about our clients’ products, like them on Facebook, follow them on Twitter, sign up to receive emails and/or watch promotional videos. All of this is accomplished by encouraging customers and advocates of a brand to interact, personalize and share with people that they think would like to hear about a particular brand or product. Our clients are able to thank advocates for sharing, as well as offer incentives, coupons and other perks to advocates who share. Our technology platform is designed to create multiple opportunities for companies to interact with their most vocal brand advocates (influencers), reward them for their loyalty while receiving rich analytics that help them achieve greater return on investment on their social campaigns.

OUR PRODUCTS AND SERVICES

                We have developed four core products leveraging our patented technology platform that form the basis of our product offerings: SOCIALECHO™, EMGAGE™,POPSHARE™ and DashTAGG™.

SOCIALECHO™ provides a technology platform that helps brands enable their customers and advocates to spread promotions and brand content across their social media networks. Customers and advocates can customize brand content with their own message, picture or video and with one click send it to social media networks of their choice. Our technology platform provides clients with robust real-time analytics that enable them to monitor, track the performance of their campaigns and make immediate changes to improve the effectiveness of those campaigns. Our rich analytics also allow brands to acknowledge and reward their most loyal customers and advocates.

EMGAGE™ enables brands to focus on brand content and promotional delivery through their employees’ social networks. Like SOCIALECHO, employees can customize brand content with their own message, picture or video and with one click send it to social media networks of their choice. Our technology platform provides clients with real-time analytics that enable them to monitor and track the performance of their content and promotional campaigns. The analytics also determine which employees have a large following and are willing to share brand content evidencing their passion and influence for the brand. Contests and incentives can be used to recognize employees with wide social network reach and effectiveness.

                POPSHARE™  is an applet that is easily installed anywhere on a client’s website where sharing might occur. The POPSHARE applet can be used in a variety of ways. It can be placed on new product pages, specific promotional content or on the purchase confirmation page. POPSHARE promotes sharing of branded content and enables consumers to customize it with a message, picture or video following a purchase through the client’s website. Immediate share confirmation from the brand to the advocate thanking them for sharing allows the brand to interact directly with the advocate for the first time.

                DashTAGG™ is our mobile gamification technology. It is a unique social and mobile game of “tag” and is designed to increase in-store foot traffic and grow visitor-to-buyer conversion rates. We believe that mobile gamification has become increasingly important in brand development and DashTAGG  combines both physical and digital participation and is designed to ensure the maximum engagement with brand advocates. DashTAGG  players take pictures of each other to earn points and win prizes and awards.  Retailers or events sponsor games and provide physical locations with QR codes which activate tags when scanned.  Physical locations of players are identified via their GPS.  Game sponsors may offer prizes, merchandise, trophies and access to exclusive events like parties, shows and concerts.

                Blue Calypso Labs™ was recently launched to offer software innovation services to clients. Blue Calypso Lab’s mission is to help clients develop unique software solutions that solve strategic business problems, focus on integrating Blue Calypso’s sharing technologies as well as seek licensing revenue from Blue Calypso’s broad portfolio of intellectual property. Blue Calypso formed BC Labs to leverage the company’s significant engineering resources.

            We intend to continue to develop new technology and expand on our intellectual property portfolio and product offerings to meet the needs of companies seeking to amplify their brand messages.

MARKET OPPORTUNITY

                We believe that the market opportunity for our existing products and technology is significant and continuing to expand. Forrester Research estimates that in 2013, approximately $50 billion will be spent in the United States on interactive marketing.  This category is growing at a 17% compounded annual growth rate.  The sub-segment of social media marketing is significant at $2.8 billion and is growing at an even faster rate of 26% compounded annual growth rate. We believe social media marketing is experiencing rapid growth because consumers are much more receptive to recommendations from their friends and family. We believe that our platform offers an effective tool for advertisers seeking to enter or expand their advertising presence through social media and on mobile devices by leveraging existing relationships with consumers and employees. We believe that any consumer product, retail or consumer focused business, whether for-profit or non-profit, is a potential user of our platform.

COMPETITIVE STRENGTHS

                Product advertising, awareness and branding through social media is an extremely competitive and fragmented industry. Adequate protection of intellectual property, successful product development, adequate funding and retention of experienced personnel are critical to our success. We believe that we have the following strengths:

•         Prominent Intellectual Property Position. We believe that our patents provide us with broad and comprehensive coverage for the electronic delivery of advertisements and electronic offers on any electronic communication device. Our policy is to seek to protect our proprietary position by filing patent applications related to our proprietary technology and improvements that we believe are important to the development of our business. We will also pursue licensing agreements with companies that we believe are infringing on our intellectual property in order to maintain our competitive position.

•         Extensive Knowledge and Experience in Product Advertising, Awareness and Branding.  We believe that our management and personnel have extensive knowledge and experience in product advertising, awareness and branding which significantly adds to our competitive position.

•         Highly Customizable Platform. We have the ability to rapidly customize products to meet our client’s needs. We believe that our current patents provide us with broad and comprehensive coverage and we intend to continue to expand upon our intellectual property portfolio as we develop new products and services in response to new opportunities in the market.

OUR STRATEGY

                We intend to continue innovating and will attempt to maximize the economic benefits of our intellectual property. We currently have two key areas of operation:

•         development and delivery of digital word-of-mouth technology solutions; and

•         maximization of the economic benefits of our intellectual property.

We have developed a proprietary platform that enables brands to leverage customer and employee relationships to increase brand loyalty and drive revenue. We believe that our strong intellectual property and our extensive experience in product advertising, awareness and branding will enable us to continue to develop new products and services.

We intend to expand our intellectual property portfolio through both internal development and acquisition. We intend to monetize our intellectual property through licensing, strategic partnerships, and services.

RECENT DEVELOPMENTS

General

                On May 6, 2013, we entered into a securities purchase agreement with an accredited investor pursuant to which we issued and sold a 10% Convertible Debenture in the principal amount of $2,400,000 and 1,200,000 shares of our common stock in consideration of gross proceeds to us of $2,400,000. The 10% Debenture bears interest at a rate of 10% per annum, is due two years from the issuance date and is convertible into shares of our common stock at a conversion price of $0.25 per share. On September 13, 2013, we entered into a series of agreements with the holder of our outstanding 10% Convertible Debenture and certain of our outstanding warrants. Pursuant to such agreements, we agreed to provide for a temporary reduction in the conversion price of the 10% Convertible Debenture from $0.25 to $0.13 per share through December 31, 2013 and the holder agreed to the elimination of certain restrictive covenants in the 10% Convertible Debenture. In addition, we agreed to amend the terms of certain of our outstanding warrants in order to induce the holder to exercise such warrants as well as to eliminate the cashless exercise feature and certain anti-dilution protections contained in such warrants. In exchange, we agreed to provide for a temporary reduction in the exercise price of such warrants from $0.10 to $0.05 through the later of December 31, 2013 or 45 days after a registration statement covering the underlying shares is declared effective by the Securities and Exchange Commission.

On September 12, 2013, we entered into an Asset Purchase Agreement with Picture Assassin, LLC, pursuant to which we acquired certain assets relating to Picture Assassin’s proprietary mobile gamification technology in consideration for 1,000,000 shares of our common stock.

On October 7, 2013, we entered into a securities purchase agreement with an accredited investor pursuant to which we issued and sold 7,700,000 shares of our common stock at a purchase price of $0.13 per share in consideration of gross proceeds of $1,001,000. On October 15, 2013, we entered into a securities purchase agreement with an accredited investor pursuant to which we issued and sold 3,846,154 shares of our common stock at a purchase price of $0.13 per share in consideration of gross proceeds of $500,000.

Litigation

We initiated litigation in the United States District Court, Eastern District of Texas, against Groupon, Inc., Living Social, Inc., YELP, Inc., IZEA, Inc., MyLikes Inc., and Foursquare Labs, Inc. for patent infringement of two of our patents (U.S. Patent Nos. 7,664,516 and 8,155,679), which cover peer-to-peer advertising.  We subsequently amended our complaints to add claims of infringement on our three other patents (U.S. Patent Nos. 8,438,055, 8,452,646, and 8,457,670.  A summary of each of the cases is set forth below. With the payment of all maintenance fees, all of our patents will expire on December 27, 2024.

On July 31, 2012, we filed a patent infringement complaint against Groupon, Inc. (Case No. 6:2012-cv-00486) alleging infringement of two of our patents, 7,664,516 and 8,155,679, focused on our peer-to-peer marketing technology. The complaint was filed in the U.S. District Court in the Eastern District of Texas, Tyler Division.  On April 26, 2013, the Court issued a Scheduling Order setting the Markman hearing for November 7, 2013 and trial for July 9, 2014.  On June 13, 2013, we moved to amend our complaint and add claims for infringement by Groupon of three additional patents, U.S Patent 8,438,055, U.S. Patent No. 8,452,646 and U.S. Patent 8,457,670.  On July 19, 2013, the Court granted our motion.  In addition, the Court extended the Markman hearing date to February 5, 2014 and the trial scheduling date to October 6, 2014 as a result of the three additional patents being added to the case.  The case is presently in the early stages of discovery.

On August 24, 2012, we filed a patent infringement complaint against Living Social, Inc. (Case No. 2:2012-cv-00518) alleging infringement of two of our patents, U.S Patent 7,664,516 and U.S Patent 8,155,679. The complaint was filed in the U.S. District Court in the Eastern District of Texas, Marshall Division. In March 2013, the Court issued a Scheduling Order setting the Markman hearing date for August 27, 2013 and trial for August 7, 2014. On June 14, 2013, we amended our complaint and added claims for infringement by LivingSocial of three additional patents, U.S Patent No. 8,438,055, U.S. Patent No. 8,452,646 and U.S. Patent 8,457,670. Living Social had until August 19, 2013 to file an amended answer, affirmative defenses and any counterclaims related to the amended complaint. We provided our preliminary infringement contentions for all five asserted patents on June 25, 2013. The parties were to file proposals for a case schedule on or before August 29, 2013. As a result of the addition of the additional patents to the case, the Markman hearing was extended until February 11, 2014 as to all patents. A pretrial conference was set for September 25, 2014 with jury selection to follow on October 6, 2014. On August 16, 2013, we dismissed our patent infringement action against Living Social pursuant to the terms of an otherwise confidential settlement and license agreement.

On October 17, 2012, we filed patent infringement complaints against YELP, Inc. (Case No. 6:2012-cv-00788) and IZEA, Inc. (Case No. 6:2012-cv-00786) The suits allege infringement of two of our patents, 7,664,516 and 8,155,679. The complaints were filed in the U.S. District Court in the Eastern District of Texas, Tyler Division.  On April 26, 2013, the Court issued a Scheduling Order setting the Markman hearing for November 7, 2013 and trial for July 9, 2014.  On June 13, 2013, we moved to amend our complaint and add claims for infringement by Yelp and IZEA of three additional patents, U.S Patent 8,438,055, U.S. Patent No. 8,452,646 and U.S. Patent 8,457,670.  On July 19,  2013, the Court granted our motion.  In addition, the Court extended the Markman hearing date to February 5, 2014 and the trial scheduling date to October 6, 2014 due to the addition of the three new patents to the case.  The cases are presently in the early stages of discovery.

On November 6, 2012, we filed patent infringement complaints against MyLikes (Case No. 6:2012-cv-00838) and Foursquare (Case No. 6:2012-cv-00837). The suits allege infringement of two of our patents, 7,664,516 and 8,155,679. The complaints were filed in the U.S. District Court in the Eastern District of Texas, Tyler Division. On April 26, 2013, the Court issued a Scheduling Order setting the Markman hearing for November 7, 2013 and trial for July 9, 2014. On June 13, 2013, we moved to amend our complaint and add claims for infringement by MyLikes and Foursquare of three additional patents, U.S Patent 8,438,055, U.S. Patent No. 8,452,646 and U.S. Patent 8,457,670. On July 19, 2013, the Court granted our motion. In addition, the Court extended the Markman hearing date to February 5, 2014 and the trial scheduling date to October 6, 2014 due to the addition of the three new patents to the case. In an ancillary action, Foursquare filed a declaratory judgment action against us in the Southern District of New York that alleged that U.S Patent 8,438,055, U.S. Patent No. 8,452,646 and U.S. Patent 8,457,670 were not infringed and were invalid. That case was transferred to the Eastern District of Texas on August 2, 2013. On July 23, 2013, we entered into a settlement agreement and license agreement with MyLikes to resolve the case. MyLikes agreed to pay us the equivalent of a 3.5% royalty for the use of our patents. The case against MyLikes was subsequently dismissed on July 31, 2013. The case against Foursquare is presently in the early stages of discovery.

                The court dockets for each case, including the parties’ briefs are publicly available on the Public Access to Court Electronic Records website, or PACER, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

Corporate History

We were incorporated as a Nevada corporation on March 2, 2007 under the name JJ&R Ventures, Inc. for the purpose of developing and marketing an educational book series, consisting of books, presentations and flash cards focusing on healthy nutrition for children. On or about July 2011, we were presented with a business opportunity by the management of a privately held Texas company named Blue Calypso Holdings, Inc. that we determined to be more desirable than our business plan at that time. As a result, we suspended our efforts in relation to our original business plan and entered into negotiations with Blue Calypso Holdings, Inc. to consummate a reverse merger transaction.

Prior to September 1, 2011, we were a public shell company without material assets or liabilities. On September 1, 2011, Blue Calypso Holdings, Inc. completed a reverse merger with us, pursuant to which Blue Calypso Holdings, Inc. became our wholly-owned subsidiary and we succeeded to the business of Blue Calypso Holdings, Inc. as our sole line of business and the former security holders of Blue Calypso Holdings, Inc. became our controlling stockholders. For financial reporting purposes, Blue Calypso Holdings, Inc. is considered the accounting acquirer in the reverse merger and the former public shell company is considered the acquired company. We refer to this merger transaction as the “reverse merger.”

Immediately following the closing of the reverse merger, we transferred all of our pre-merger assets and liabilities to JJ&R Ventures Holdings, Inc., a wholly-owned subsidiary, and transferred all of the outstanding stock of JJ&R Ventures Holdings, Inc. to Deborah Flores, our then majority stockholder and our former president, secretary, treasurer and sole director, in exchange for the cancellation of 51,000,000 shares of our common stock then owned by Ms. Flores.

On October 17, 2011, we merged with and into Blue Calypso, Inc., a Delaware corporation and our wholly-owned subsidiary, for the sole purpose of changing our state of incorporation from Nevada to Delaware. We refer to this merger transaction as the “reincorporation merger.”

Our principal executive offices are located at 19111 North Dallas Parkway, Suite 200, Dallas Texas 75287. Our telephone number is (972) 695-4776. Our website address is http://www.bluecalypso.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

THE OFFERING

Common Stock Offered By The Selling Stockholders:	51,429,518 shares

Common Stock Outstanding Prior To Offering:	167,398,832 shares

Common Stock Outstanding After The Offering:	187,889,996 shares (1)

Offering Price:	All or part of the shares of common stock offered hereby may be sold from time to time in amounts and on terms to be determined by the selling stockholders at the time of sale.

Use of Proceeds:

We will not receive any proceeds from the sale of the common stock offered by the selling stockholders. However, we will generate proceeds in the event of a cash exercise of the warrants by the selling stockholders. We intend to use those proceeds, if any, for general corporate purposes.

Dividend Policy:	We have not in the past and do not anticipate declaring or paying any cash dividends on our common stock following this offering.

Risk Factors:

Investing in the Shares involves a high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 4 of this prospectus before deciding whether or not to invest in shares of our common stock.

Trading Symbol:	The Company’s common stock currently trades on the OTC Bulletin Board and on the OTCQB under the symbol “BCYP.”

(1) The number of shares of common stock outstanding after the offering is based upon 167,398,832 shares outstanding as of November 18, 2013 including 13,406,667 shares issued pursuant to restricted stock awards.

The number of shares of common stock outstanding after this offering excludes:

•         14,839,073 shares of common stock issuable to certain key employees, key contractors and non-employee directors upon the exercise of currently outstanding options;

•         29,537,675 shares of common stock available for future issuance to certain key employees, key contractors and non-employee directors under the Blue Calypso, Inc. 2011 Long-Term Incentive Plan;

•         11,045,655 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock;

•         19,392,200 shares of common stock issuable upon conversion of our currently outstanding 10% convertible debenture in the principal amount of $2,400,000 which are currently convertible at $0.13 per share, including 930,664 shares issuable in lieu of accrued interest on such debentures;

•         3,000,000 shares of common stock issuable upon conversion or our currently outstanding 10% convertible debentures in the principal amount of $600,000 which are convertible at $0.20 per share; and

•         12,004,589 shares of common stock issuable upon exercise of currently outstanding warrants.

Unless otherwise specifically stated, all information in this prospectus assumes:  (i) no exercise of outstanding stock options or warrants to purchase shares of our common stock, and (ii) no conversion of outstanding preferred stock or convertible debentures into shares of our common stock.

RISK FACTORS

An investment in the Shares involves significant risks, including the risks described below. You should consult with your own financial and legal advisers and carefully consider, among other matters, the risks set forth below as well as the risks described in our Annual Report on Form 10-K for the year ended December 31, 2012. You should carefully consider the risks described in that report and the other information in this prospectus before you make a decision to invest in the Shares. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Relating to our Business

Our limited operating history makes it difficult to evaluate our current business and future prospects.

We are a development stage company and we have generated very limited revenue to date. To date, our business focuses on the development of our patented proprietary technology platform, through which we offer various social media advertising and loyalty campaigns, and the assertion of our patents. Therefore, we not only have a very limited operating history, but also a limited track record of executing our business model which includes, among other things, creating, prosecuting, licensing, litigating or otherwise monetizing our patent assets. Our limited operating history and limited revenues generated to date make it difficult to evaluate our current business model and future prospects.

                In light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development with no operating history, there is a significant risk that we will not be able to:

•         implement or execute our current business plan, or demonstrate that our business plan is sound; and/or

•         raise sufficient funds in the capital markets to effectuate our long-term business plan.

If we are unable to execute any one of the foregoing or similar matters relating to our operations, our business may fail.

Our independent registered public accounting firm's report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

As of September 30, 2013, our accumulated deficit was $20,856,419. Primarily as a result of our recurring losses from operations, negative cash flows and our accumulated deficit, our independent registered public accounting firm has included in its report for the year ended December 31, 2012 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is contingent upon, among other factors, the sale of the shares of our common stock in this offering or obtaining alternate financing. If we are not able to complete this offering or obtain alternate financing, we may be forced to limit or cease our operations.

The markets that we are targeting for revenue opportunities may change before we can access them.

The markets for traditional Internet and mobile web products and services that we target for revenue opportunities change rapidly and are being pursued by many other companies. Further, the barriers to entry are relatively low. Therefore, we cannot provide assurance that we will be able to realize our targeted revenue opportunities before they change or before other companies dominate the market. With the introduction of new technologies and the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales, limit client attrition and maintain our prices.

We operate within a highly competitive and complex market, which could have an adverse effect on our business.

Product advertising, marketing, awareness and branding through social media sites is an extremely competitive and fragmented industry. The industry can be significantly affected by many factors, including changes in local, regional, and national economic conditions, changes in consumer preferences, brand name recognition, marketing and the development of new and competing products or new social media companies. We expect that existing businesses that compete with us and have greater financial resources will be able to undertake more extensive marketing campaigns and more aggressive advertising strategies than us, thereby generating more attention to their companies. These competitive pressures could have a material adverse effect on our business, prospects, financial condition, and results of operations.

We commenced legal proceedings against leading daily deal, social promotion and check-in applications and we expect such proceedings to be time-consuming, which may adversely affect our ability to operate our business.

                We commenced legal proceedings against certain daily deal, social promotion and check-in applications (including Groupon, LivingSocial, Yelp, IZEA, MyLikes, and Foursquare), pursuant to which we alleged that such companies infringe on our patents. Certain of these defendants have substantially more resources than we do, which could make our litigation efforts more difficult.

                We anticipate that certain of these legal proceedings may continue for several years and will require significant attention from our senior management. Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. Once initiated, we may be forced to litigate against others to enforce or defend our intellectual property rights or to determine the validity and scope of other parties’ proprietary rights. The defendants or other third parties involved in the lawsuits in which we are involved may allege defenses and/or file counterclaims in an effort to avoid or limit liability and damages for patent infringement. If such defenses or counterclaims are successful, they may preclude our ability to derive licensing revenue from the patents. A negative outcome of any such litigation, or one or more claims contained within any such litigation, could materially and adversely impact our business. Our failure to monetize our patent assets could significantly harm our business and financial position.

While we believe that the patents we own are being infringed by certain leading daily deal, social promotion and check-in applications, there is a risk that a court will find the patents invalid, not infringed or unenforceable and/or that the U.S. Patent Office (USPTO) will either invalidate the patents or materially narrow the scope of their claims during the course of a re-examination. In addition, even with a positive trial court verdict, the patents may be invalidated, found not infringed or rendered unenforceable on appeal. This risk may occur either presently or from time to time in connection with future litigations we may bring. If this were to occur, it could have a material adverse effect on the viability of our company and our operations.

We believe that there are companies that have, and continue to, infringe our patents, but actually obtaining and collecting a judgment against such companies may be difficult or impossible. Patent litigation is inherently risky and the outcome is uncertain. Some of the parties we believe infringe on our patents are large and well-financed companies with substantially greater resources than ours. We believe that these parties would devote a substantial amount of resources in an attempt to avoid or limit a finding that they are liable for infringing our patents or, in the event liability is found, to avoid or limit the amount of associated damages. In addition, there is a risk that these parties may file re-examinations or other proceedings with the USPTO or other government agencies in an attempt to invalidate, narrow the scope or render unenforceable the patents we own.

Moreover, in connection with any of our present or future patent enforcement actions, it is possible that a defendant may request and/or a court may rule that we violated statutory authority, regulatory authority, federal rules, local court rules, or governing standards relating to the substantive or procedural aspects of such enforcement actions. In such event, a court may issue monetary sanctions against us or our operating subsidiaries or award attorneys’ fees and/or expenses to one or more defendants, which could be material, and if we or our subsidiaries are required to pay such monetary sanctions, attorneys’ fees and/or expenses, such payment could materially harm our operating results and financial position.

In addition, it is difficult in general to predict the outcome of patent enforcement litigation at the trial or appellate level. There is a higher rate of appeals in patent enforcement litigation than standard business litigation. The defendants in any patent action we bring in the United States may file an appeal to the Court of Appeals to the Federal Circuit and possibly in the United States Supreme Court. Such appeals are expensive and time-consuming, and the outcomes of such appeals are sometimes unpredictable, resulting in increased costs and reduced or delayed revenue.

Finally, we believe that the more prevalent patent enforcement actions become, the more difficult it will be for us to license our patents without engaging in litigation. As a result, we may need to increase the number of our patent enforcement actions to cause infringing companies to license the patent or pay damages for lost royalties. This will adversely affect our operating results due to the high costs of litigation and the uncertainty of the results.

Trial judges and juries often find it difficult to understand complex patent enforcement litigation, and as a result, we may need to appeal adverse decisions by lower courts in order to successfully enforce our patents.

It is difficult to predict the outcome of patent enforcement litigation at the trial level. It is often difficult for juries and trial judges to understand complex, patented technologies, and as a result, there is a higher rate of successful appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time consuming, resulting in increased costs and delayed revenue. Although we will diligently pursue enforcement litigation, we cannot predict with significant reliability the decisions made by juries and trial courts.

Federal courts are becoming more crowded, and as a result, patent enforcement litigation is taking longer.

Federal trial courts that hear our patent enforcement actions also hear criminal cases. Criminal cases always take priority over patent enforcement actions. As a result, it is difficult to predict the length of time it will take to complete an enforcement action. Moreover, we believe there is a trend in increasing numbers of civil lawsuits and criminal proceedings before federal judges, and as a result, we believe that the risk of delays in our patent enforcement actions will have a greater effect on our business in the future unless this trend changes.

As patent enforcement litigation becomes more prevalent, it may become more difficult for us to voluntarily license our patents.

We believe that the more prevalent patent enforcement actions become, the more difficult it will be for us to voluntarily license our patents. As a result, we may need to increase the number of our patent enforcement actions to cause infringing companies to license the patent or pay damages for lost royalties. This may increase the risks associated with an investment in our company.

If a court finds that any of our patents are invalid or narrows their scope over the course of a re-examination or we are otherwise unable to protect our proprietary rights, our ability to competitively conduct our business will be adversely effected.

We rely on our proprietary rights to deliver our platform. To protect our proprietary rights, we rely on a combination of patent and trade secret laws, confidentiality agreements, and protective contractual provisions. Despite these efforts, our patents and intellectual property relating to our business may not provide us with adequate protection of our platform or any competitive advantages.

Our five issued patents may be subject to challenge and possibly invalidated by third parties. Changes in either the patent laws or in the interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property.

We own five pending patent applications in the United States. We cannot assure that these patent applications will be issued, in whole or in part, as patents. Patent applications in the United States are maintained in secrecy until the patents are published or issued. Since publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries by several months, we cannot be certain that we are the first creator of the inventions covered by pending patent applications.

The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. Accordingly, we cannot be certain that the patent applications that we file will actually afford protection against competitors with similar technology. Others may independently develop similar or alternative products and technologies that may be outside the scope of our intellectual property. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain blocking patents that we need to license or design around, either of which would increase costs and may adversely affect our operations.

Further, effective protection of intellectual property rights may be unavailable or limited in some foreign countries. Our inability to adequately protect our proprietary rights would have an adverse impact on our ability to competitively market our platform on a world-wide basis.

We also rely on trade secrets law to protect our technology. Trade secrets, however, are difficult to protect. While we believe that we use reasonable efforts to protect our trade secrets, our or our strategic partners’ employees, consultants, contractors or advisors may unintentionally or willfully disclose our information to competitors. We seek to protect this information, in part, through the use of non-disclosure and confidentiality agreements with employees, consultants, advisors, and others. However, these agreements may be breached and we may not have adequate remedies for a breach. In addition, we cannot ensure that those agreements will provide adequate protection for our trade secrets, know-how or other proprietary information or prevent their unauthorized use or disclosure.

If our trade secrets become known to competitors with greater experience and financial resources, the competitors may copy or use our trade secrets and other proprietary information in the advancement of their products, methods or technologies. If we were to prosecute a claim that a third party had illegally obtained and was using our trade secrets, it could be expensive and time consuming and the outcome could be unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets than courts in the United States. Moreover, if our competitors independently develop equivalent knowledge, we would lack any contractual claim to this information, and our business could be harmed.

To the extent that consultants and key employees apply technological information independently developed by them or by others to our potential products, disputes may arise as to the proprietary rights of the information, which may not be resolved in our favor. Consultants and key employees that work with our confidential and proprietary technologies are required to assign all intellectual property rights in their discoveries to us. However, these consultants and key employees may terminate their relationship with us, and we cannot preclude them indefinitely from dealing with our competitors.

We may seek to internally develop additional new inventions and intellectual property, which would take time and would be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions could lead to the loss of our investments in such activities.

Members of our management team have significant experience as inventors. As such, part of our business may include the internal development of new inventions or intellectual property that we will seek to monetize. However, this aspect of our business would likely require significant capital and would be time consuming. Such activities could also distract our management team from its present business initiatives, which could have a material and adverse effect on our business. There is also the risk that our initiatives in this regard would not yield any viable new inventions or technology, which would lead to a loss of our investments in time and resources in such activities.

In addition, even if we are able to internally develop new inventions, in order for those inventions to be viable and to compete effectively, we would need to develop and maintain a proprietary position with respect to such inventions and intellectual property. However, there are significant risks associated with any such intellectual property we may develop principally including the following:

•         patent applications we file may not result in issued patents or may take longer than we expect to result in issued patents;

•         we may be subject to interference proceedings;

•         we may be subject to opposition proceedings in the U.S. or foreign countries;

•         any patents that are issued to us may not provide meaningful protection;

•         we may not be able to develop additional proprietary technologies that are patentable;

•         other companies may challenge patents issued to us;

•         other companies may have independently developed and/or patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate our technologies;

•         other companies may design around technologies we have developed; and

•         enforcement of our patents would be complex, uncertain and very expensive.

We cannot be certain that patents will be issued as a result of any future applications, or that any of our patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that we will be the first to make our additional new inventions or to file patent applications covering those inventions. It is also possible that others may have or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we may license or otherwise monetize, our rights will depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so. Our failure to obtain or maintain intellectual property rights for our inventions would lead to the loss of our investments in such activities, which would have a material and adverse effect on our company.

Moreover, patent application delays could cause delays in recognizing revenue from our internally generated patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

We could become involved in intellectual property disputes that create a drain on our resources and could ultimately impair our assets.

We do not knowingly infringe on any patents, copyrights or other intellectual property rights owned by other parties; however, in the event of an infringement claim, we may be required to spend a significant amount of money to defend a claim, develop a non-infringing alternative or to obtain licenses. We may not be successful in developing such an alternative or obtaining licenses on reasonable terms, if at all. Any litigation, even if without merit, could result in substantial costs and diversion of our resources and could materially and adversely affect our business and operating results.

Third-party intellectual property rights in our field are complicated and continuously evolving. We have not performed searches for third-party intellectual property rights that may raise freedom-to-operate issues, and we have not obtained legal opinions regarding commercialization of our potential products. As such, there may be existing patents that may affect our ability to commercialize our potential products.

In addition, because patent applications are published up to 18 months after their filing, and because applications can take several years to issue, there may be currently pending third-party patent applications that are unknown to us, which may later result in issued patents that result in challenges to our use of intellectual property.

If a third party claims that we infringe on its patents or other proprietary rights, we could face a number of issues that could seriously harm our competitive position, including:

•         infringement claims, with or without merit, which can be costly and time consuming to litigate, delay any regulatory approval process and divert management’s attention from our core business strategy;

•          substantial damages for past infringement, which we may have to pay if a court determines that our products or technologies infringe upon a competitor’s patent or other proprietary rights; and

•         a court order prohibiting us from commercializing our potential products or technologies unless the holder licenses the patent or other proprietary rights to us, which such holder is not required to do.

Future competitive technology for advertising, branding and awareness campaigns in the mobile device market may render our technology obsolete.

Newer technology may render our technology obsolete which would have a material adverse effect on our business and results of operations. In addition, in order to adapt to new technology, we may be required to collaborate with third parties to develop and deploy our services, and we may not be able to do so on a timely and cost-effective basis, if at all.

New legislation, regulations or court rulings related to enforcing patents could harm our business and operating results.

If Congress, the USPTO or courts implement new legislation, regulations or rulings that impact the patent enforcement process or the rights of patent holders, these changes could negatively affect our business model. For example, limitations on the ability to bring patent enforcement claims, limitations on potential liability for patent infringement, lower evidentiary standards for invalidating patents, increases in the cost to resolve patent disputes and other similar developments could negatively affect our ability to assert our patent or other intellectual property rights.

On June 4, 2013, the Obama administration issued a fact sheet detailing a set of legislative recommendations and executive actions aimed at addressing abusive patent infringement lawsuits brought by patent assertion entities (entities that use patents primarily to obtain license fees rather than to support the development or transfer of technology). The White House announced that its actions are intended to protect innovators from frivolous patent litigation, ensure high-quality patents, and improve incentives for future innovation in high tech patents. The Obama administration recommended that Congress pursue several legislative measures which would:

•         Require patentees and applicants to disclose the real Party-in-Interest in USPTO proceedings and in patent lawsuits.

•         Give courts more discretion to award fees to the winning parties in patent cases.

•         Expand the USPTO’s program that allows the review and (possible invalidation) of business method patents.

•         Protect off-the-shelf use of technology by end-user consumers and businesses by providing them with better legal protection against liability. This measure includes halting judicial proceedings against such end-users when an infringement suit has also been brought against a vendor, retailer, or manufacturer of the technology being used.

•         Change the International Trade Commission's, or ITC, standard for awarding injunctions so that the ITC has more discretion in awarding injunctions to patentees. This would reflect recent changes in the law used by District Courts.

•         Incentivize public filing of demand/threat letters to make them accessible and searchable to the public in order to help curb abusive suits.

•         Ensure that the ITC has adequate flexibility in hiring judges.

The Obama administration also announced five executive actions that would help bring greater transparency to the patent system. These actions would:

•        Identify the real party interest in USPTO proceedings. The USPTO will begin a rulemaking process to require patent applicants and owners to regularly update ownership information when they are involved in proceedings before the USPTO. The rules would require designating the ultimate parent entity in control of the patent or application.

•        Provide additional training to patent examiners in the USPTO to scrutinize functional claiming, which the Obama administration believes will help clarify the scope of patents.

•        Require the USPTO to provide education and outreach materials to end-users of technology about how to deal with demands from patent trolls.

•        Institute new, high-profile events by the USPTO, the U.S. Department of Justice, or DOJ, and the Federal Trade Commission, or FTC, to develop new ideas and consensus around updates to patent policies and laws.

•        Review and improve existing procedures that the Customs and Border Protection and the ITC use to evaluate the scope of ITC exclusion orders that prevent infringing goods from being brought into the U.S.

In addition to these actions, Congress is also currently considering other legislation on patent reform. This legislation includes the bipartisan reintroduction of the SHIELD Act (Saving High-Tech Innovators from Egregious Legal Disputes Act of 2013), that would force non-practicing entities to pay for instituting patent lawsuits that are unsuccessful. The Patent Abuse Reduction Act is another recently introduced patent reform bill with similar provisions. As of the date of this prospectus, neither the SHIELD Act nor the Patent Abuse Reduction Act has been passed out of committee for consideration by the full House of Representatives or Senate.

Recently, United States patent laws were amended with the enactment of the Leahy-Smith America Invents Act, or the America Invents Act, which took effect on March 16, 2013. The America Invents Act includes a number of significant changes to U.S. patent law. In general, the legislation attempts to address issues surrounding the enforceability of patents and the increase in patent litigation by, among other things, establishing new procedures for patent litigation. For example, the America Invents Act changes the way that parties may be joined in patent infringement actions, increasing the likelihood that such actions will need to be brought against individual parties allegedly infringing by their respective individual actions or activities. At this time, it is not clear what, if any, impact the America Invents Act will have on the operation of our enforcement business. However, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the enforcement of our patented technologies, which could have a material adverse effect on our business and financial condition.

Further, and in general, it is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become enacted as laws. Compliance with any new or existing laws or regulations could be difficult and expensive, affect the manner in which we conduct our business and negatively impact our business, prospects, financial condition and results of operations.

Our dependence on the continued growth in the use of the web and mobile smartphone networking could adversely affect our results of operations.

Our business depends on consumers continuing to increase their use of the mobile smartphone for social networking, to obtain product content, reward type offers as well as for conducting commercial transactions. The rapid growth and use of the smartphone as an information conduit is a relatively recent phenomenon. As a result, the acceptance and use of smartphones may not continue to develop at historical rates. Mobile web usage may be inhibited for a number of reasons, such as inadequate network infrastructure, security concerns, inconsistent quality of service and availability of cost-effective, high-speed service or smart mobile devices.

If mobile web usage grows, the mobile Internet infrastructure may not be able to support the demands placed on it by this growth or its performance and reliability may decline. In addition, websites and mobile networks have experienced interruptions in their service as a result of outages and other delays occurring throughout the Internet and mobile network infrastructure. If these outages and delays occur frequently in the future, web usage, as well as usage of our website, could grow more slowly or decline, which could adversely affect our results of operations.

Difficulty accommodating increases in the number of users of our services and Internet service problems outside of our control ultimately could result in the reduction of users.

Our website must accommodate a high volume of traffic and deliver frequently updated information. Our website may in the future experience slower response times or other problems for a variety of reasons. In addition, our website could experience disruptions or interruptions in service due to the failure or delay in the transmission or receipt of this information. In addition, our users depend on Internet service providers, online service providers and other website operators for access to our website. Each of them has experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems.

Given our early stage of development, we are still developing our regulatory compliance program and our failure to comply with existing and future regulatory requirements could adversely affect our business, results of operations and financial condition.

Aspects of the digital marketing and advertising industry and how our business operates are highly regulated. We are subject to a number of domestic and, to the extent our operations are conducted outside the U.S., foreign laws and regulations that affect companies conducting business on the Internet and through other electronic means, many of which are still evolving and could be interpreted in ways that could harm our business. In particular, we are subject to rules of the FTC, the Federal Communications Commission (FCC) and potentially other federal agencies and state laws related to our advertising content and methods, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM Act, which establishes certain requirements for commercial electronic mail messages and specifies penalties for the transmission of commercial electronic mail messages that follow a recipient’s opt-out request or are intended to deceive the recipient as to source or content, federal and state regulations covering the treatment of member data that we collect from endorsers.

U.S. and foreign regulations and laws potentially affecting our business are evolving frequently. We are, and will continue to update and improve our regulatory compliance features and functionality, and we will need to continue to identify and determine how to effectively comply with all the regulations to which we are subject now or in the future. If we are unable to identify all regulations to which our business is subject and implement effective means of compliance, we could be subject to enforcement actions, lawsuits and penalties, including but not limited to fines and other monetary liability or injunction that could prevent us from operating our business or certain aspects of our business. In addition, compliance with the regulations to which we are subject now or in the future may require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our services. Any such action could have a material adverse effect on our business, results of operations and financial condition.

Existing federal, state and foreign laws regulating email and text messaging marketing practices impose certain obligations on the senders of commercial emails and text messages, which could minimize the effectiveness of our on-demand software or increase our operating expenses to the extent financial penalties are triggered.

The CAN-SPAM Act, establishes certain requirements for commercial email messages and specifies penalties for the transmission of commercial email messages that are intended to deceive the recipient as to source or content. The CAN-SPAM Act, among other things, obligates the sender of commercial emails, and someone who initiates commercial emails, to provide recipients with the ability to opt out of receiving future emails from the sender. In addition, some states have passed laws regulating commercial email practices that are significantly more punitive and difficult to comply with than the CAN-SPAM Act, particularly Utah and Michigan, which have enacted do-not-email registries listing minors who do not wish to receive unsolicited commercial email that markets certain covered content, such as adult content or content regarding harmful products. Some portions of these state laws may not be preempted by the CAN-SPAM Act. We, our endorsers and our advertisers may all be subject to various provisions of the CAN-SPAM Act. If we are found to be subject to the CAN-SPAM Act, we may be required to change one or more aspects of the way we operate our business, including by eliminating the option for endorsers to send emails containing our advertisers’ messages or by not allowing endorsers to receive compensation directly or indirectly as a result of distributing emails containing our advertisers’ messages.

If we were found to be in violation of the CAN-SPAM Act, other federal laws, applicable state laws not preempted by the CAN-SPAM Act, or foreign laws regulating the distribution of commercial email, whether as a result of violations by our endorsers or any determination that we are directly subject to and in violation of these requirements, we could be required to pay penalties, which would adversely affect our financial performance and significantly harm our reputation and our business.

Security breaches and other disruptions could compromise our information and expose us to liability, which could cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information and that of our endorsers, and personally identifiable information of our endorsers and employees in our data center and on our network. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our network and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of information, disrupt our operations and the services we provide to customers, and damage our reputation, which could adversely affect our business, revenues and competitive position.

We could be subject to enforcement action or civil liability under federal and state law regarding privacy and the use and sharing of personal information.

Our business model includes the collection of certain personal information from our endorsers. Federal and state privacy laws regulate the circumstances under which we may use or share this information. We take steps to ensure our compliance with these laws, and we take steps to ensure compliance by those with whom we share personal information through non-disclosure agreements and contract provisions. Nonetheless, we may be subject to federal or state governmental enforcement action or civil litigation for improper use or sharing of personal identifying information. This risk could result in substantial costs to our business and materially and adversely affect our business and operating results. Further, if any party overcomes our physical, electronic, and procedural safeguards implemented to protect personal information, we may be subject to federal or state governmental enforcement action or civil litigation for inadequately protecting personal identifying information.

Our business method relies heavily on circulating endorsements, including through social media, which if conducted improperly, could subject our business to liability under Federal Trade Commission regulations.

The FTC adopted Guides Concerning the Use of Endorsements and Testimonials in Advertising, or Guides, on October 5, 2009. The Guides recommend that advertisers and publishers clearly disclose in third-party endorsements made online, such as in social media, if compensation was received in exchange for said endorsements. Because our business connects endorsers and advertisers, relies on endorsers sharing their brand endorsements within their digital social circles, and both we and endorsers may earn cash and other incentives, the Guides are relevant to our business.

We are currently taking several steps to ensure that our endorsers or other appropriate language indicate in social media posts that compensation or incentives are being provided to the endorsers. First, the media content provided to endorsers includes the phrase “paid” or “ad.” Our system generally provides for endorsers to post advertising content on social media in the exact form provided. An endorser would have to take steps to individually modify the content provided in order to delete the phrase “paid” or “ad.” Second, when registering as endorsers with us, endorsers are required to agree to abide by the terms and conditions regarding the use of our website and mobile platform. These terms and conditions specifically require compliance with the FTC Guides regarding paid endorsements, and contain other, general prohibitions against deceptive posts. The terms and conditions also allow us to terminate an endorser’s access to the system at any time for non-compliance with the terms and conditions, and it is our policy to terminate the accounts of endorsers for noncompliance with the Guides. Nonetheless, the FTC could potentially identify a violation of the Guides, which could subject us to a financial penalty or loss of endorsers or advertisers.

If we do not develop new and enhanced services and features, we may not be able to attract and retain a sufficient number of users.

We believe that our platform will be more attractive to advertisers if we develop a larger audience comprised of demographically favorable subscribers. Accordingly, we intend to introduce additional or enhanced services in the future in order to retain and attract new users. If we introduce a service that is not favorably received, the current users may not continue using our service as frequently. New users could also choose a competitive service over ours.

We may also experience difficulties that could delay or prevent us from introducing new services. Furthermore, these services may contain errors that are discovered after the services are introduced. We may need to significantly modify the design of these services on our website to correct these errors. Our business could be adversely affected if it experiences difficulties in introducing new services or if users do not accept these new services.

Risks Relating to Our Common Stock

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Ineffective internal controls could impact our business and operating results. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.

As of December 31, 2012, we had identified certain matters that constituted a material weakness in our internal controls over financial reporting that continued to exist as of September 30, 2013. Specifically, we have limited segregation of duties within our accounting and financial reporting functions. Segregation of duties within our company is limited due to the small number of employees that are assigned to positions that involve the processing of financial information.

On August 27, 2013, after consulting with our Audit Committee and with our newly appointed Independent Registered Public Accounting Firm, Marcum LLP, management changed its accounting for certain of our warrants and conversion features related to previously issued convertible notes and preferred stock which were recorded in periods prior to the engagement of Marcum LLP in order to comply with US GAAP. Such warrants and the embedded conversion options should have been reflected as liabilities on the consolidated balance sheets included in our previously filed Annual Report on Form 10-K for the year ended December 31, 2012 and the Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012, September 30, 2012 and March 31, 2013, rather than as a component of equity. In addition, we determined that we had not properly accreted compensation expense for certain restricted stock grants in 2012.

Since the determination regarding this deficiency, we have devoted significant effort and resources to remediation and improvement of our internal control over financial reporting. While we had processes in place to identify and apply developments in accounting standards, we enhanced these processes to better evaluate our research of the nuances of complex accounting standards and engaged a third party financial reporting and consulting firm to assist the Company in its financial reporting compliance. Our enhancements included retaining a third party consultant, who is a technical accounting professional, to assist us in the interpretation and application of new and complex accounting guidance. The firm has been engaged to assist in the analysis of complex financial instruments. Management will continue to review and make necessary changes to the overall design of our internal control environment.

In addition, prior to the engagement of an outside financial reporting consultant in August 2013, we lacked adequately trained accounting personnel with appropriate expertise in complex transactions under United States generally accepted accounting principles. While we believe that the addition of a consultant with such experience has assisted us in mitigating this weakness as of September 30, 2013, we need to perform a full evaluation of our disclosure controls and procedures before we deem the weakness to be fully remediated. Management is currently in the process of determining how to implement a more effective system to insure that information required to be disclosed in our periodic reports has been recorded, processed, summarized and reported accurately. Our management acknowledges the existence of this problem, and intends to develop procedures to address them to the extent possible given limitations in manpower resources. While management is working on a plan, no assurance can be made at this point that the implementation of such controls and procedures will be completed in a timely manner or that they will be adequate once implemented.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger” with a shell company. Although the shell company did not have recent or past operations or assets and we performed a due diligence review of the shell company, there can be no assurance that we will not be exposed to undisclosed liabilities resulting from the prior operations of the shell company. Securities analysts of major brokerage firms and securities institutions may also not provide coverage of us because there were no broker-dealers who sold our stock in a public offering that would be incentivized to follow or recommend the purchase of our common stock. The absence of such research coverage could limit investor interest in our common stock, resulting in decreased liquidity. No assurance can be given that established brokerage firms will, in the future, want to cover our securities or conduct any secondary offerings or other financings on our behalf.

The public trading market for our common stock is volatile and may result in higher spreads in stock prices, which may limit the ability of our investors to sell their Shares at a profit, if at all.

Our common stock trades in the over-the-counter market and is quoted on the Over-the-Counter Bulletin Board, or OTCBB, and in the Over-the-Counter Markets on the OTCQB. The over-the-counter market for securities has historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations may adversely affect the market price of our common stock and result in substantial losses to our investors. In addition, the spreads on stock traded through the over-the-counter market are generally unregulated and higher than on national stock exchanges, which means that the difference between the price at which shares could be purchased by investors in the over-the-counter market compared to the price at which they could be subsequently sold would be greater than on these exchanges. Significant spreads between the bid and asked prices of the stock could continue during any period in which a sufficient volume of trading is unavailable or if the stock is quoted by an insignificant number of market makers. Historically our trading volume has been insufficient to significantly reduce this spread and we have had a limited number of market makers sufficient to affect this spread. These higher spreads could adversely affect investors who purchase the shares at the higher price at which the shares are sold, but subsequently sell the shares at the lower bid prices quoted by the brokers. Unless the bid price for the stock exceeds the price paid for the shares by the investor, plus brokerage commissions or charges, the investor could lose money on the sale. For higher spreads such as those on over-the-counter stocks, this is likely a much greater percentage of the price of the stock than for exchange listed stocks. There is no assurance that at the time an investor in our common stock wishes to sell the shares, the bid price will have sufficiently increased to create a profit on the sale.

We do not know whether a market for our common stock will be sustained or what the market price of our common stock will be and as a result it may be difficult for you to sell your shares of our common stock.

            Although our common stock now trades on the OTCBB and OTCQB, an active trading market for our shares may not be sustained. It may be difficult for you to sell your shares without depressing the market price for the Shares or at all. As a result of these and other factors, you may not be able to sell your Shares at or above the offering price or at all. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration. If an active market for our common stock does not develop or is not sustained, it may be difficult to sell your common stock.

The market price for our common stock may fluctuate significantly, which could result in substantial losses by our investors.

                The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•         increase in the number of shareholders from this offering;

•         the outcomes of our current and potential future patent litigation;

•         our ability to monetize our patents;

•         changes in our industry;

•         announcements of technological innovations, new products or product enhancements by us or others;

•         announcements by us of significant strategic partnerships, out-licensing, in-licensing, joint ventures, acquisitions or capital commitments;

•         changes in earnings estimates or recommendations by security analysts, if our common stock is covered by analysts;

•         investors’ general perception of us;

•         future issuances of common stock;

•         the addition or departure of key personnel;

•         general market conditions, including the volatility of market prices for shares of technology companies, generally, and other factors, including factors unrelated to our operating performance; and

•         the other factors described in this “Risk Factors” section.

These factors and any corresponding price fluctuations may materially and adversely affect the markt price of our common stock and result in substantial losses by our investors.

Further, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations in the past. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility of our common stock might be worse if the trading volume of our common stock is low. In the past, following periods of market volatility, stockholders have often instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and attention of management from our business, even if we are successful. Future sales of our common stock could also reduce the market price of such stock.

Moreover, the liquidity of our common stock is limited, not only in terms of the number of shares that can be bought and sold at a given price, but by delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us, if any. These factors may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and ask prices for our common stock. In addition, without a large float, our common stock is less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In the absence of an active public trading market, an investor may be unable to liquidate its investment in our common stock. Trading of a relatively small volume of our common stock may have a greater impact on the trading price of our stock than would be the case if our public float were larger. We cannot predict the prices at which our common stock will trade in the future.

Some or all of the “restricted” shares of our common stock issued in connection with the closing of the reverse acquisition transaction in September 2011 or held by other of our stockholders may be offered from time to time in the open market pursuant to an effective registration statement or Rule 144 promulgated under Regulation D of the Securities Act, or Rule 144, and these sales may have a depressive effect on the market for our common stock.

Our common stock is a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including the shares covered by this prospectus, or upon the expiration of any statutory holding period under Rule 144, it could create a circumstance commonly referred to as an “overhang,” in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our stockholders may experience substantial dilution as a result of the conversion of outstanding convertible preferred stock, convertible debentures, convertible notes, or the exercise of options and warrants to purchase shares of our common stock.

As of November 18, 2013, we have granted options to purchase 14,839,073 shares of common stock and have reserved 29,537,675 shares of our common stock for issuance upon the exercise of options pursuant to our 2011 Long-Term Incentive Plan. In addition, as of November 18, 2013, we have reserved for issuance 11,045,655 shares of our common stock for issuance upon conversion or outstanding convertible preferred stock and 32,495,753 shares of our common stock for issuance upon exercise of outstanding warrants. As of November 18, 2013, we have also reserved 22,392,202 shares of our common stock for issuance upon conversion of outstanding convertible debentures, including 930,664 shares issuable in lieu of accrued interest on such debentures.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of our other stockholders.

Our directors and executive officers own or control a significant percentage of our common stock. Additionally, the holdings of our directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional shares of our common stock. As of November 18, 2013, our officers and directors beneficially own approximately 30% of the outstanding shares of our common stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

• to elect or defeat the election of our directors;

• to amend or prevent amendment of our certificate of incorporation or bylaws;

• to effect or prevent a merger, sale of assets or other corporate transaction; and

• to control the outcome of any other matter submitted to our stockholders for vote.

In addition, such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares.

A total of 20,491,164 shares of common stock offered by this prospectus are issuable upon the exercise of common stock purchase warrants. If a selling stockholder exercises all or any portion of its warrants, we will receive the aggregate exercise price paid by such selling stockholder. The maximum amount of proceeds we would receive upon the exercise of all the warrants on a cash basis would be $1,024,558. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock was originally approved for quotation on the OTC Bulletin Board on July 13, 2010 and since August 8, 2011, our common stock has been quoted under the trading symbol BCYP.OB. Prior to September 14, 2011, our common stock did not trade regularly. The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Fiscal Year 2011	High	Low
Third Quarter (commencing September 14, 2011)	$3.00	3.00
Fourth Quarter	$1.10	1.01

	High	Low
Fiscal Year 2012
First Quarter	$1.05	$1.01
Second Quarter	$0.92	$0.40
Third Quarter	$0.98	$0.65
Fourth Quarter	$0.87	$0.30

Fiscal Year 2013	High	Low
First Quarter	$0.45	$0.10
Second Quarter	$0.37	$0.09
Third Quarter	$0.19	$0.11
Fourth Quarter (through November 18, 2013)	$0.24	$0.15

The last reported sales price of our common stock on the OTC Bulletin Board on November 18, 2013, was $0.16 per share. As of November 18, 2013, there were approximately 50 holders of record of our common stock.

DIVIDEND POLICY

In the past, we have not declared or paid cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock. Rather, we intend to retain future earnings, if any, to fund the operation and expansion of our business and for general corporate purposes.

Securities Authorized for Issuance UnderEquity Compensation Plans

On August 31, 2011, the board adopted, subject to stockholder approval, the Blue Calypso, Inc. 2011 Long-Term Incentive Plan, or the Plan.  Our stockholders approved the Plan on September 9, 2011.  The Plan is intended to enable us to remain competitive and innovative in our ability to attract, motivate, reward and retain the services of key employees, certain key contractors, and non-employee directors. The Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem, and which may be paid in cash or shares of common stock.  The Plan is expected to provide flexibility to our compensation methods in order to adapt the compensation of employees, contractors, and non-employee directors to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws. Subject to certain adjustments, the maximum number of shares of our common stock that may be delivered pursuant to awards under the Plan is 35,000,000 shares.

As of December 31, 2012, securities issued and securities available for future issuance under the Blue Calypso 2011 Long-Term Incentive Plan were as follows:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,329,992	$0.1135	30,670,008
Equity compensation plans not approved by security holders

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes thereto that are included in this prospectus. In addition to historical information, the following discussion and analysis includes forward-looking information that involves risks, uncertainties, and assumptions. Actual results and the timing of events could differ materially from those anticipated by these forward looking statements as a result of many factors, including those discussed under “Risk Factors.” See also “Special Note Regarding Forward-Looking Statements.”

Business Overview

We are engaged in the innovation, development and monetization of technology and intellectual property focused on digital word-of-mouth marketing and advertising. We have developed a patented platform which enables brands to leverage customer and employee relationships in order to to increase brand loyalty and drive revenue. Our intellectual property portfolio consists of five patents and four pending patent applications that cover methods and systems for communicating advertisements and electronic offers between communication devices, including mobile and desktop devices.

We have developed a proprietary technology platform that facilitates the delivery of advertising campaigns, content and promotions across social media channels using multiple device types. Our technology facilitates the connection of brands to consumers and matches them using attributes such as geo-location or demographic profile. Our platform tracks performance, monitors engagement and deploys robust analytics that deliver acute insight regarding the return on investment of our client’s promotions. Our technology is designed to help clients spread their marketing messages, acquire new customers, increase awareness and drive product sales. Campaigns facilitated through our platform can encourage consumers to learn more about our client’s products and watch promotional videos about particular products. Our platform can also assist in increasing “likes” on Facebook, followers on Twitter encouraging consumers to join our client’s email lists. All of this is accomplished by encouraging advocates of a company to interact and personalize messages to people that they think would like to hear about a particular brand or product. Our clients are able to thank advocates for sharing, including offering incentives, coupons and other perks to advocates who share. Our technology platform creates multiple opportunities for companies to interact with their most vocal brand advocates and reward them for their loyalty.

Recent Developments

General

On May 6, 2013, we entered into a securities purchase agreement with an accredited investor pursuant to which we issued and sold a 10% Convertible Debenture (the "May 2013 Debenture") in the principal amount of $2,400,000 and 1,200,000 shares of our common stock in consideration of gross proceeds of $2,400,000. The Debenture bears interest at a rate of 10% per annum, is due two years from the issuance date and is convertible into shares of our common stock at a conversion price of $0.25 per share. On September 13, 2013, we entered into a series of agreements with the holder of the May 2013 Debenture and certain of our outstanding warrants. Pursuant to such agreements, we agreed to provide for a temporary reduction in the conversion price of the May 2013 Debenture from $0.25 to $0.13 per share through December 31, 2013 and the holder agreed to the elimination of certain restrictive covenants in the May 2013 Debenture. In addition, we agreed to amend the terms of certain of our outstanding warrants in order to induce the holder to exercise such warrants as well as to eliminate the cashless exercise feature and certain anti-dilution protections contained in such warrants. In exchange, we agreed to provide for a temporary reduction in the exercise price of such warrants from $0.10 to $0.05 through the later of December 31, 2013 or 45 days after a registration statement covering the underlying shares is declared effective by the Securities and Exchange Commission.

On October 7, 2013, we entered into a securities purchase agreement with an accredited investor pursuant to which we issued and sold 7,700,000 shares of our common stock at a purchase price of $0.13 per share in consideration of gross proceeds of $1,001,000. On October 15, 2013, we entered into a securities purchase agreement with an accredited investor pursuant to which we issued and sold 3,846,154 shares of our common stock at a purchase price of $0.13 per share in consideration of gross proceeds of $500,000.

Litigation

We initiated litigation in the United States District Court, Eastern District of Texas, against Groupon, Inc., Living Social, Inc., YELP, Inc., IZEA, Inc., MyLikes Inc., and Foursquare Labs, Inc. for patent infringement of two of our patents (U.S. Patent Nos. 7,664,516 and 8,155,679), which cover peer-to-peer advertising. We subsequently amended our complaints to add claims of infringement on our three other patents (U.S. Patent Nos. 8,438,055, 8,452,646, and 8,457,670. A summary of each of the cases is set forth below. With the payment of all maintenance fees, all of our patents will expire on December 27, 2024.

On July 31, 2012, we filed a patent infringement complaint against Groupon, Inc. (Case No. 6:2012-cv-00486) alleging infringement of two of our patents, 7,664,516 and 8,155,679, focused on our peer-to-peer marketing technology. The complaint was filed in the U.S. District Court in the Eastern District of Texas, Tyler Division. On April 26, 2013, the Court issued a Scheduling Order setting the Markman hearing for November 7, 2013 and trial for July 9, 2014. On June 13, 2013, we moved to amend our complaint and add claims for infringement by Groupon of three additional patents, U.S Patent 8,438,055, U.S. Patent No. 8,452,646 and U.S. Patent 8,457,670. On July 19, 2013, the Court granted our motion. In addition, the Court extended the Markman hearing date to February 5, 2014 and the trial date to October 6, 2014 as a result of the three additional patents being added to the case. The case is presently in the early stages of discovery.

On August 24, 2012, we filed a patent infringement complaint against Living Social, Inc. (Case No. 2:2012-cv-00518) alleging infringement of two of our patents, U.S Patent 7,664,516 and U.S Patent 8,155,679. The complaint was filed in the U.S. District Court in the Eastern District of Texas, Marshall Division. In March 2013, the Court issued a Scheduling Order setting the Markman hearing date for August 27, 2013 and trial for August 7, 2014. On June 14, 2013, we amended our complaint and added claims for infringement by LivingSocial of three additional patents, U.S Patent No. 8,438,055, U.S. Patent No. 8,452,646 and U.S. Patent 8,457,670. Living Social had until August 19, 2013 to file an amended answer, affirmative defenses and any counterclaims related to the amended complaint. We provided our preliminary infringement contentions for all five asserted patents on June 25, 2013. The parties were to file proposals for a case schedule on or before August 29, 2013. As a result of the addition of the additional patents to the case, the Markman hearing was extended until February 11, 2014 as to all patents. On August 16, 2013, we dismissed our patent infringement action against Living Social pursuant to the terms of an otherwise confidential settlement and license agreement.

On October 17, 2012, we filed patent infringement complaints against YELP, Inc. (Case No. 6:2012-cv-00788) and IZEA, Inc. (Case No. 6:2012-cv-00786) The suits allege infringement of two of our patents, 7,664,516 and 8,155,679. The complaints were filed in the U.S. District Court in the Eastern District of Texas, Tyler Division. On April 26, 2013, the Court issued a Scheduling Order setting the Markman hearing for November 7, 2013 and trial for July 9, 2014. On June 13, 2013, we moved to amend our complaint and add claims for infringement by Yelp and IZEA of three additional patents, U.S Patent 8,438,055, U.S. Patent No. 8,452,646 and U.S. Patent 8,457,670. On July 19, 2013, the Court granted our motion. In addition, the Court extended the Markman hearing date to February 5, 2014 and the trial date to October 6, 2014 due to the addition of the three new patents to the case. The cases are presently in the early stages of discovery.

On November 6, 2012, we filed patent infringement complaints against MyLikes (Case No. 6:2012-cv-00838) and Foursquare (Case No. 6:2012-cv-00837). The suits allege infringement of two of our patents, 7,664,516 and 8,155,679. The complaints were filed in the U.S. District Court in the Eastern District of Texas, Tyler Division. On April 26, 2013, the Court issued a Scheduling Order setting the Markman hearing for November 7, 2013 and trial for July 9, 2014. On June 13, 2013, we moved to amend our complaint and add claims for infringement by MyLikes and Foursquare of three additional patents, U.S Patent 8,438,055, U.S. Patent No. 8,452,646 and U.S. Patent 8,457,670. On July 19, 2013, the Court granted our motion. In addition, the Court extended the Markman hearing date to February 5, 2014 and the trial date to October 6, 2014 due to the addition of the three new patents to the case. In an ancillary action, Foursquare filed a declaratory judgment action against us in the Southern District of New York that alleged that U.S Patent 8,438,055, U.S. Patent No. 8,452,646 and U.S. Patent 8,457,670 were not infringed and were invalid. That case was transferred to the Eastern District of Texas on August 2, 2013. On July 23, 2013, we entered into a settlement agreement and license agreement with MyLikes to resolve the case. MyLikes agreed to pay us the equivalent of a 3.5% royalty for the use of our patents. The case against MyLikes was subsequently dismissed on July 31, 2013. The case against Foursquare is presently in the early stages of discovery.

The court dockets for each case, including the parties’ briefs are publicly available on the Public Access to Court Electronic Records website, or PACER, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or “GAAP.” The preparation of these financial statements in accordance with GAAP requires us to make estimates, assumptions and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, assumptions and judgments, including those related to revenue recognition, bad debts, and income taxes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and our revenue recognition. Actual results may differ from these estimates under different assumptions or conditions and the impact of such differences may be material to our consolidated financial statements.

Critical accounting policies are those policies that, in management’s view, are most important in the portrayal of our financial condition and results of operations. The methods, estimates and judgments that we use in applying our accounting policies have a significant impact on the results that we report in our financial statements. These critical accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates regarding matters that are inherently uncertain. Those critical accounting policies and estimates that require the most significant judgment are discussed further below. We consider our most critical accounting policies and estimates to be: revenue recognition, use of estimates, intangible assets, fair value measurements, and stock based compensation.

Development Stage Company

We are a development stage company as defined by Accounting Standards Codification (“ASC”) 915, “Development Stage Entities” and are still devoting substantial efforts to establishing our business. Our principal operations have commenced but there has been no significant revenue thus far. All losses accumulated since inception have been considered part of our development stage activities.

Revenue Recognition

As described in Note 3 to the condensed consolidated financial statements contained herein, we recognize revenue in accordance with ASC 605 (Accounting Standards Codification)  “Revenue Recognition” when persuasive evidence of an arrangement exists, the fee is fixed or determinable, delivery of the product has occurred or services have been rendered and all obligations have been performed pursuant to the terms of the arrangement and collectability is reasonably assured. Revenue includes fees received from customers for advertising and marketing services provided by us and is recognized as earned when performances of agreed to products, activities and services have been delivered.

Licensing fees are the result of grants of licenses and settlements reached from legal enforcement of our patent rights. Revenue is recognized when the arrangement with the licensee has been signed and the license has been delivered and made effective, provided license fees are fixed or determinable and collectability is reasonably assured. Revenue from settlements reached on legal enforcement of our patent rights and the release of the licensee from certain legal claims, is recognized on receipt of the settlement amounts. We do not assume future performance obligations in its license arrangements.

Legal costs incurred in connection with intellectual property and patent enforcement litigation are recognized as cost of revenue. Other legal expenses incurred in the normal course of our business are expensed when incurred as selling, general and administrative expenses.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the recoverability and useful lives of long-lived assets, the fair value of our stock, stock-based compensation, fair values relating to warrant and other derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Intangible Assets

Software development costs are accounted for in accordance with ASC 350-40, “Intangibles — Goodwill and Other: Internal Use Software.” According to ASC 350-40, capitalization of costs related to a computer software project should begin when both of the following occur: (a) the preliminary project stage is complete; and (b) management, with relevant authority, implicitly or explicitly authorizes and commits to funding the project and it is probable that the project will be completed and the software will be used to perform the function intended. The costs capitalized include: fees paid to third parties for services provided to develop the software during the application development stage; payroll and payroll-related costs, such as costs of employee benefits for employees who are directly associated with and who devote time to the software project on activities that include coding and testing during the application development stage; and interest costs incurred while developing the software (in accordance with ASC 835-20). The costs are amortized using straight-line amortization over the estimated useful life of up to five years, once the software is ready for its intended use. The unamortized capitalized cost of the software is compared annually to the net realizable value. The amount by which the unamortized capitalized costs of the internal use software exceed the net realizable value of that asset is written off.

Fair Value Measurements

We have adopted ASC Topic 820, “Fair Value Measurements and Disclosures,” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability.

Stock-Based Compensation

We measure the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the condensed consolidated statements of operations, as if such amounts were paid in cash.

Comparison of Three Months Ended September 30, 2013 and 2012

Results of Operations

Net Loss. For the three months ended September 30, 2013, we had a net loss of $1,624,503, as compared to a net loss of $856,619 for the three months ended September 30, 2012. The increase in net loss resulted primarily from: increased stock based compensation in the current quarter aggregating $333,056 and increased professional fees of approximately $90,000 associated with the restatement of the financial statements and legal and investor relations fees. Additionally the Company incurred increased professional fees for investment banking, investment relations and legal fees of approximately $125,000. Finally, the Company had increased salary expense related to increased staffing costs, specifically the addition of a new COO and CTO totaling approximately $90,000.

Revenue. Revenue for the three months ended September 30, 2013 was $235,483, as compared to $9,547 in revenues for the same period in 2012. The current quarter reflects revenue from licensing settlements in addition to product sales. We are a development stage company and have had modest revenue to date.

Cost of Revenue. Our cost of revenue was $153,989 for the three months ended September 30, 2013, as compared to $8,717 for the same period in 2012. Cost of revenue for the three months ended September 30, 2012 was primarily comprised of payments to endorsers for promoting advertiser content. In the current quarter cost of revenue includes the costs of services including legal costs associated with licensing fees and settlements generate in the quarter totaling $128,542.

Sales and Marketing. For the three months ended September 30, 2013, sales and marketing expenses increased by $68,746 to $192,350 as compared to the same period in 2012. Sales and marketing expenses were lower in the later part of 2012 and into 2013 but have increased to early 2012 levels. Sales and marketing included the compensation and benefit expense of the five sales and marketing staff members as well as travel, entertainment and advertising expense directly attributable to the sales and marketing function.

General and Administrative. For the three months ended September 30, 2013, general and administrative expenses were $1,346,577 as compared to $811,283 for the three months ended September 30, 2012. This was primarily associated with stock compensation associated with certain vested stock incentives aggregating $333,056 during the three months ended September 30, 2013 and increased professional fees associated with the restatement of the financial statements and legal and investor relations fees.

Depreciation and Amortization. Depreciation and amortization expenses relate primarily to the amortization of capitalized software development. Depreciation and amortization expenses were $81,990 for the three months ended September 30, 2013 as compared to $57,170 for the three months ended September 30, 2012, representing an increase of $24,820 which was due primarily to increased investment in software development of our systems platform.

For the three months ended September 30, 2013, we incurred $60,133 of software development costs that were capitalized as they were associated with improvements to our commercial platform. In addition, we acquired software through the issuance of 1,000,000 of our common stock with a fair value of $150,000. This compares to $24,175 of capitalized software development costs for the quarter ended September 30, 2012, as we had reduced our development efforts for the period to conserve cash reserves. In the quarter ended September 30, 2012, our development activities were outsourced to Aztec Systems, Inc., a company that was majority owned by Mr. Levi, our chief technology officer and a member of our board of directors prior to its sale in the second quarter of 2012.

Change in fair value of derivative liabilities. We issued warrants and convertible debt that contain certain reset provisions in connection with financing and debt settlements. As such, we are required to record these reset provisions as a liability and mark them to market each reporting period. For the three months ended September 30, 2013, we recorded a gain of $66,492 in change in the fair value of these reset provisions versus a gain for the three months ended September 30, 2012 of $149,793.

Interest Expense. Interest expense was $151,672 for the three months ended September 30, 2013 as compared to $15,185 for the three months ended September 30, 2012. The primary increase in interest cost was related to 1) our non-cash amortization of our debt discounts associated to our convertible debentures in 2013 and 2) $75,000 of interest expense related to our aggregate $3.0 million in outstanding notes payable at 10%.

Comparison of Nine Months Ended September 30, 2013 and 2012

Results of Operations

Net Loss. For the nine months ended September 30, 2013, we had net loss of $3,248,438 as compared to a net loss of $3,622,184 in the nine months ended September 30, 2012. The largest components of net loss were a gain attributed to the fair value of our derivative liabilities of $7,626,121  offset by the loss on the settlement of debt and warrant modification of $5,459,582, and a one-time interest cost on the warrant term modification of $1,027,381 charged to current period interest. Also the Company had lower general and administrative expenses of $878,719 primarily related to lower stock incentive expenses in the current year.

Revenue. Revenue for the nine months ended September 30, 2013 was $250,483, as compared to $10,307 in revenues for the same period in 2012. Revenue was realized from sales of services and license fees during this period. We are a development stage company and have had modest revenue to date.

Cost of Revenue. Our cost of revenue was $160,815 for the nine months ended September 30, 2013, as compared to $154,233 for the same period in 2012. Cost of revenue for the nine months ended September 30, 2012 was primarily comprised of payments to endorsers for promoting advertiser content. The current period includes costs of revenue including legal fees associated with license /settlement and services revenue totaling $128,542. The prior year cost of revenue includes costs associated with an endorser fee model that we have not incurred such costs in the current year.

Sales and Marketing. For the nine months ended September 30, 2013, sales and marketing expenses decreased by $264,242 to $523,122 as compared to the same period in 2012. Sales and marketing expense includes the compensation and benefit expense of the five sales and marketing staff members as well as travel, entertainment and advertising expense directly attributable to the sales and marketing function. During the prior year, we incurred higher stock option expense of $233,237.

General and Administrative. For the nine months ended September 30, 2013, general and administrative expenses decreased by $878,719 to $3,185,185 as compared to the nine months ended September 30, 2012. The decrease was primarily related to a net decrease in stock incentive costs. The prior year included $1.7 million in stock option expense associated with the hiring of our new CEO at the time. In the current year we have incurred a $0.7 million increase in restricted stock expense in comparison to the prior year. This represents a decrease of $1.0 million. This is offset by increased professional fees associated with the recent restatement of our financial reports aggregating $90,000.

Depreciation and Amortization. Depreciation and amortization expenses relate primarily to the amortization of capitalized software development. Depreciation and amortization expenses were $218,646 for the nine months ended September 30, 2013 as compared to $168,474 for the nine months ended September 30, 2012, representing an increase of  $50,172 which was due primarily to an increase due to additional capitalized software during the period.

Change in fair value of derivative liabilities. We issued warrants and convertible notes that contain certain reset provisions in connection with financing and debt settlements. As such, we are required to record these reset provisions as a liability and mark them to market each reporting period. For the nine months ended September 30, 2013, we recorded a gain of $7,626,121 in change in the fair value of these reset provisions versus a gain for the nine months ended September 30, 2012 of $2,141,178.

Loss on settlement of debt – During the nine months ended September 30, 2013, we modified the terms of convertible debentures aggregating $2,915,000 and accrued interest of $30,948. In connection with the modification, the Company incurred a loss on settlement of debt of $5,459,582 during the nine months ended September 30, 2013.

 Interest Expense. Interest expense was $1,577,692 for the nine months ended September 30, 2013 as compared to $599,694 for the nine months ended September 30, 2012. The primary increase in interest cost was from a one-time interest cost on warrant term modification of $1,027,381 charged to current period interest. In addition, the increase in interest expense was also attributable to the issuance of a 10% Convertible Debenture in the principal amount of $2,400,000 on May 6, 2013, the issuance of 8% Senior Secured Convertible Debentures in the aggregate principal amount of $600,000 between April 19, 2012 and February 4, 2013, and the issuance of 10% Convertible Debentures in the aggregate principal amount of $600,000 between November 15, 2012 and March 27, 2013.

Cash Flows

Net cash used in operating activities during the nine months ended September 30, 2013 was $1,869,940 as compared to $1,368,170 for the nine months ended September 30, 2012. Cash used in operations for the nine months ended September 30, 2013 were comprised of: a net loss of $3,248,438 offset by non-cash changes in the fair value of our warrant liabilities of $(7,626,121); a one-time interest cost on warrant term modifications of $1,027,371; a loss on the modification of the convertible debentures of $5,459,582 and stock based compensation expense of $1,893,469.

 Net cash used in investing activities during the nine months ended September 30, 2013 was $166,273, as compared to $216,317 for the nine months ended September 30, 2012. This decrease was attributable to reduced expenditures on the development of our software platform related to a more cost effective operating model.

Net cash provided by financing activities during the nine months ended September 30, 2013 was $2,537,500, as compared to $1,264,883 for the same period in 2012. During the nine months ended September 30, 2013, net cash of $2,537,500 was provided from issuance of convertible debentures.

Off Balance Sheet Arrangements

None

Liquidity and Capital Resources

The Company has not yet generated any significant revenues, and has incurred net losses since inception. As of September 30, 2013, the Company had cash and cash equivalents of $720,085 and working capital of $591,393. During the nine months ended September 30, 2013, the Company used net cash in operating activities of approximately $1,869,940. The Company believes that its current cash on hand will be sufficient to fund its projected operating requirements through December 2013. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company's primary source of operating funds since inception has been cash proceeds from the issuance of common shares and preferred shares to its initial investors, proceeds from the issuance of convertible secured debentures, the sale of common stock and debentures in private placements and the issuance of common stock as payment of fees for services from third parties. The Company intends to raise additional capital through private debt and equity investors, but there can be no assurance that these funds will be available on terms acceptable to the Company, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Accordingly, the accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The condensed consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

On April 29, 2013, we entered into a series of agreements with the holder of our 8% Senior Secured Convertible Debentures (the “8% Debentures”). The Debentures were due on November 30, 2012. As of April 29, 2013, the aggregate amount outstanding under the Debentures, including all accrued and unpaid interest and fees, was $600,000. Pursuant to Amendment No. 1 to the 8% Debentures, the conversion price of the Debentures was amended such that the aggregate amount outstanding under the Debentures was convertible into an aggregate of 20,000,000 shares of our common stock. The issuance of the shares of common stock underlying our 8% Debentures did not result in any dilution to our existing stockholders as our Founder and Chief Technology Officer, Andrew Levi, committed 20,000,000 shares of common stock currently held by him in connection with this transaction. The holder of our 8% Debentures also agreed to immediately terminate the Security Agreement dated April 19, 2012 by and between us, our subsidiaries and the holder, the Intellectual Property Security Agreement dated April 19, 2012 by and between us, our subsidiaries and the holder, and the Subsidiary Guarantee executed by us, our subsidiary, Blue Calypso, LLC, and all of the security interests created thereby. The maturity dates of the 8% Debentures were extended to June 30, 2013. As of the date of this report, the holder of the 8% Debentures has converted the full principal amount of the 8% Debentures into an aggregate of 20,000,000 shares of our common stock. Of the shares held in the Andrew Levi stock escrow, 2,231,221 remain in the escrow at the balance sheet date.

In connection with the Amendment to 8% Debentures, we also agreed to amend the terms of certain warrants currently held by the holder of the 8% Debentures. We also agreed to extend the maturity date of the warrants originally issued to the holder of the 8% Debentures in September 2011 to April 30, 2018 and to extend the anti-dilution protection of such warrants for the life of the warrants. We also agreed to extend the maturity date of the warrants originally issued to the holder of the 8% Debentures in April 2012 to April 30, 2018 and to extend the anti-dilution protection of such warrants for the life of the warrants.

On May 6, 2013, we entered into a Securities Purchase Agreement with an accredited investor pursuant to which we issued and sold a 10% Convertible Debenture in the principal amount of $2,400,000 (the “May 2013 Debenture”) and 1,200,000 shares of common stock in consideration of gross proceeds to the Company of $2,400,000. The May 2013 Debenture bears interest at a rate of 10% per annum, is due two years from the issuance date and is convertible into shares of tour common stock at a conversion price of $0.25 per share.

On September 13, 2013, the Company modified certain terms of the May 2013 Debenture in order to induce the Holder to convert the May 2013 Debenture into shares of the Company’s common stock as well as to eliminate certain restrictive covenants in the May 2013 Debenture. In exchange, the Company will provide for a temporary reduction in the conversion price of the May 2013 Debenture to $0.13 per share through December 31, 2013, after which the conversion price will revert back to the original conversion price of $0.25 per share.

On September 13, 2013, in connection with an amendment to the May 2013 Debenture, the Company modified the terms of 11,045,655 warrants as described above, 2,945,508 warrants issued on March 31, 2012 and 6,500,000 warrants issued on April 12, 2012, reducing the exercise prices from $0.10 per share to $0.05 per share; and eliminating the embedded reset provisions.

As a development stage company, we have been and continue to be dependent upon outside sources of cash to pay operating expenses. We have had only nominal revenue and we expect operating losses to continue through the foreseeable future. Until we develop a consistent source of revenue to achieve a profitable level of operations that generates sufficient cash flow, we will need additional capital resources to fund growth and operations. We are continuing our efforts to raise capital through equity and/or debt offerings. However, there can be no assurance that we will be able to raise equity or debt capital on terms we consider reasonable and prudent, or at all. The availability of capital to us may be subject to the volatility in the financial markets, our future financial condition and credit rating, and whether sufficient assets are available to be used as debt collateral in connection with any future debt financing, among other factors. Future financings through equity investments are likely to be dilutive to the existing stockholders. Also, the terms of securities we issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, and the issuance of warrants or other derivative securities, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Comparison of Twelve Months Ended December 31, 2012 and 2011

Net Loss: For the twelve months ended December 31, 2012, we had a net loss of $5,075,659 compared to a net loss of $12,119,633 for the twelve months ended December 31, 2011. The decrease was primarily due to a favorable change in fair value of derivative liabilities in 2012 of $668,082 versus a loss of $10,342,150 in change in fair value of derivative liabilities of $10,284,733 in the prior year. Another significant impact was related to deferred compensation for stock options and restricted stock awards which totaled $3,228,957 in the current year. Finally, selling, general and administrative expense increased by $439,223 to $1,977,885 as a result of increased investment in operations, development and administration as we have ramped up our operations efforts.

Revenue. Revenue for the twelve months ended December 31, 2012 increased to $74,584, as compared to $51,590 for the same period in 2011. We are a development stage company and have modest revenue to date.

Cost of Revenue. Cost of revenue is primarily comprised of payments to endorsers for promoting advertiser content. Our cost of revenue was $155,022 for the twelve months ended December 31, 2012, as compared to $111,511 for the same period in 2011. The increase was due to promotions and payments to our endorser base.

Sales and Marketing. For the twelve months ended December 31, 2012, sales and marketing expenses decreased by $310,791 to $420,692 during the same period in 2011. The decrease was due primarily to decreased staffing and advertising expenses.

General and Administrative. For the twelve months ended December 31, 2012, general and administrative expenses were $4,786,152, as compared to $862,455 for the twelve months ended December 31, 2011. The increase was primarily due to deferred compensation expenses of $2,205,727 related to stock options and $1,017,786 accretion of compensation for restricted stock granted in 2012. Also contributing to the increase was the hiring of a new Chief Executive Officer as well as legal and professional expenses related to meeting the compliance requirements of a publicly owned company as well as costs associated with continued fund raising efforts. We also had increase public relations expenses in the year ended December 31, 2012 as we sought to increase awareness of the Company in the financial community as well as our prospective customer base.

Depreciation and Amortization. Depreciation and amortization expenses, which relate primarily to the amortization of capitalized software development, increased from $123,624 for the twelve months ended December 31, 2011 to $ 797,454 for the twelve months ended December 31, 2012. This increase resulted from our ongoing software development initiative and implementation of improvements and new services related to our network, amortization of notes payable discount of $416,528 and amortization of beneficial conversion features associated with notes payable of $156,491.

Interest Expense. Interest expense was $659,005 for the twelve months ended December 31, 2012 as compared to $57,417 for the twelve months ended December 31, 2011. Interest expense was incurred related to the Company’s long-term debt obligations at various interest rates ranging from 8% to 10%. Also, there was interest related to the amortization of a note payable for $573,019 in 2012.

Cash Flows

Comparison of Twelve Months Ended December 31, 2012 and 2011

Cash used in operating activities during the twelve months ended December 31, 2012 was $2,225,631, as compared to $1,526,847 for the twelve months ended December 31, 2011. The change was due to an increase in net loss (net of deferred compensation of $2,205,727 and depreciation and amortization of $673,830) of $400,491.

Cash used in investing activities during the twelve months ended December 31, 2012 was $331,689, as compared to $509,634 for the twelve months ended December 31, 2011. The decrease in cash used in investing activities resulted primarily from a decrease in cash paid for software development expenses. We expect that cash used in investing activities to remain at the current level for the foreseeable future as we continue to expand our website service offerings.

During the twelve months ended December 31, 2012, cash provided by financing was $2,404,725, as compared to $2,294,364 for the same period in 2011. The Company continues to secure investment monies from multiple sources to meet its cash requirements during the continued development stage of the business.

Going Concern Consideration

Our independent registered public accounting firm, in their report accompanying our financial statements for the year ended December 31, 2012, expressed substantial doubt about our ability to continue as a going concern due to our recurring losses from operations, negative cash flows from operating activities and our accumulated deficit. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity or debt financing, attain further operating efficiencies, reduce expenditures, dispose of selective assets, and ultimately, generate additional revenue. The going concern opinion may also limit our ability to access certain types of financing, prevent us from obtaining financing on acceptable terms, and limit our ability to obtain new business due to potential customers’ concern about our ability to deliver products or services. We must raise capital to implement our project and stay in business.

 Off-Balance Sheet Arrangements

We do not maintain any off-balance sheet arrangements, transactions, obligations or other relationships with unconsolidated entities that would be expected to have a material current or future effect upon our financial condition or results of operations.

BUSINESS

We develop digital innovation products and services for the social media marketplace leveraging our intellectual property portfolio. We are engaged in the digital word-of-mouth marketing, advertising and gamification industries, providing our technology products and technology Services. We have developed a patented technology platform that enables brands to leverage customer and employee relationships to increase brand loyalty and drive revenue. Our intellectual property portfolio consists of five patents and five pending patent applications that cover methods and systems for communicating advertisements and electronic offers between mobile and desktop communication devices. All of the patents and patent applications that cover the core of our business, i.e., a basic method and system for peer-to-peer advertising between mobile communication devices, have been developed internally by our Founder and Chief Technology Officer, Andrew Levi, and our Director of Innovation, Bradley Bauer, and assigned to our wholly owned subsidiary, Blue Calypso, LLC. In September 2013, we acquired proprietary mobile gamification technology from the developer of such technology and subsequently applied for a new patent based upon the enhancement and integration of this technology into our platform.

Our proprietary technology platform enables businesses to leverage word of mouth marketing through the delivery of advertising campaigns, content and promotions across multiple social media channels using multiple device types. Our technology facilitates the connection of brands to consumers and matches them using attributes such as geo-location or demographic profile. Brand advocates are encouraged to customize and share brand content across the most popular social media channels. Our platform then tracks performance, monitors engagement and deploys robust analytics that deliver acute insight regarding the return on investment of our client’s promotions. Our technology is designed to help clients spread their marketing messages, acquire new customers, increase awareness and drive product sales. For example, campaigns facilitated through our platform can encourage consumers to learn more about our client’s products, watch promotional videos about particular products or click to buy products. Our platform can also assist in increasing “likes” on Facebook, followers on Twitter and encourage consumers to join our client’s email lists. All of this is accomplished by encouraging advocates of a company to interact, personalize and share messages to their friends via social media channels such as Facebook, Twitter, LinkedIn, Google+. Our clients are able to thank advocates for sharing, including offering incentives, coupons and other perks to advocates who share the message. Our technology platform creates multiple opportunities for companies to interact with their most vocal brand advocates and reward them for their loyalty.

Over the last five years, the world has seen social media, mobile technologies and digital advertising evolve dramatically and actually converge. Through this technological evolution, a sociological shift has occurred in how influential digital media can be when promoted within one’s social circles, “friend-to-friend.” We believe that people will actively endorse products with which they have a strong emotional connection or brand loyalty. When they do, these endorsements reach groups of like-minded individuals, as people generally associate with others of like mind. Applications such as Facebook, Twitter, Google+ and various blogs incorporate and build on this common idea. Our platform goes a step further, leveraging mobile and social technologies and rewarding the advocates for their loyalty and performance. We believe that we have created a platform that solves advertisers’ desire for targeted and personal messaging as well as mobile subscribers’ desire for content relevance in advertising.

Today large companies are becoming their own social media networks, disseminating content to their millions of advocates through email addresses, Facebook fans, Twitter followers, etc. These social media channels and mobile delivery capabilities have created a significant opportunity for companies to leverage their marketing assets by having their “Fans” tell their friends about a company or product thus reducing their media expenses and increasing their return on investment.

Through mobile and social media, everyone has their own unique and significant audience. According to Facebook, the average user has 130 friends; Twitter states the average user has 300 followers; and on average an individual has 25 unique frequent contacts they communicate with weekly via text messages or mobile calls. Active participation in LinkedIn, Google+, Tumblr and/or a personal blog can further extend one’s direct social reach significantly. With our platform, advertiser content is not bound by any single app, social media community, website, carrier or device. Once the message is shared by an advocate, it can be accessed via texts, Twitter “tweets” or LinkedIn or Facebook “posts.” As a result, our individual advocates have the capability to immediately reach hundreds or even thousands of people through their direct personal and digital social relationships.

We help companies who market to consumers by cultivating, activating, and monetizing their social media presence. Our technology facilitates content delivery across multiple digital and social channels and then tracks performance, monitors engagement, and uses robust analytics to help client companies improve their marketing returns.

Brand content, such as promotions and offers, are presented by client companies to their fans, employees, and customers. Should these advocates choose to, they can forward these promotions and offers through mobile and social media channels with a personal message. Our technology tracks, monitors, and aggregates analytics for our clients to help them improve their returns on marketing investments.

Our technology allows us to help clients spread their marketing message, and can help them reach new prospective customers. This can be done by encouraging customers to learn more about a new product, watch a promotional video, increase “likes” on Facebook, increase followers on Twitter, join email lists, etc. This is done by encouraging advocates of a company to interact and personalize messages to people that they think would like to hear about an offer. Advocates of a company can add comments, a photo or video, and share it with their social networks. Brands will often offer incentives or VIP perks to advocates who share – particularly those that are identified as influencers, curators or tastemakers.

By leveraging our proprietary technology and patents, we are constantly looking for opportunities to help companies spread their message more effectively and efficiently using social media channels as a significant cost savings vs. traditional media channels such as television, radio, and newspapers. We will continue to innovate, creating new products and services to help companies leverage the significant cost reduction capabilities that our technology offers.

Our proprietary multi-display ad-rendering and delivery engine gives advertisers the ability to serve multiple creative display ads within the same campaign, targeting such specific conditions as geo-location, day-of-week, time-of-day, and even weather conditions. Our technology identifies the recipient’s circumstance upon campaign view and delivers the right message. We believe that our ability to implement targeted advertisements, including point-of-sale, geo-location specific offers, and metered mobile coupon redemptions, extends the capability of our platform beyond current digital or mobile advertising.

As a by-product of campaign delivery and recipient interaction, we offer analytics and business intelligence capabilities, which provide advertisers the ability to see how campaigns are delivered, where they are getting the most traction, and which are seeing the most activity. The platform also allows advertisers to assess the response to their messages in real-time and adjusts their campaigns based on performance. For example, advertisers can launch multiple campaigns and monitor their analytics to see which content is getting a more viral response and igniting the most conversation.

OUR PRODUCTS AND SERVICES

                We have developed four core products that form the basis of our technology platform: SOCIALECHO™, EMGAGE™, POPShare™ and DashTAGG™.

SOCIALECHO™ allows brands to leverage their customers and social media fans to spread their brand content through their social networks. SOCIALECHO allows brands to white label our technology and make branded content, such as promotions and offers available to their fans, employees, and customers. Should these advocates choose to, they can post these promotions and offers through social media channels with a personal message, a picture or video customizing the brand promotion. Then with one click the advocate can send their personalized message to the most popular social media channels like Facebook, Twitter and others. Our technology then tracks, monitors, and provides analytics within and across these multiple social media channels. Valuable information on receptivity to brand content and destination of shared content is delivered through our analytics. We generate revenue from this product through a one-time enterprise license per use of the technology per campaign.

EMGAGE™ enables brands to mobilize their employees to spread their brand messages through their social networks. EMGAGE leverages our base technology of launching promotions but instead of consumers, engages an overlooked brand amplification resource within a company, the employee base. Much like SOCIALECHO, tracking, monitoring, and analytics are performed on these promotions as they spread across multiple social media platforms provides valuable data to the brand. We are targeting companies with large employee bases as the key channel of message distribution. By offering employees incentives, employers can encourage their employees to let their friends know about upcoming products and promotions or company programs that can increase sales as well as improve employee morale. We generate revenue from this product through a one-time enterprise license per use of the technology per campaign. The client is also responsible for a seat license for each participating employee.

POPShare™ launched in July 2013, allows companies to install our applet on their website and place POPShare on any page that has a product featured or where shopping cart functionality exists. POPShare helps the website viewers and buyers that like the products to easily share that branded content and customize it with a message, picture or video. Rather than a simple one-way share that is in use by most shopping carts today, POPShare’s individual customization significantly validates the share and demonstrates the consumer’s commitment to the product. POPShare thanks the customer for sharing and offers the client the ability to serve up a coupon or highlight upcoming promotions. As the content goes viral Blue Calypso provides the robust analytics to the brand on the shares as they proliferate across the social media platforms. We generate revenue from this product based upon a monthly license to use the applet on an ongoing basis.

                DashTAGG™ is our Mobile Gamification Technology. It is a unique social and mobile game of “tag” and is designed to increase in-store foot traffic and grow visitor-to-buyer conversion rates. We believe that gamification has become an increasingly important in brand development. DashTAGG  combines both physical and digital participation ensuring the maximum engagement with traditional brands. DashTAGG players take pictures of each other to earn points and win prizes and awards.  Games are sponsored by retailers or events that provide physical locations to activate “TAGGs” by scanning specific QR codes.  Game sponsors may offer cool prizes, merchandise, trophies and access to exclusive events like parties, shows and concerts.

                Blue Calypso Labs™, or BC Labs, was launched in October, 2013 to offer engineering development services to clients. BC Lab’s mission is to help clients develop unique software solutions that solve strategic business problems, focus on integrating our sharing technologies as well as seek licensing revenue from our broad portfolio of intellectual property.

We intend to continue to develop new technology and expand on our intellectual property portfolio and product offerings to meet the needs of companies seeking to amplify their brand messages.

MARKET OPPORTUNITY

                We believe that the market opportunities for our existing products and technology are significant and continuing to expand. Forrester Research estimates that in 2013, approximately $50 billion will be spent in the United States on interactive marketing.  This category is forecasted to grow at a 17% compounded annual growth rate.  The sub-segment of social media marketing is significant at $2.8 billion and is forecast to grow at an even faster rate at a 26% compounded annual growth rate. We believe social media marketing is experiencing rapid growth because consumers are much more receptive to recommendations from their friends and family.

We believe that as advertisers adapt to the changing media and content distribution landscape, they will place an increasing priority on the next frontier of mobile while leveraging social media communities and properties. We believe that historical advertising media such as print, television and radios, and even Internet banner ads, are beginning to shift to mobile platforms and generally explore alternatives to traditional advertising techniques. Mobile platforms enable advertisers to put relevant messages out to a more highly targeted buyer community, while encouraging branded and personal content syndication. In addition, mobile devices have become a ubiquitous extension of many target buyers and a critical part of the lifestyle of most generations.

We believe that one of the most attractive characteristics of mobile consumers for advertisers is the opportunity for more accurate content targeting. Typical parameters include carrier, device type and mobile channel, with the possibility to add geo-location, behavioral, demographic and interest-based information (the latter two generally require user opt in) infused with user actual purchase history.

We believe that peer-to-peer or “friend-to-friend” advertising (also known as digital word-of-mouth advertising) is the most powerful and effective form of advertising. According to eMarketer, two-thirds of all economic activity in the United States is influenced by shared opinions about a product, brand or service. GfK NOP reports that 92% of consumers cite word-of-mouth as one of the best sources for ideas about new products. Additionally, Forrester Research showed that over 60% of consumers trust product recommendations found in online sources like discussion boards, and Google’s research shows that 78% of consumers trust peer recommendations versus 14% of consumers who trust recommendations from advertisers.

Mobile marketing has the ability to connect brands with users on an intimate one-to-one basis, providing customers with relevant information that is important to them. While the sector is still in its infancy, we believe that brands, operators, advertising executives, content publishers and technology enablers have high expectations regarding the potential of the mobile advertising market. We believe that our platform offers an effective tool for advertisers seeking to enter or expand their advertising presence in the mobile market, target specific customers with selected messages, and capitalize on the power of peer recommendation. We believe that any consumer product, retail or audience-based entity, whether for-profit or non-profit, is a potential user of our platform.

COMPETITIVE STRENGTHS

                Product advertising, awareness and branding through social media is an extremely competitive and fragmented industry. Adequate protection of intellectual property, successful product development, adequate funding and retention of experienced personnel are critical to our success. We believe that our position in the industry is attributable to the following strengths:

•         Prominent Intellectual Property Position. We believe that our patents provide us with broad and comprehensive coverage for methods and systems for communicating advertisements and electronic offers between communication devices, including mobile and desktop devices. Our policy is to seek to protect our proprietary position by filing patent applications related to our proprietary technology and improvements that we believe are important to the development of our business. We also target companies that we believe are infringing on our intellectual property in order to maintain our competitive position.

•         Extensive Knowledge and Experience in Product Advertising, Awareness and Branding.  We believe that our management and personnel have extensive knowledge and experience in product advertising, awareness and branding which significant adds to our competitive position.

•         Highly Customizable Platform. We have the ability to rapidly customize products to meet our client’s needs. We believe that our current patents provide us with broad and comprehensive coverage and we intend to continue to expand upon our intellectual property portfolio as we innovate new products and services in response to new opportunities in the market.

OUR STRATEGY

                We intend to continue innovating and will attempt to maximize the economic benefits of our intellectual property. We currently have two key areas of operation:

•         development and delivery of digital word-of-mouth technology solutions; and

•         maximization of the economic benefits of our intellectual property.

We have developed a proprietary platform that enables brands to leverage customer and employee relationships to increase brand loyalty and drive revenue. We believe that our strong intellectual property and our extensive experience in product advertising, awareness and branding will enable is to continue to develop new products and services.

We intend to expand our intellectual property portfolio through both internal development and acquisition. We intend to monetize our intellectual property through licensing, strategic partnerships, and litigation.

Initially, we intend on focus the enforcement of our patents on three categories of infringers: deal of the day offerings, check-in companies and social promotion companies.

Corporate History

We were incorporated as a Nevada corporation on March 2, 2007 under the name JJ&R Ventures, Inc. for the purpose of developing and marketing an educational book series, consisting of books, presentations and flash cards focusing on healthy nutrition for children. On or about July 2011, we were presented with a business opportunity by the management of a privately held Texas company named Blue Calypso Holdings, Inc. that upon evaluation was determined to be more desirable than our previous business plan. As a result, we suspended our efforts in relation to our original business plan and entered into negotiations with Blue Calypso Holdings, Inc. to consummate a reverse merger transaction.

On September 1, 2011, in order to effectuate the reverse merger transaction, Blue Calypso Acquisition Corp., a wholly-owned subsidiary of ours, merged with and into Blue Calypso Holdings, Inc., with Blue Calypso Holdings, Inc. being the surviving corporation and becoming our wholly-owned subsidiary. In connection with this merger, we discontinued all of our prior operations and assumed the business of Blue Calypso Holdings, Inc. as our sole line of business. We refer to this merger transaction as the “reverse merger.”

Immediately following the closing of the reverse merger, we transferred all of our pre-merger assets and liabilities to JJ&R Ventures Holdings, Inc., a wholly-owned subsidiary, and transferred all of the outstanding stock of JJ&R Ventures Holdings, Inc. to Deborah Flores, our then majority stockholder and our former president, secretary, treasurer and sole director, in exchange for the cancellation of 51,000,000 shares of our common stock then owned by Ms. Flores.

On October 17, 2011, we merged with and into Blue Calypso, Inc., a Delaware corporation and wholly-owned subsidiary, for the sole purpose of changing our state of incorporation from Nevada to Delaware. We refer to this merger transaction as the “reincorporation merger.”

Our principal executive offices are located at 19111 North Dallas Parkway Suite 200, Dallas Texas 75287. Our telephone number is (972) 695-4776. Our website address is http://www.bluecalypso.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus. We are a digital word-of-mouth technology and marketing company focused on helping brands leverage customer and employee relationships to increase brand loyalty and drive revenue. Our patented technology complements client marketing campaigns or promotions and helps brand advocates share campaign messages through their social communities. Our technology solutions help brands engage with their existing customers and employees to drive referrals. This engagement process drives advocacy, amplifies awareness and gives brands the power to shorten the path to purchase.

Marketing

We seek to work with mid to large size companies that spend much of their marketing budgets attracting new customers or encouraging their current customers to engage with them and purchase more often. We market our POPSHARE™,vSocialECHO™ , EMGAGE™ and DashTAGG™ products to them via current relationships that our team members develop as well as through agencies that develop the marketing strategy for their clients. We provide the agency with our white label technology and they introduce it to their clients. We also attend conferences and trade shows to provide a vehicle for us to communicate the benefits of our technology to prospective clients. We have a sophisticated direct marketing process that involves, data base development, management and prospect development.

Customers

As a development stage company, we are in the early stages of developing a customer base. We enter into written agreements with each of our customers, which typically include a one to six month timeframe. Customers’ fees are based on the services we actually provide (e.g., geo-location, day-of-week, type of call to action requested, etc.) Further, our test programs tend to be much smaller as we seek to prove the concept with a particular customer before rolling out a full national campaign.

Advocates

An important strategic element of our business model is to ensure that each advocate is an authentic advocate of a brand, allowing us to be the technology support for the brand that enhances the relationship between brand and advocate. We aim to achieve this by providing them with access to innovative, timely and relevant content in addition to exclusive offers provided by the brand. We are an engine that allows brands to provide content to their advocates, and then leverage our technology to track, monitor, and provide analytics on the spread of that content. We also provide analytics on engagement levels for brands to understand which advocate’s re-shares are most interested in their content, and thus who have the highest propensity to purchase their product.

Technology to Capture Data

Our platform allows the collection of business intelligence and analytics resulting from data accumulated as content is shared and consumed. Endorsers provide demographic data such as interests, age, income bracket, geographic region, historical usage patterns and hobbies, which is available to advertisers in targeting their campaigns. We do not share data, including any personally identifying information, at an individual endorser level. Our technology then allows the advertiser to monitor the full cycle of an advertising campaign from the first subscriber to the final redemption or intent to purchase. Given this data, we show each advertiser the return on investment (ROI) of each dollar spent on an advertising campaign, which allows us to prove the effectiveness of the platform in near real time, allows advertisers to test-market different campaigns and offers based on attributes such as income level, geography, store location, age group or other compelling criteria taken in combination, and helps advertisers quickly improve their campaign effectiveness.

Intellectual Property

We believe we have advantages over competitors in the mobile advertising industry due to the intellectual property we possess and have on file with the United States Patent and Trademark Office. In February 2010, we received our first United States Patent number 7,664,516. Subsequently we have received continuation-in-part (CIP) patents 8,155,679, 8,438,055, 8,452,646 and 8,457,670. With the payment of all maintenance fees, these patents will not expire until December 14, 2026. We believe that the patents cover the core of our business, i.e., a basic method and system for peer-to-peer advertising between mobile communication devices. We also have three additional CIP patent applications pending which build on the functionality of our issued patent,  one  patent application which covers a digital game of tag played on mobile devices through which participants can earn points and incentives from game sponsors, and one patent application that covers cumulative incentives.

Below is a brief overview of our issued patents:

U.S. Patent No. 7,644,516

The ‘516  Patent discloses a method and system for communicating advertisements between mobile communication devices. An advertising campaign and a set of incentives are arranged between and advertiser and an intermediary, such as Blue Calypso.  A subscriber is identified for the advertiser based on a profile of a subscriber.  A subscriber, once qualified for the advertising campaign, is presented with an opportunity to participate.  In operation, when a communication transmission is received from the participant, the advertisement is associated with the communication transmission and sent to a destination.

U.S. Patents 8,155,679 and 8,457,670 are continuations of the ‘516 Patent and include claims which disclose similar subject matter.

U.S. Patent No. 8,438,055

The ‘055 Patent discloses a system and method for distribution of advertisements between communication devices. The system and method provides for accounting and distribution of incentives related to distribution of the advertisements. The system further provides for association of testimonials from advertising recipients related to the advertisement and for distribution of the testimonials to communication devices. A bi-lateral selection between subscribers and advertisers using the system is created whereby both advertisers and subscribers agree to participate in the distribution of advertisements and testimonials.

U.S. Patent No. 8,452,646

The ‘646 Patent discloses a system and method for distribution of advertisements and electronic offers between communication devices. The system and method provides for accounting and distribution of incentives related to distribution of the advertisements and offers. A bi-lateral selection between subscribers and advertisers using the system is created whereby both advertisers and subscribers agree to participate in the distribution of advertisements and offers. The system further provides for a means of redeeming offers utilizing points of sale and analytics associated to the redemption of electronic offers.

We believe that all of the technology that delivers our platform to both advertisers and endorsers has been developed and is fully owned by us with the exception of several web controls that are licensed by us pursuant to a royalty-free license with unlimited distribution rights. The architecture of the platform was designed to support millions of participants through server and application clustering and load-balancing. We believe the elegance of the data flow makes for an extremely light-weight and highly scalable system that can easily be enhanced. By using a standards-based SMS protocol coupled with tight integration to social communities such as Facebook, Twitter, LinkedIn and blogs as the primary delivery mechanisms, and by serving the dynamic content via a standard mobile web browser, we are capable of supporting most any receiving mobile device with Internet access. Platform smartphone support is available for Apple iPhone and Google Android devices as well as through a standard desktop web browser.

We own the six registered trademarks in the United States: “BLUE CALYPSO,” “WHEN FRIENDS TALK, FRIENDS LISTEN,” “CALYP,” “POWER TO THE PEOPLE,” “SOCIALLY YOURS,” and “ENDORSE SHARE EARN,” In addition, we have pending trademark applications for the following: “EMGAGE,” “POPSHARE,” “SOCIALECHO,” “DASHTAGG,” and “DASHTAG.”

We also believe that we have common law rights in these trademarks that arise from use of the marks in commerce. The trademark registrations will continue in force as long as all renewals are timely paid and use of the marks continues. Our common law trademark rights will continue as long as the marks are used in commerce.

Back Office Support

Until August 2012, Aztec Systems, Inc. provided administrative and technical support services to us, at which time we brought all services provided by Aztec Systems to us in house. Aztec Systems was owned by our founder, Chief Technology Officer and director, Andrew Levi, until its sale on June 15, 2012. Aztec Systems owns and manages an SAS70-II certified data center that has delivered high-availability secure managed services and hosting to its customers for over ten years, which continues to service our secure data hosting needs.

Employees

As of November 18, 2013, we had a total of 11 employees. We have no labor union contracts and believe relations with our employees are satisfactory.

Competition

We face formidable competition in every aspect of our business, particularly from other companies that seek to connect social communities via mobile technologies and provide them with relevant advertising and brand content. First and foremost, we consider ourselves a next generation brand loyalty and rewards platform, so we believe our primary competitors are companies that embrace true brand loyalty, not just providers of discounted transactions. Currently, we consider our primary competitors to be Zuberance, Extole, MyLikes, WeReward (IZEA), and BzzAgent (recently acquired by Dunnhumby). Each of these companies is different in terms of size, market share and other unique attributes of their offering where all but BzzAgent are early stage and, with the exception of IZEA, are privately held so very little detailed information is available. We believe that this social mobile marketing and advertising space is quite large with no first movers or any company with a notable share of the market. We believe that our approach to the market, value proposition to both the advertiser and Endorser communities, use of compelling rewards and incentives, and our strong intellectual property are clear differentiators in a nascent yet quickly evolving industry for social mobile word-of-mouth advertising and marketing.

We also face competition from other mobile and Internet advertising providers, including companies that are not yet known to us. We may compete with companies that sell products and services online, because these companies, like us, are trying to attract users to their websites to search for information about products and services. In addition to Internet companies, we face competition for advertising dollars from companies that offer traditional media advertising

We believe that we compete favorably on the factors described above. However, product advertising, marketing, awareness and branding through social media sites are an extremely competitive space. As we expand our product offering to include private branded products, employee engagement products, instant access products, as well as other technology plays, we will continue to face new competitors. Further, as the technology marketplace is always expanding, new competitors continuously innovate, and can become a competitor in the future.

Government Regulation

Aspects of the digital marketing and advertising industry and how our business operates are highly regulated. We are subject to a number of domestic and, to the extent our operations are conducted outside the U.S., foreign laws and regulations that affect companies conducting business on the Internet and through other electronic means, many of which are still evolving and could be interpreted in ways that could harm our business. In particular, we are subject to rules of the FTC, the FCC and potentially other federal agencies and state laws related to our advertising content and methods, the CAN-SPAM Act, which establishes certain requirements for commercial electronic mail messages and specifies penalties for the transmission of commercial electronic mail messages that follow a recipient’s opt-out request or are intended to deceive the recipient as to source or content, federal and state regulations covering the treatment of member data that we collect from endorsers.

U.S. and foreign regulations and laws potentially affecting our business are evolving frequently. We are, and will continue to update and improve our regulatory compliance features and functionality, and we will need to continue to identify and determine how to effectively comply with all the regulations to which we are subject now or in the future. If we are unable to identify all regulations to which our business is subject and implement effective means of compliance, we could be subject to enforcement actions, lawsuits and penalties, including but not limited to fines and other monetary liability or injunction that could prevent us from operating our business or certain aspects of our business. In addition, compliance with the regulations to which we are subject now or in the future may require changes to our products or services restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our services. Any such action could have a material adverse effect on our business, results of operations and financial condition.

The FTC adopted Guides Concerning the Use of Endorsements and Testimonials in Advertising (“Guides”) on October 5, 2009. The Guides recommend that advertisers and publishers clearly disclose in third-party endorsements made online, such as in social media, if compensation was received in exchange for said endorsements. Because our business connects endorsers and advertisers, relies on endorsers sharing their brand endorsements within their digital social circles, and both we and endorsers may earn cash and other incentives, any failure on our part to comply with the Guides may be damaging to our business. We are currently taking several steps to ensure that our endorsers indicate in social media posts that compensation is being provided to the endorsers, including by listing the phrase “paid” or “ad” or other appropriate language in advertisements that our endorsers circulate on social media. We also advise endorsers of the need to comply with the Guides, and we can terminate accounts with endorsers for noncompliance. Nonetheless, the FTC could potentially identify a violation of the Guides, which could subject us to a financial penalty or loss of endorsers or advertisers.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal, state, and foreign laws regarding privacy and protection of member data. Any failure by us to comply with these privacy-related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of data protection laws, and their application to the Internet is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our current data protection practices. Complying with these varying international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our members’ privacy and data could result in a loss of member confidence in our services and ultimately in a loss of members and customers, which could adversely affect our business.

We post on our website our privacy policy and user agreement, which describe our practices concerning the use, transmission and disclosure of member data. Any failure by us to comply with our privacy policy and user agreement could result in proceedings against us by members, customers, governmental authorities or others, which could harm our business.

Many states have passed laws requiring notification to subscribers when there is a security breach of personal data. There are also a number of legislative proposals pending before the United States Congress, various state legislative bodies and foreign governments concerning data protection. In addition, data protection laws in Europe and other jurisdictions outside the United States may be more restrictive, and the interpretation and application of these laws are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business. Furthermore, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for linking to third-party websites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this Act. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Our endorsers communicate across email, mobile, social and/or web-based channels. These communications are governed by a variety of U.S. federal, state, and foreign laws and regulations. With respect to email campaigns, for example, in the United States, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or the CAN-SPAM Act, establishes certain requirements for the distribution of “commercial” email messages for the primary purpose of advertising or promoting a commercial product, service, or Internet website and provides for penalties for transmission of commercial email messages that are intended to deceive the recipient as to source or content or that do not give opt-out control to the recipient. The U.S. Federal Trade Commission, a federal consumer protection agency, is primarily responsible for enforcing the CAN-SPAM Act, and the U.S. Department of Justice, other federal agencies, state attorneys general, and Internet service providers also have authority to enforce certain of its provisions.

The CAN-SPAM Act’s main provisions include:

▪ prohibiting false or misleading email header information;

▪ prohibiting the use of deceptive subject lines;

▪ ensuring that recipients may, for at least 30 days after an email is sent, opt out of receiving future commercial email messages from the sender, with the opt-out effective within 10 days of the request;

▪ requiring that commercial email be identified as a solicitation or advertisement unless the recipient affirmatively assented to receiving the message; and

▪ requiring that the sender include a valid postal address in the email message.

The CAN-SPAM Act preempts most state restrictions specific to email marketing. However, some states have passed laws regulating commercial email practices that are significantly more punitive and difficult to comply with than the CAN-SPAM Act, particularly Utah and Michigan, which have enacted do-not-email registries listing minors who do not wish to receive unsolicited commercial email that markets certain covered content, such as adult content or content regarding harmful products. Some portions of these state laws may not be preempted by the CAN-SPAM Act.

Violations of the CAN-SPAM Act’s provisions can result in criminal and civil penalties, including statutory penalties that can be based in part upon the number of emails sent, with enhanced penalties for commercial email senders who harvest email addresses, use dictionary attack patterns to generate email addresses, and/or relay emails through a network without permission.

With respect to text message campaigns, for example, the CAN-SPAM Act and regulations implemented by the U.S. Federal Communications Commission pursuant to the CAN-SPAM Act, and the Telephone Consumer Protection Act, also known as the Federal Do-Not-Call law, among other requirements, prohibit companies from sending specified types of commercial text messages unless the recipient has given his or her prior express consent.

We, our endorsers and our advertisers may all be subject to various provisions of the CAN-SPAM Act. If we are found to be subject to the CAN-SPAM Act, we may be required to change one or more aspects of the way we operate our business.

If we were found to be in violation of the CAN-SPAM Act, other federal laws, applicable state laws not preempted by the CAN-SPAM Act, or foreign laws regulating the distribution of commercial email, whether as a result of violations by our endorsers or any determination that we are directly subject to and in violation of these requirements, we could be required to pay penalties, which would adversely affect our financial performance and significantly harm our reputation and our business.

In addition, because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees, or infrastructure.

Properties

We owned no properties and had no property leases at December 31, 2012. We currently have one sub-lease for office space at our current location.

Legal Proceedings

We initiated litigation in the United States District Court, Eastern District of Texas, against Groupon, Inc., Living Social, Inc., YELP, Inc., IZEA, Inc., MyLikes Inc., and Foursquare Labs, Inc. for patent infringement of two of our patents (U.S. Patent Nos. 7,664,516 and 8,155,679), which cover peer-to-peer advertising.  We subsequently amended our complaints to add claims of infringement on our three other patents (U.S. Patent Nos. 8,438,055, 8,452,646, and 8,457,670).  A summary of each of the cases is set forth below. With the payment of all maintenance fees, all of our patents will expire on December 14, 2026.

On July 31, 2012, we filed a patent infringement complaint against Groupon, Inc. (Case No. 6:12-cv-00486) alleging infringement of two of our patents, 7,664,516 and 8,155,679, focused on our peer-to-peer marketing technology. The complaint was filed in the U.S. District Court in the Eastern District of Texas, Tyler Division.  On April 26, 2013, the Court issued a Scheduling and Discovery Order setting the Markman hearing for November 7, 2013 and trial for July 9, 2014.  On June 13, 2013, we moved to amend our complaint and add claims for infringement by Groupon of three additional patents, U.S. Patent No. 8,438,055, U.S. Patent No. 8,452,646 and U.S. Patent No. 8,457,670.  On July 19,  2013, the Court granted our motion.  In addition, the Court extended the Markman hearing date to February 5, 2014 and the trial scheduling date to October 6, 2014 as a result of the three additional patents being added to the case.  The case is presently in the early stages of discovery.

On August 24, 2012, we filed a patent infringement complaint against Living Social, Inc. (Case No. 2:12-cv-00518) alleging infringement of two of our patents, U.S. Patent No. 7,664,516 and U.S. Patent No. 8,155,679. The complaint was filed in the U.S. District Court in the Eastern District of Texas, Marshall Division. In January 2013, the Court issued a Docket Control Order setting the Markman hearing date for August 1, 2013 and trial for April 7, 2014. On June 14, 2013, we amended our complaint and added claims for infringement by LivingSocial of three additional patents, U.S. Patent No. 8,438,055, U.S. Patent No. 8,452,646 and U.S. Patent No. 8,457,670. Living Social had until August 19, 2013 to file an amended answer, affirmative defenses and any counterclaims related to the amended complaint. We provided our preliminary infringement contentions for U.S. Patent Nos. 7,664,516 and 8,155,679 on June 25, 2013. The parties are to file proposals for a case schedule on or before August 29, 2013. As a result of the addition of the additional patents to the case, the Markman hearing was extended until February 11, 2014 as to all patents. A pretrial conference is set for September 25, 2014 with jury selection to follow on October 6, 2014. On August 16, 2013, we dismissed our patent infringement action against Living Social pursuant to the terms of an otherwise confidential settlement and license agreement.

On October 17, 2012, we filed patent infringement complaints against YELP, Inc. (Case No. 6:12-cv-00788) and IZEA, Inc. (Case No. 6:12-cv-00786). The suits allege infringement of two of our patents, 7,664,516 and 8,155,679. The complaints were filed in the U.S. District Court in the Eastern District of Texas, Tyler Division.  On April 26, 2013, the Court issued a Scheduling and Discovery Order setting the Markman hearing for November 7, 2013 and trial for July 9, 2014.  On June 13, 2013, we moved to amend our complaint and add claims for infringement by Yelp and IZEA of three additional patents, U.S. Patent No. 8,438,055, U.S. Patent No. 8,452,646 and U.S. Patent No. 8,457,670.  On July 19,  2013, the Court granted our motion.  In addition, the Court extended the Markman hearing date to February 5, 2014 and the trial scheduling date to October 6, 2014 due to the addition of the three new patents to the case.  The cases are presently in the early stages of discovery.

On October 31, 2012, we filed patent infringement complaints against MyLikes (Case No. 6:12-cv-00838) and Foursquare (Case No. 6:12-cv-00837). The suits allege infringement of two of our patents, 7,664,516 and 8,155,679. The complaints were filed in the U.S. District Court in the Eastern District of Texas, Tyler Division. On April 26, 2013, the Court issued a Scheduling and Discovery Order setting the Markman hearing for November 7, 2013 and trial for July 9, 2014. On June 13, 2013, we moved to amend our complaint and add claims for infringement by MyLikes and Foursquare of three additional patents, U.S. Patent No. 8,438,055, U.S. Patent No. 8,452,646 and U.S. Patent No. 8,457,670. On July 19, 2013, the Court granted our motion. In addition, the Court extended the Markman hearing date to February 5, 2014 and the trial scheduling date to October 6, 2014 due to the addition of the three new patents to the case. In an ancillary action, Foursquare filed a declaratory judgment action against us in the Southern District of New York that alleged that U.S. Patent No. 8,438,055, U.S. Patent No. 8,452,646 and U.S. Patent No. 8,457,670 were not infringed and were invalid. That case was transferred to the Eastern District of Texas on August 2, 2013. On July 23, 2013, we entered into a settlement agreement and license agreement with MyLikes to resolve the case. MyLikes agreed to pay us the equivalent of a 3.5% royalty for the use of our patents. The case against MyLikes was subsequently dismissed on July 31, 2013. The case against Foursquare is presently in the early stages of discovery.

                The court dockets for each case, including the parties’ briefs are publicly available on the Public Access to Court Electronic Records website, or PACER, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

Other than as noted above, the Company is not a party to any pending legal proceeding nor is its property the subject of any pending legal proceeding that is not in the ordinary course of business or otherwise material to the financial condition of its business. Further, to the knowledge of management, no director or executive officer is party to any action in which any has an interest adverse to us.

EXECUTIVE OFFICERS AND DIRECTORS

Set forth below is certain information regarding our current executive officers and directors. Each of the directors listed below was appointed to our board of directors to serve until our next annual meeting of stockholders or until his successor is elected and qualified. All directors hold office for one-year terms until the election and qualification of their successors.

Name	Age	Position with the Company	Director/Officer Since
William Ogle	45	Chairman of the Board and Chief Executive Officer, Director	2012

Andrew Levi	47	Chief Technology Officer, Director	2011

Ian Wolfman	39	Director	2012

Charles Thomas	54	Director	2012

Andrew Malloy	55	Director	2013

David Polster	60	Chief Financial Officer	2012

Biographical Information

William Ogle, Chairman of the Board and Chief Executive Officer, Director

Mr. Ogle was appointed as our Chairman and Chief Executive Officer in June 2012. Prior to joining the Company, Mr. Ogle previously served as chief marketing officer at Motorola Mobility, an S&P 500 company that was acquired by Google in May 2012. Mr. Ogle joined Motorola Mobility in 2009. Prior to that, he served as chief marketing officer for Samsung Telecommunications America. Earlier in his career, he was chief marketing officer at Pizza Hut and held brand management positions at Proctor & Gamble and Sara Lee Corp. He received his Bachelor of Business Administration degree from the University of Cincinnati. Mr. Ogle serves on the board of directors of the United States Ad Council and the Arts Community Alliance Board and the board of advisors of the CMO Council. His achievements, experience and knowledge led the board to believe that he is qualified to serve on the board of directors.

Andrew Levi, Chief Technology Officer, Director.

Mr. Levi founded Blue Calypso Holdings, Inc. in September 2009. In June 2012, he was appointed as our Chief Technology officer. He previously served as our Chairman and Chief Executive Officer. From November 1991 until June 2012, Mr. Levi served as the founder, president and chief executive officer of Aztec Systems, Inc., a Dallas-based provider of mid-market ERP, managed services and related technology solutions. Mr. Levi has been named to SmartPartner Magazine’s list of “50 Smartest People” in the technology industry and to D Magazine’s “Top Entrepreneurs under 40.” Mr. Levi has been involved in numerous business and association ventures in the technology industry such as Boardroom Software, Inc., Critical Devices, Inc., Aztec Business Solutions, L.L.P., REES Associates, the board of the International Association of Microsoft Certified Partners (IAMCP) and the Information Technology Solution Provider Alliance (ITSPA). Mr. Levi holds a Bachelor of Science degree in finance from Florida State University in addition to numerous technical certifications and ten United States patents. His achievements, experience and knowledge led the board to believe that he is qualified to serve on the board of directors.

David Polster, Chief Financial Officer.

Mr. Polster was appointed as our Chief Financial Officer in March 2012. Prior to joining the Company, Mr. Polster served as vice president and controller of ASAP Software from April 1992 until its acquisition by Dell in November 2007. Mr. Polster also previously served as the director of financial analysis of Dell’s software and peripherals business. Earlier in his career, Mr. Polster held the positions of treasurer of Katalco Corporation and controller of Berlin Packaging, Inc. He received his Bachelor of Arts from the University of Colorado and his Masters in Business Administration from Northwestern University’s Kellogg School of Management. He is a CPA and CMA and is a member of the Beta Gamma Sigma Honorary Business Society.

Ian Wolfman, Director

Mr. Wolfman was appointed to our board in June 2012. Mr. Wolfman has served as chief marketing officer of MEplusYOU, a strategic and creative agency based in Dallas, Texas since August 1998. As chief marketing officer of MeplusYOU, he leads the marketing, public relations and business development functions. Mr. Wolfman received an MBA from the Cox School of Business at Southern Methodist University and a Bachelor of Science in corporate communications from the University of Texas. His achievements, experience and knowledge led the board to believe that he is qualified to serve on the board of directors.

Charles Thomas, Director

Mr. Thomas was appointed to our board in June 2012. He is the senior vice president of sales for Centro, a media logistics company based in Chicago, Illinois. At Centro, Mr. Thomas leads the company’s sales efforts and oversees the strategic direction of the sales force. Mr. Thomas was associated with Time Inc. from 1996 through 1998. Mr. Thomas became the company’s first online ad sales person and was promoted to advertising sales director and VP of online sales and marketing. During his tenure at Time Inc., he also contributed to the industry as a founding member of the Internet Advertising Bureau (IAB). Mr. Thomas then joined Broadcast.com as the VP of advertising sales, which was later purchased by Yahoo. He remained Yahoo’s central region sales VP until 2007 and was later promoted to the VP of display sales strategy. When Mr. Thomas left Yahoo, he founded Step Ahead Strategies (SAS), a sales and marketing consulting firm. Mr. Thomas graduated from Ohio Wesleyan University in 1980. His achievements, experience and knowledge led the board to believe that he is qualified to serve on the board of directors.

Andrew Malloy, Director

Mr. Malloy is a Managing Director of Monument Capital Group LLC, a Washington DC based private investment firm, where he serves as the head of their Denver, Colorado office. He has 30 years of experience in alternative investments, family office and wealth management industries. Prior to joining Monument Capital Group, Mr. Malloy served as a Managing Director of Massey Quick & Co., a multi-family investment office, from March 2011 through December 2011. Prior to joining Massey Quick, he served as a Managing Principal of Shepherd Kaplan LLC, an investment advisory firm based in Boston, Massachusetts from February 2009 through July 2010. Previous to Shepherd Kaplan, Mr. Malloy was an initial investor in, and the Director of Business Strategy and Development for WisdomTree Asset Management, Inc. from June 2006 through October 2008. Mr. Malloy also previously served as a Senior Managing Director and the Chief Investment Officer of TAG Associates, Ltd., as a Senior Vice President at Oppenheimer & Co. He also served in the corporate and executive services group of Bear, Stearns & Co. Mr. Malloy is also an Associate General Partner of his family’s real estate holding company. He attended Villanova University and the Harvard Business School Executive MBA program. His achievements, experience and knowledge led the board to believe that he is qualified to serve on the board of directors.

 Independent Directors

Our board of directors has determined that each of Messrs. Ian Wolfman, Charles Thomas and Andrew Malloy is independent within the meaning of applicable listing rules of the Nasdaq Stock Market and the rules and regulations promulgated by the Securities and Exchange Commission.

Committees of the Board of Directors

Audit Committee. We established an audit committee of the board of directors on October 25, 2011. The audit committee consists of Messrs. Wolfman, Thomas and Malloy, each of whom our board has determined to be financially literate and qualify as an independent director under Section 5605(a)(2) of the rules of the Nasdaq Stock Market. In addition, Mr. Malloy qualifies as a financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K. The function of the audit committee is to oversee our accounting and financial reporting and the audits of our financial statements. The audit committee assists the board in monitoring the integrity of the financial statements, the qualifications, independence and appointment of the independent registered public accounting firm, the performance of our internal audit function and independent auditors, our systems of internal control and our compliance with legal and regulatory requirements. Copies of our audit committee charter can be obtained free of charge from our web site, www.bluecalypso.com.

Compensation Committee. We established a compensation committee of the board of directors October 25, 2011. The compensation committee consists of Messrs. Wolfman, Thomas and Malloy, each of whom our board has determined qualifies as an independent director under Section 5605(a)(2) of the rules of the Nasdaq Stock Market, as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and as a “non-employee director” for purposes of Section 16b-3 under the Exchange Act. The function of the compensation committee is to assist the board in overseeing our management compensation policies and practices, including (i) determining and approving the compensation of the our chief executive officer and other executive officers, (ii) reviewing and approving management incentive compensation policies and programs, and exercising discretion in the administration of such programs, (iii) reviewing and approving the form and amount of director compensation and (iv) reviewing and approving equity compensation programs for employees and exercising discretion in the administration of such programs. Copies of our compensation committee charter can be obtained free of charge from our web site, www.bluecalypso.com.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to directors, officers and other employees of the Company and its subsidiaries, including our principal executive officer, principal financial officer and principal accounting officer. Copies of the code can be obtained free of charge from our web site, www.bluecalypso.com. We intend to post any amendments to; or waivers from, our code of ethics on our web site.

EXECUTIVE COMPENSATION

2012 and 2011 Summary Compensation Table

The following table sets forth the compensation earned by the Company’s principal executive officer, and each of the Company’s two most highly compensated executive officers other than the principal executive officer whose compensation exceeded $100,000 (collectively, the “Named Executive Officers”), during the years ended December 31, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Nonequity Incentive Plan Compensation ($)		Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
William Ogle Chairman and Chief Executive Officer (1)	2012 2011	241,026		5,234,337		1,719,139							7,194,502
David Polster Chief Financial Officer (2)	2012	64,625											64,625
Andrew Levi Chief Technology Officer, Former Chairman and Chief Executive Officer (2)	2012 2011	- -	- -	- -	$ $	- -	$	- -	$	- -	$	- -	- -
James Craig Former Chief Financial Officer	2012	18,974						-					18,974
Deborah Flores Former President, Secretary and Treasurer (3)	2011	-	-	-		$-		-		-		-	-

(1) Mr. Ogle was appointed as our chairman and chief executive officer effective June 11, 2012.

(2) Mr. Levi served as our chairman and chief executive officer from September 1, 2011 through June 10, 2012. He currently serves as our chief technology officer.

(3) Ms. Flores served as our president, secretary, treasurer and as a member of our board of directors from March 2, 2007 through September 1, 2011.

During the years ended December 31, 2011 and December 31, 2010, our named executive officers did not receive a salary, and do not have any other compensation arrangements in place, except that they are eligible to receive discretionary awards under the Blue Calypso, Inc. 2011 Long-Term Incentive Plan.

On June 1, 2012, we entered into an employment letter agreement with our Chief Executive Officer, William Ogle, which was effective on June 11, 2012. The agreement does not have a specified term and Mr. Ogle’s employment is on an at-will basis. The agreement provides that Mr. Ogle is entitled to an annual base salary of $400,000. He is also entitled to annual incentive-based compensation with a target value of 100% of his base salary with an upper limit of 200%, to be determined and administered by our board of directors. Such incentive-based compensation may be paid in the form of shares of our common stock or cash. Mr. Ogle will also receive a restricted stock award equal to 7% of our total issued and outstanding shares calculated as of June 11, 2012. The restricted stock award will vest: (i) one-third on the one year anniversary of the grant date, and (ii) the remaining two-thirds will vest pro rata in eight equal quarterly installments. Mr. Ogle may also be offered additional annual equity awards of up to 200% of his base salary subject to mutually agreeable and reasonable targets beginning in 2013. In addition, on June 11, 2012, pursuant to his employment letter agreement, we also granted to Mr. Ogle options to purchase 3% of the issued and outstanding shares of common stock of the Company on a fully-diluted basis. The options will be exercisable at an exercise price equal to $0.10 per share for a term of 10 years. Mr. Ogle will also be eligible to participate in the Company’s comprehensive medical and dental program. In the event that we terminate Mr. Ogle’s employment without cause or Mr. Ogle terminates his employment for good reason, we will pay him his base salary for a period of 12 months from the date of separation and he will be eligible to receive any incentive compensation subject to the applicable targets being achieved. During such severance period, we will pay the premiums for health insurance coverage substantially similar to the benefits provided to Mr. Ogle and his dependents as of the date of termination.

2011 Long-Term Incentive Plan

On August 31, 2011, the Board adopted, subject to stockholder approval, the Blue Calypso, Inc. 2011 Long-Term Incentive Plan. Our stockholders approved the Blue Calypso, Inc. 2011 Long-Term Incentive Plan on September 9, 2011. The Blue Calypso, Inc. 2011 Long-Term Incentive Plan is intended to enable us to remain competitive and innovative in our ability to attract, motivate, reward and retain the services of key employees, certain key contractors, and non-employee directors. The Blue Calypso, Inc. 2011 Long-Term Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem, and which may be paid in cash or shares of common stock. The Blue Calypso, Inc. 2011 Long-Term Incentive Plan is expected to provide flexibility to our compensation methods in order to adapt the compensation of employees, contractors, and non-employee directors to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws. Subject to certain adjustments, the maximum number of shares of our common stock that may be delivered pursuant to awards under the Blue Calypso, Inc. 2011 Long-Term Incentive Plan is 35,000,000 shares. As of the date of this prospectus, 29,537,675 shares remain available for issuance under the Blue Calypso, Inc. 2011 Long-Term Incentive Plan.

Director Compensation

We do not currently compensate our directors, except as described below. We expect that the future compensation arrangements may be comprised of a combination of cash and/or equity awards.

On May 31, 2012, we granted stock options under the Blue Calypso, Inc. 2011 Long-Term Incentive Plan to the directors as follows:

Name	Shares Subject to Option	Exercise Price	Vesting Provisions	Expiration Date
Charles Thomas (1)	375,000	$0.454	Pro-rata vesting quarterly over two years	May 31, 2022
Ian Wolfman (1)	375,000	$0.454	Pro-rata vesting quarterly over two years	May 31, 2022

(1) Messrs. Thomas and Wolfman were appointed to the Board of Directors effective May 31, 2012.

Outstanding Equity Awards at Fiscal Year End

 The following table provides information about the number of outstanding equity awards held by our named executive officers as of December 31, 2012.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

William Ogle	5,608,218(1)		5,608,218	0.10	6/11/2022	13,085,842(2)	6,542,921
David Polster		250,000(3)	250,000	0.50	7/18/2022

(1) All of these options were immediately exercisable on June 11, 2012.

(2) Of these shares, 4,361,947 shares will vest on June 11, 2013, and the remaining 8,723,895 shares will vest pro-rata in eight equal installments with each installment vesting on the last day of each calendar quarter.

(3) All of these options will vest on July 18, 2013. In the event that Mr. Polster’s employment is terminated by reason other than cause prior to March 18, 2013, 75% of the options will vest and become exercisable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of common stock and other classes of our equity securities entitled to vote on all matters submitted to a vote by holders of common stock beneficially owned as of November 18, 2013, by (i) each of our directors and named executive officers; (ii) all persons who are known by us to be beneficial owners of 5% or more of our outstanding common stock; and (iii) all of our officers and directors as a group. The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Unless otherwise noted, to our knowledge and subject to community property laws where applicable, each of the persons listed below has sole voting and investment power with respect to the shares indicated as beneficially owned by such person. Unless otherwise noted, each person’s address is c/o Blue Calypso, Inc. 19111 North Dallas Parkway, Suite 200, Dallas, Texas 75287.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class (1)(2)

William Ogle	19,219,060	(3)	11.08%

Andrew Levi	31,506,920	(4)	18.79%

David Polster	250,000	(5)	-

Ian Wolfman	281,250	(6)	*

Charles Thomas	281,250	(6)	*

Andrew Malloy	112,500	(7)	*

Esousa Holdings LLC(8) 317 Madison Ave., Suite 1621 New York, NY 10017	12,480,250	(9)	7.46%

Ronald L. Chez c/o Thompson Coburn LLP 55 East Monroe Street, Suite 3700 Chicago, IL 60604	12,888,361	(10)	7.70%

All directors and executive officers as a group (6 persons)	51,650,980		29.57%

(1) Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of the date of this prospectus, except as otherwise noted. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2) These percentages have been calculated based on 167,389,832 shares of common stock outstanding as of November 18, 2013.

(3) Includes (i) 5,608,218 shares issuable upon exercise of vested stock options, (ii) 500,000 shares issuable upon conversion of 10% convertible debentures, and 13,085,842 shares issued pursuant to a restricted stock grant.

(4) Includes 250,000 shares issuable upon conversion of 10% convertible debentures.

(5) Includes 250,000 shares issuable upon exercise of vested stock options.

(6) Includes 281,250 shares issuable upon exercise of vested stock options.

(7) Includes 112,500 shares issuable upon exercise of vested stock options.

(8) Rachel Glicksman, as managing director of Esousa Holdings LLC, has voting and dispositive control over such shares.

(9) Based upon a Schedule 13G/A filed by Esousa Holdings, LLC on February 14, 2012.

(10) Based upon a Secudule 13D/A filed by Ronald L. Chez on October 17, 2013.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Aztec Systems, Inc., is a corporation that has provided us with administrative and technical support services until August 2012 and software development services until October 2012. Until the time of its sale to GLT Aztec LP on June 15, 2012, the majority owner of Aztec Systems, Inc. was Andrew Levi, our chief technology officer. From inception, September 11, 2009, through June 30, 2013, we have incurred technology services fees of $22,618 and software development fees of $383,558 related to Aztec Systems, Inc.

On January 16, 2012, we entered into a letter agreement with Aztec Systems, pursuant to which Aztec Systems agreed to extend credit to us in an amount requested by us up to a maximum of $30,000 in any single month through March 31, 2012 to assist us with our ongoing software development efforts. In connection with the credit extension, we agreed to pay Aztec Systems a minimum of $30,000 per month beginning January 2012 to be applied against any amounts currently owed by us to Aztec Systems or incurred in the future for software development or hosting services. The credit extension was terminable upon notice by Aztec Systems. On January 17, 2012, we issued a promissory note to Aztec Systems in the principal amount of $254,992.89. The principal amount of the note reflects the balance due to Aztec Systems as of December 31, 2011 for software development and hosting services provided by Aztec Systems. The note bears interest at a rate of 8% per annum and the entire principal and interest under the note was due on September 30, 2012.

On November 9, 2012, we entered into an exchange agreement with Aztec Systems, pursuant to which we agreed to exchange the note which then had a balance of $368,059.24 and our existing accounts payable to Aztec Systems of $177,898.92 for an 8% convertible note in the principal amount of $545,958.16. The 8% convertible note was due on March 31, 2013. Pursuant to the exchange agreement, we agreed to register the shares of common stock issuable upon conversion of the 8% convertible note and an aggregate of 3,733,428 shares of common stock then held by Aztec Systems on or before December 31, 2012. The 8% convertible note was convertible into shares of our common stock at a conversion price equal to the greater of: (i) $0.15 per share or (ii) the price per share at which common stock is sold in a subsequent financing. Upon effectiveness of the registration statement covering the resale of such shares, the 8% convertible note automatically converted into 3,639,722 shares of our common stock.

SELLING STOCKHOLDERS

Up to 51,429,518 shares of our common stock are being offered by this prospectus, including (i) up to 20,491,164 shares of our common stock issuable upon exercise of outstanding common stock purchase warrants, (ii) up to 19,392,200 shares of our common stock to be offered by the selling stockholders upon the conversion of an outstanding 10% convertible debenture, including 930,664 shares issuable in lieu of accrued interest on such debentures, and (iii) up to 11,546,154 shares of our common stock, all of which are being registered for sale for the accounts of the selling stockholders.  Each of the transactions by which the selling stockholders acquired their securities from us was exempt under the registration provisions of the Securities Act of 1933, as amended.

The warrants were originally exercisable at a price of $0.10 per share. On September 13, 2013, we entered into an agreement with the holder of the warrants in order to induce the holder to exercise. We agreed to provide for a temporary reduction in the exercise price of such warrants from $0.10 to $0.05 through the later of December 31, 2013 or 45 days after a registration statement covering the underlying shares is declared effective by the Securities and Exchange Commission. In addition, the holder agreed to the elimination of the cashless exercise feature and certain anti-dilution protections contained in the warrants. If the warrants are not exercised prior to such date, the exercise price of the warrants will increase to $0.15 per share.

The 10% convertible debenture was originally convertible at a conversion price of $0.25 per share. On September 13, 2013, we entered into an agreement with the holder of the debenture in order to induce the holder to convert. We agreed to provide for a temporary reduction in the conversion price of the debenture from $0.25 to $0.13 through December 31, 2013, after which the conversion price will revert back to the original conversion price of $0.25 per share.

The shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus.  The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the percentage of our common stock beneficially owned by each selling stockholder after the offering, we have assumed that all shares offered by such selling stockholder have been sold, and therefore the calculation is based on a number of shares of common stock outstanding comprised of (i) 167,389,832 shares of common stock outstanding as of November 18, 2013 plus (ii) the number of shares offered by the selling stockholder in this offering.  The shares offered by one selling stockholder are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder.

	Ownership Before Offering		Ownership After Offering
Selling Stockholder	Number of shares of common stock beneficially owned	Number of shares offered	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
SB Dallas Investments I, LP (1)	1,570,000 (3)	20,491,164	1,570,000	*
Bonanza Master Fund, Ltd. (2)	7,700,000	7,700,000	-	*
Ronald L. Chez	12,888,361	3,846,154	9,042,207	5.40%

* Less than 1%

(1)           Steven B. Solomon as Managing Director of SB Dallas Investments I, LP has voting and dispositive controls over such shares.

(2)           Bernay Box, as President of Bonanza Fund Management, Inc. the general partner of Bonanza Capital, Ltd., the managing partner of Bonanza Master Fund, Ltd., has voting and dispositive controls over such shares.

(3)           Includes shares of common stock held by LMD Capital, LLC. Steven B. Solomon as Managing Member of LMD Capital, LLC has sold voting and dispositive control over such shares. Excludes 20,491,164 shares issuable upon exercise of outstanding warrants.

DESCRIPTION OF SECURITIES

We have authorized 685,000,000 shares of capital stock, par value $0.0001 per share, of which 680,000,000 are shares of common stock and 5,000,000 are shares of “blank check” preferred stock. Of such shares of preferred stock, 1,700,000 have been designated as shares of Series A Convertible Preferred Stock. On November 8, 2013, there were 167,389,832 shares of common stock and 750,000 shares of Series A Convertible Preferred Stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of our common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. The common stock has no preemptive or conversion rights, other subscription rights, or redemption or sinking fund provisions.

Preferred Stock

Our Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

The shares of Series A Convertible Preferred Stock are convertible into shares of common stock at a conversion price of $0.0679 per share (subject to adjustment for stock dividends, stock splits and similar transactions), except that a holder of the Series A Convertible Preferred Stock cannot convert the Series A Convertible Preferred Stock to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99%; provided, however, that the holder may waive the 4.99% conversion limitation upon 61 days prior written notice to increase such percentage to up to 9.99%. There are no other differences between the rights of the Series A Convertible Preferred Stock and the common stock.

Warrants

In connection with our September 2011 private placement, we issued investors five-year warrants to purchase up to an aggregate of 25,036,820 shares of common stock at an exercise price of $0.10 per share. We are prohibited from effecting the exercise of any such warrant to the extent that as a result of such exercise the holder of the exercised warrant beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrant. The warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits, issuances of securities at a purchase price less than $0.10 per share (subject to certain exceptions) and other similar events. In addition, if (i) the volume-weighted average price of our common stock for 30 consecutive trading days is at least 250% of the exercise price of the warrants; (ii) the 30-day average daily trading volume of our common stock has been at least 1,000,000 shares; and (iii) the holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by us, then we may require each investor to exercise all or a portion of its warrant pursuant to the terms described above within 10 business days following the delivery of a notice of acceleration. Any warrant that is not exercised as aforesaid shall expire automatically at the end of such 10-day period. On April 19, 2012, we amended these warrants to provide for cashless exercises and to extend the period during which the anti-dilution protection applies until April 19, 2013. On April 29, 2013, we entered into an agreement with one of the holders of these warrants to extend the maturity date of such holder’s warrants until April 30, 2018 and to extend the anti-dilution protection of such warrants for the life of the warrants. On September 13, 2013, we entered into an agreement with the holder of warrants to purchase an aggregate of 13,491,164 in order to induce the holder to exercise such warrants as well as to eliminate the cashless exercise feature and certain anti-dilution protections contained in such warrants. In exchange, we will provide for a temporary reduction in the exercise price of such warrants from $0.10 to $0.05 through the later of December 31, 2013 or 45 days after a registration statement covering the underlying shares is declared effective by the Securities and Exchange Commission.

In connection with our April 2012 private placement, we issued an investor a five-year warrant to purchase up to 6,500,000 shares of common stock at an exercise price of $0.10 per share. We are prohibited from effecting the exercise of any such warrant to the extent that as a result of such exercise the holder of the exercised warrant beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrant. The warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits, issuances of securities at a purchase price less than $0.10 per share (subject to certain exceptions) and other similar events. In addition, if (i) the volume-weighted average price of our common stock for 30 consecutive trading days is at least 250% of the exercise price of the warrants; (ii) the 30-day average daily trading volume of our common stock has been at least 1,000,000 shares; and (iii) the holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by us, then we may require each investor to exercise all or a portion of its warrant pursuant to the terms described above within 10 business days following the delivery of a notice of acceleration. Any warrant that is not exercised as aforesaid shall expire automatically at the end of such 10-day period. These warrants are exercisable on a cashless basis. On April 29, 2013, we entered into an agreement with one of the holders of these warrants to extend the maturity date of such holder’s warrants until April 30, 2018 and to extend the anti-dilution protection of such warrants for the life of the warrants. On September 13, 2013, we entered into an agreement with the holder of these warrants in order to induce the holder to exercise such warrants as well as to eliminate the cashless exercise feature and certain anti-dilution protections contained in such warrants. In exchange, we will provide for a temporary reduction in the exercise price of such warrants from $0.10 to $0.05 through the later of December 31, 2013 or 45 days after a registration statement covering the underlying shares is declared effective by the Securities and Exchange Commission.

In connection with our June 2012 private placement, we issued investors two-year warrants to purchase up to an aggregate of 445,000 shares of common stock at an exercise price of $0.75 per share. We are prohibited from effecting the exercise of any such warrant to the extent that as a result of such exercise the holder of the exercised warrant beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrant. The warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits, issuances of securities at a purchase price less than $0.75 per share (subject to certain exceptions) and other similar events. In addition, if (i) the volume-weighted average price of our common stock for 30 consecutive trading days is at least 250% of the exercise price of the warrants; (ii) the 30-day average daily trading volume of our common stock has been at least 1,000,000 shares; and (iii) the holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by us, then we may require each investor to exercise all or a portion of its warrant pursuant to the terms described above within 10 business days following the delivery of a notice of acceleration. Any warrant that is not exercised as aforesaid shall expire automatically at the end of such 10-day period.

            In December 2012, in connection with the settlement of certain outstanding accounts payable, we issued two-year warrants to purchase up to an aggregate of 487,235 shares of common stock at an exercise price of $0.50 per share. We are prohibited from effecting the exercise of any such warrant to the extent that as a result of such exercise the holder of the exercised warrant beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrant. The warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events. In addition, if (i) the volume-weighted average price of our common stock for 30 consecutive trading days is at least 250% of the exercise price of the warrants; (ii) the 30-day average daily trading volume of our common stock has been at least 1,000,000 shares; and (iii) the holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by us, then we may require each investor to exercise all or a portion of its warrant pursuant to the terms described above within 10 business days following the delivery of a notice of acceleration. Any warrant that is not exercised as aforesaid shall expire automatically at the end of such 10-day period.

Convertible Debentures

On November 15, 2012, we commenced a private offering of up to $3,000,000 of units at a purchase price of $50,000 per unit. Each unit consisted of a 10% convertible debenture in the principal amount of $50,000 and 12,500 shares of our common stock. The 10% debenture bears interest at a rate of 10% per annum, is due two years from the issuance date and is convertible into shares of the Company’s common stock at a conversion price of $0.20 per share. As of the termination of the private offering, we issued and sold an aggregate of 12 units in consideration of gross proceeds of $600,000.

On May 6, 2013, we entered into a securities purchase agreement with an accredited investor pursuant to which we issued and sold a 10% convertible debenture in the principal amount of $2,400,000 and 1,200,000 shares of common stock in consideration of gross proceeds of $2,400,000. The 10% convertible debenture bears interest at a rate of 10% per annum, is due two years from the issuance date and is convertible into shares of our common stock at a conversion price of $0.25 per share.

Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law (the “DGCL”), in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless:

•         prior to such time the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•         upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•         at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

The term “business combination” is defined to include, among other transactions between an interested stockholder and a corporation or any direct or indirect majority owned subsidiary thereof: a merger or consolidation; a sale, lease, exchange, mortgage, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would result in the issuance or transfer by the corporation of any of its stock to the interested stockholder; certain transactions that would increase the interested stockholder’s proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an “interested stockholder” is any person who is the owner of 15% or more of the outstanding voting stock of the corporation, an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date or the affiliates and associates of such person. The term “owner” is broadly defined to include any person that individually or with or through such person’s affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock.

The restrictions described above do not apply to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the DGCL or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. We have not opted out of Section 203, but we are not currently subject to it because we are not listed on a national securities exchange and our securities are held of record by fewer than 2,000 stockholders. However, we could become subject to it if we become so listed or so held.

If Section 203 becomes applicable to us, it could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, could discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

•         permit our board of directors to issue up to 5,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

•         provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•         do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•         provide that special meetings of our stockholders may be called only by our chairman, president or board of directors; and

•         provide that directors may be removed from office only by the affirmative vote at a special meeting of stockholders of the holders of a majority of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors, either for or without cause.

Indemnification of Directors and Officers

Pursuant to Section 145 of the DGCL, a corporation has the power to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the individual’s conduct was unlawful. Such determination shall be made, in the case of an individual who is a director or officer at the time of such determination:

• by a majority of the disinterested directors, even though less than a quorum;

• by a committee of such directors designated by a majority vote of such directors, even though less than a quorum;

• if there are no disinterested directors, or if such directors so direct, by independent legal counsel; or

• by a majority vote of the stockholders, at a meeting at which a quorum is present.

Without court approval, however, no indemnification may be made in respect of any derivative action in which such individual is adjudged liable to the corporation.

The DGCL requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action.

The DGCL permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon such individuals’ commitment to repay any advances unless it is determined ultimately that such individuals are entitled to be indemnified.

Under the DGCL, the rights to indemnification and advancement of expenses provided in the law are non-exclusive, in that, subject to public policy issues, indemnification and advancement of expenses beyond that provided by statute may be provided by bylaw, agreement, vote of stockholders, disinterested directors or otherwise.

Our certificate of incorporation and bylaws provide that our officers, directors, employees and agents shall be indemnified to the fullest extent permitted by applicable law, and that we shall pay the expenses incurred in defending any proceeding in advance of its final disposition. Payment of expenses incurred by an officer or director in advance of the final disposition of the proceeding shall be made only upon the receipt of an undertaking by the officer or director to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified. Expenses incurred by other of our agents (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as our board deems appropriate. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

We intend to enter into indemnification agreements with certain of our directors and officers which may, in certain cases, be broader than the specific indemnification provisions contained in our certificate of incorporation and bylaws. The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Limitation of Personal Liability of Directors

The DGCL provides that a corporation’s certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director for:

• any breach of the director’s duty of loyalty to the corporation or its stockholders;

• acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

• violation of certain provisions of the DGCL;

• any transaction from which the director derived an improper personal benefit; or

• any act or omission prior to the adoption of such a provision in the certificate of incorporation.

Our certificate of incorporation provides that our directors shall not be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent provided by applicable law for the actions described above.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•         ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•         block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•         purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•         an exchange distribution in accordance with the rules of the applicable exchange;

•         privately negotiated transactions;

•         settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•         settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•         broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•         through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•         a combination of any such methods of sale; or

•         any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

LEGAL MATTERS

Fox Rothschild LLP, Lawrenceville, New Jersey, will pass upon the validity of the shares of our common stock offered by the selling stockholders under this prospectus.

EXPERTS

Our financial statements as of December 31, 2012 and 2011 and for the years ended December 31, 2012 and 2011 included in this prospectus have been audited by Montgomery Coscia Greilich LLP, Certified Public Accountants, an independent registered public accounting firm, as stated in its report appearing in the registration statement, and are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act of 1933, as amended, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that the selling stockholders are offering in this prospectus.

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. In addition, through our website, http://www.bluecalypso.com, you can access electronic copies of documents we file with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q, and Current Reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: 19111 North Dallas Parkway Suite 200, Dallas Texas 75287, Attention: William Ogle, Chief Executive Officer.

BLUE CALYPSO, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2012 and 2011	F-3
Consolidated Statements of Operations for the Years Ended December 31, 2012 and 2011	F-4
Consolidated Statement of Changes in Stockholder’s Equity (Deficit) from Inception, September 11, 2009, to December 31, 2012	F-5
Consolidated Statements of Cash Flows for the Years Ended December 31, 2012 and 2011	F-6
Notes to Consolidated Financial Statements (December 31, 2012 and 2011)	F-7
Condensed Consolidated Balance Sheet as of September 30, 2013 (Unaudited)	F-23

Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2013 and 2012 and the Period from September 11, 2009 (Date of Inception) to September 30, 2013 (Unaudited)

F-24
Condensed Consolidated Statements of Changes in Stockholders’ Deficiency For The Nine Months Ended June 30, 2013 (Unaudited)	F-25
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2013 and 2012 and the Period from September 11, 2009 (Date of Inception) to September 30, 2013 (Unaudited)	F-26
Notes to Condensed Consolidated Financial Statements (September 30, 2013)	F-27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Blue Calypso, Inc., and Subsidiary

We have audited the accompanying consolidated balance sheets of Blue Calypso, Inc. and subsidiary (a development stage company, the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for each of the years then ended and the period from September 11, 2009 (inception) to December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether these financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Blue Calypso, Inc. and subsidiary as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended and for the period from September 11, 2009 (inception) to December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the consolidated financial statements, the Company has had recurring losses from operations, negative cash flows from operating activities and has an accumulated deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

As further discussed in Note 2 to the financial statements, restatement adjustments were made to the financial statements for the year ended December 31, 2012 and 2011 with regard  to a loss on change in fair value of derivative liabilities  of $10,284,733 for the year ended December 31, 2011 and a change in fair value of derivative liabilities of $1,668,082, an increase in interest expense related to derivative liabilities of $611,007 and an understatement of restricted stock expense of $1,017,786 for the year ended December 31, 2012.

 /s/ Montgomery Coscia Greilich LLP
Plano, Texas
March 28, 2013 except for Note 2, which is dated October 9, 2013

BLUE CALYPSO INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2012 AND 2011
	2012 (RESTATED)	2011 (RESTATED)
ASSETS
Current assets:
Cash and cash equivalents	218,798	371,393
Accounts receivable	43,868	51,900
Prepaid expenses	3,052	34,807
Total current assets	265,718	458,100

Property and equipment, net of accumulated depreciation of $7,153 and $2,397 in 2012 and 2011 respectively	16,628	21,384

Capitalized software development costs, net of accumulated amortization of $352,957 and $133,279 in 2012 and 2011, respectively	923,449	814,874

Total assets	$1,205,795	$1,294,358

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	84,947	68,162
Accounts payable-affiliate	-	254,838
Accrued liabilities	186,508	96,962
Unearned revenue	10,000	24,174
Notes payable - LMD	465,000	-
Notes payable-affiliate (net of discount of $244,705)	301,253	-
Debt liability -derivative	109,802	-
Warrant liabilities	10,854,204	10,997,560
Total current liabilities	12,011,714	11,441,696

Note payable - debentures (net of discount of $213,500)	236,500	-
Commitments and contingencies (note 13)	-	-

Total liabilities	12,248,214	11,441,696

Stockholders' equity (deficit)
Series A convertible preferred stock, par value $.0001 per share (Authorized 5,000,000 shares; issued and outstanding 1,700,000 shares)	170	150
Common stock, par value $.0001 per share (Authorized 680,000,000 shares; issued and outstanding 125,135,113 shares as of 12/31/12 and 126,845,641 shares at 12/31/11 respectively)	12,514	12,685
Additional paid in capital	9,533,095	3,954,102
Deferred compensation	(2,980,218)	(1,581,954)
Accumulated deficit during development stage	(17,607,980)	(12,532,321)
Total stockholders' equity (deficit)	(11,042,419)	(10,147,338)

Total liabilities and stockholders' equity (deficit)	$1,205,795	$1,294,358

BLUE CALYPSO INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012 (RESTATED)	2011 (RESTATED)	FROM INCEPTION SEP 11, 2009 TO DEC 31, 2012 (RESTATED)

REVENUE	$74,584	$51,590	$126,211
COST OF REVENUE	155,022	111,511	266,533
GROSS LOSS	(80,438)	(59,921)	(140,322)
			-
OPERATING EXPENSES			-
Sales and marketing	420,692	731,483	1,288,354
General and administrative	4,786,152	862,455	5,896,236
Depreciation and amortization	797,454	123,624	933,179
	6,004,298	1,717,562	8,117,769

LOSS FROM OPERATIONS	(6,084,736)	(1,777,483)	(8,258,091)

OTHER INCOME (EXPENSE)
Interest income	-	-	15
Interest expense	(659,005)	(57,417)	(733,253)
Change in fair value of derivative liabilities	1,668,082	(10,284,733)	(8,616,651)
	1,009,077	(10,342,150)	(9,349,889)
LOSS BEFORE INCOME TAX PROVISION	(5,075,659)	(12,119,633)	(17,607,980)

INCOME TAX PROVISION	-	-	-

NET LOSS	(5,075,659)	(12,119,633)	(17,607,980)

Loss per share:
Basic and Diluted	$(0.04)	$(0.13)

Weighted Average Shares Outstanding
Basic and Diluted	133,060,503	90,751,588

BLUE CALYPSO, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
PERIOD FROM SEPTEMBER 11, 2009 (DATE OF INCEPTION) TO DECEMBER 31, 2012
(UNAUDITED) (RESTATED)
							Accumulated Deficit During Development Stage
								Total Stockholders' Equity(Deficit)
	Preferred Stock		Common Stock		Additional Paid-In Capital	Deferred Compensation
	Shares	Amount	Shares	Amount

Beginning Balance, September 11, 2009	-	$-	-	$-	$-	$-	$-	$-

Net Loss	-	-	-	-	-	-	(23,653)	(23,653)

Ending Balance, December 31, 2009	-	-	-	-	-	-	(23,653)	(23,653)

Shares issued at $.0001 per share-3/10/2010	-	-	65,448,269	6,545	(5,525)	-	-	1,020

Affiliate payable converted to equity- 3/31/10	-	-	-	-	21,958	-	-	21,958

Net loss	-	-	-	-	-	-	(5,296)	(5,296)

Ending Balance, March 31, 2010	-	-	65,448,269	6,545	16,433	-	(28,949)	(5,971)

Restricted shares issued- 6/10/2010	-	-	5,133,198	513	(433)	(80)	-	-

Net loss	-	-	-	-	-	-	(82,668)	(82,668)

Ending Balance, June 30, 2010	-	-	70,581,467	7,058	16,000	(80)	(111,617)	(88,639)

Restricted shares issued- 9/20/2010	-	-	1,604,124	160	(135)	(25)	-	-

Net loss	-	-	-	-	-	-	(115,880)	(115,880)

Ending Balance, September 30, 2010	-	-	72,185,591	7,219	15,864	(105)	(227,497)	(204,519)

Restricted shares vested as of 12/31/10	-	-	-	-	-	22	-	22

Net loss	-	-	-	-	-	-	(185,191)	(185,191)

Ending Balance, December 31, 2010	-	-	72,185,591	7,219	15,864	(83)	(412,688)	(389,688)

Restricted shares issued- 1/10/11	-	-	1,283,299	128	(108)	(20)	-	-

Additional Paid-In Capital	-	-	-	-	10	-	-	10

Restricted shares vested as of 03/31/11	-	-	-	-	-	12	-	12

Net loss	-	-	-	-	-	-	(174,767)	(174,767)

Ending Balance, March 31, 2011	-	-	73,468,891	7,347	15,766	(91)	(587,455)	(564,433)

Restricted shares issued- 4/29/11	-	-	1,283,299	128	(108)	(20)	-	-

Restricted shares vested as of 06/30/11	-	-	-	-	-	15	-	15

Net loss	-	-	-	-	-	-	(235,432)	(235,432)

Ending Balance, June 30, 2011	-	-	74,752,190	7,475	15,658	(96)	(822,887)	(799,850)

Restricted shares cancelled 7/25/11	-	-	(2,887,423)	(288)	192	96	-	-

Restricted shares vested as of 09/30/11	-	-	-	-	-	-	-	-

Conversion of Debt 9/1/11	-	-	28,135,234	2,814	1,562,274	-	-	1,565,088

Reverse merger shares issued 9/1/11	-	-	24,974,700	2,497	(2,497)	-	-	-

Restricted shares issued- 9/8/11	-	-	320,825	32	21,752	(21,784)	-	(0)

Net loss	-	-	-	-	-	-	(621,271)	(621,271)

Ending Balance, September 30, 2011	-	-	125,295,526	12,530	1,597,379	(21,784)	(1,444,158)	143,967

Additional Paid-In Capital-Compensation Expense	-	-	-	-	4,239	-	-	4,239
Conversion of Debt to Pref Stock 10/17/11	1,500,000	150	-	-	1,499,850	-	-	1,500,000
Restricted shares vested as of 10/1/11	-	-	-	-	-	5,446	-	5,446
Restricted shares issued- 12/30/11	-	-	1,550,115	-	1,565,461	(1,565,616)	-	-
Allocation of proceeds from warrants – 12/31/11	-	-	-	-	(712,827)	-	-	(712,827)
Net loss	-	-	-	-	-	-	(11,088,163)	(11,088,163)

Ending Balance, December 31, 2011	1,500,000	150	126,845,641	12,685	3,954,102	(1,581,954)	(12,532,321)	(10,147,338)
Purchase of Preferred Stock	200,000	-	-	-	200,000	-	-	200,000
Restricted Shares Issued	-	-	200,000	-	-	-	-	-
Stock Options - Deferred Income	-	-	-	-	-	763,480	-	763,480
Allocation of proceeds from warrants – 3/31/12	-	-	-	-	(946,049)	-	-	(946,049)
Net loss	-	-	-	-	-	-	(1,785,795)	(1,785,795)
Ending Balance, March 31, 2012	1,700,000	150	127,045,641	12,685	3,208,052	(818,474)	(14,318,115)	(11,915,702)

Restricted Shares Issued	-	-	-	-	5,234,337	(5,234,337)	-	-
Restricted Shares Cancelled	-	-	(1,700,115)	(155)	(1,565,461)	1,565,616	-	-
Restricted Shares - Unvested	-	-	(290,619)	(24)	(16,314)	16,338	-	-
Purchase of Common Stock - related to Private Offering	-	-	440,000	44	186,479	-	-	186,523
Release of Common Stock from Shareholder	-	-	(440,000)	-	-	-	-	-
Stock Options - Deferred Income	-	-	-	-	-	2,181,627	-	2,181,627
Recording of restricted stock – 6/30/12	-	-	-	-	145,398	-	-	145,398

Net loss	-	-	-	-	-	-	(979,769)	(979,769)

Ending Balance, June 30, 2012	1,700,000	150	125,054,907	12,550	7,192,491	(2,289,230)	(15,297,884)	(10,381,923)

Restricted Shares - vested	-	-	80,205	-	-	-	-	-
Purchase of Common Stock - related to Private Offering	-	-	450,000	62	232,438	-	-	232,500
Release of Common Stock from Shareholder	-	-	(450,000)	-	-	-	-	-
Stock Options - Deferred Income	-	-	-	-	-	13,872	-	13,872
July 2012 warrant adjustment	-	-	-	-	(29,349)	-	-	(29,349)
Recording of restricted stock	-	-	-	-	436,194	-	-	436,194
Net loss	-	-	-	-	-	-	(856,619)	(856,619)

Ending Balance September 30, 2012	1,700,000	$150	125,135,112	$12,612	$7,831,774	$(2,275,358)	$(16,154,503)	$(10,585,325)

Purchase of common stock - via AP settlements	-	-	1,068,105	107	354,788	-	-	354,895
Release of common stock from shareholder	-	-	(1,068,105)	-	-	-	-	-
Correction to reflect preferred stock amount	-	20	-	-	(20)	-	-	-
Purchase of common stock - related to private offering	-	-	10,000	(17)	(29,983)	-	-	(30,000)
Release of common stock from shareholder	-	-	(10,000)	-	-	-	-	-
Stock options - deferred income	-	-	-	-	-	(753,254)	-	(753,254)
Cumulative correction - common stock	-	-	1	(188)	(42,760)	42,948	-	-
Beneficial conversion feature - notes payable	-	-	-	-	614,696	-	-	614,696
Value of warrants -note payable	-	-	-	-	416,528	-	-	416,528
Restricted shares vested as of 10/1/12	-	-	-	-	-	5,446	-	5,446
Recording of restricted stock	-	-	-	-	436,193	-	-	436,193
11/12 warrants	-	-	-	-	(21,755)	-	-	(21,755)
12/12 warrants	-	-	-	-	(26,367)	-	-	(26,367)
Net loss	-	-	-	-	-	-	(1,453,477)	(1,453,477)

Ending Balance December 31, 2012	1,700,000	170	125,135,113	12,514	9,533,095	(2,980,218)	(17,607,980)	(11,042,419)

BLUE CALYPSO, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

			FROM INCEPTION SEP 11, 2009 TO DEC 31, 2012
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(5,075,659)	$(12,119,633)	$(17,607,980)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	797,454	118,179	927,712
Amortization of vested restricted stock and options	3,228,957	5,446	3,234,425
Change in fair value of derivative liability	(1,668,082)	10,284,733	8,616,651
Amortization of deferred loan discount	611,007		611,007
(Increase) decrease in assets:
Accounts receivable	8,032	(51,900)	(43,868)
Prepaid expenses and other current assets	31,754	(23,987)	(3,052)
Increase (decrease) in liabilities:
Accounts payable	16,785	52,499	84,947
Accounts payable-affiliate	(254,838)	149,423	21,958
Accrued expenses	93,133	41,182	190,094
Deferred revenue	(14,174)	17,211	10,000
Cash used in operating activities	(2,225,631)	(1,526,847)	(3,958,106)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for software development	(331,689)	(490,218)	(1,174,424)
Cash paid for purchases of fixed assets	-	(19,416)	(23,781)
Cash used in investing activities	(331,689)	(509,634)	(1,198,205)

CASH FLOWS FROM FINANCING ACTIVITIES
Contributed capital received	-	150	1,170
Notes payable	1,460,958	-	1,460,958
Purchase of common stock	388,873	-	388,873
Purchase of preferred stock	200,000	-	200,000
Conversion of NP affiliate to equity	-	100,000	200,000
Conversion of AP to equity	354,894	2,194,213	3,124,108
Cash provided by financing activities	2,404,725	2,294,363	5,375,109

Net increase (decrease) in cash	(152,595)	257,882	218,798
Cash at beginning of year	371,393	113,511	-
Cash at end of year	$218,798	$371,393	$218,798

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$0	$-	$0
Cash paid for taxes	$-	$-	$-
Non-cash investing and financing activities:			$-
Conversion of notes payable and accounts payable -former affiliate to common stock	$200,000	$200,000	$421,958
Former affiliate payable converted to note payable	$545,958	$0	$545,958
Conversion of notes payable to common and preferred stock	$0	$2,769,214	$2,769,214
Fair value of warrants issued in connection with preferred, common stock and notes payable	$4,766,716	$11,122,733	$15,889,449
Fair value of conversion option issued in connection with notes payable	$-	$787,192	$787,192
Fair value of warrants issued in settlement of accounts payable	$-	$45,206	$45,206

BLUE CALYPSO, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011 (RESTATED)

1.  Organization and Nature of Business

Blue Calypso Holdings, Inc. (a development stage company) a Texas corporation (“BCHI”), was formed in February 2010 as an investment entity to hold a 100% single-member ownership interest in Blue Calypso, LLC, a Texas Limited Liability Company formed on September 11, 2009.  The companies are under common control and in February 2010 were merged for strategic operating purposes.

On September 1, 2011, BCHI executed a share exchange agreement and merged with a public shell company Blue Calypso Acquisition, Corp., a wholly-owned subsidiary of Blue Calypso, Inc. (formerly known as “JJ&R Ventures, Inc.”).  The Merger was accounted for as a reverse-merger and recapitalization in accordance with the generally accepted accounting principles in the United States.  BCHI is the acquirer for financial reporting purposes and Blue Calypso, Inc. is the acquired company.  Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of BCHI and will be recorded at its historical cost basis. The operations after completion of the Merger include those of BCHI and Blue Calypso Inc. Common stock and corresponding capital amounts of BCHI pre-merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the Merger.  On December 16, 2011 Blue Calypso Holdings, Inc. was merged into its 100% sole-owner, Blue Calypso, Inc.

The Company is a mobile and social media marketing company that activates and measures branded word of mouth campaigns through consumers’ personal texts, posts and tweets between friends. The Company activates a friend to friend distribution of branded marketing campaigns by motivating brand loyalists to personally endorse and share these campaigns with their digital social streams. The Company compensates them for their reach with cash, prizes and VIP perks. Marketers enjoy the power of measured personal endorsements that generate buzz, ignite conversation, drive purchase intent, increase loyalty and attract new customers by leveraging the power of social influence.

2. Restatement  of  Previously  Issued  Financial Statements

On August 26, 2013, after consulting with the Company’s Audit Committee, management changed its accounting for certain of the Company’s warrants previously issued in connection with preferred stock and common stock and conversion features related to previously issued convertible notes. Such warrants and the embedded conversion options are now recorded  as  derivative liabilities on the consolidated balance sheets rather than as a component of equity as reported in the original 10K.

Specifically, the change in treatment of the warrants and the conversion feature embedded in certain convertible notes resulted in a change to the equity and liability portions of the consolidated balance sheets as of December 31, 2012 and resulted in a loss on the fair value of the derivative liabilities which impacted the results of operations and earnings (loss) per share as originally reported.

The effects of the revision on the accompanying balance sheet as of  December 31, 2011 and December 31, 2012 is summarized below:

Condensed Consolidated Balance Sheet
December 31, 2011

	As previously reported	Adjustment	Reference	As Restated

Assets	$1,294,358	$-		$1,294,358

Current liabilities:
Conversion option liability	-	-	(a)	0
Warrant liabilities	-	10,997,560	(a)	10,997,560
Other current liabilities	444,136	0		444,136
Total current liabilities	444,136	10,997,560		11,441,696

Long term debt:	0	0		-
Total liabilities	444,136	10,997,560		11,441,696

Stockholders' deficiency
Series A convertible preferred stock	150	-		150
Common stock	12,685	-		12,685
Additional paid in capital	4,666,929	(712,827)	(a)	3,954,102
Additional paid in capital - deferred compensation	(1,581,954)	-	(a)	(1,581,954)
Deficit accumulated during the development stage	(2,247,588)	(10,284,733)	(a)	(12,532,321)
Total stockholders’ deficiency	850,222	(10,997,560)		(10,147,338)
				-
Total liabilities and stockholders' deficiency	$1,294,358	$-		$1,294,358

(a) Reclassify cumulative effect of reclassifying warrants and conversion options with reset provisions as a liability and adjustment for accretion of stock based compensation.

Condensed Consolidated Balance Sheet
December 31, 2012

	As previously reported	Adjustment	Reference	As Restated

Assets	$1,205,795	$-		$1,205,795

Current liabilities:
Conversion option liability	-	109,802	(a)	109,802
Warrant liabilities	-	10,854,204	(a)	10,854,204
Other current liabilities	1,047,708	0		1,047,708
Total current liabilities	1,047,708	10,964,006		12,011,714

Long term debt:	236,500	0		236,500
Total liabilities	1,284,208	10,964,006		12,248,214

Stockholders' deficiency
Series A convertible preferred stock	170	-		170
Common stock	12,514	-		12,514
Additional paid in capital	10,251,657	(718,562)	(a)	9,533,095
Additional paid in capital - deferred compensation	(2,980,218)	-	(a)	(2,980,218)
Deficit accumulated during the development stage	(7,362,536)	(10,245,444)	(a)	(17,607,980)
Total stockholders’ deficiency	(78,413)	(10,964,006)		(11,042,419)
				-
Total liabilities and stockholders' deficiency	$1,205,795	$-		$1,205,795

(a) Reclassify cumulative effect of reclassifying warrants and conversion options with reset provisions as a liability and adjustment for accretion of stock based compensation.

The effects of the above described adjustments resulted in a change in the net gain or loss for the year ended December 31, 2011 and December 31, 2012 and the period for the  inception to date through December 31, 2012.

	Year Ended Dec 31, 2011	Year Ended Dec 31, 2012	Inception to Date Dec 31, 2012

Net Loss (as originally presented)	$(1,834,900)	$(5,114,948)	$(7,362,536)

Change in operating expenses	-	(1,017,786)	(1,017,786)
Change in fair value of derivative liabilities	(10,284,733)	1,668,082	(8,616,651)
Increase in interest expense related to derivative liabilities	-	(611,007)	(611,007)
Net gain or loss (as restated)	$(12,119,633)	$(5,075,659)	$(17,607,980)

Net loss per share - basic and diluted (as restated)	$(0.09)	$(0.04)

Weighted average shares outstanding - basic and diluted	138,431,367	133,060,503

BLUE CALYPSO, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011 (RESTATED)

3.  Summary of Significant Accounting Policies

Development Stage Company

The Company is a development stage company as defined by ASC 915 Development Stage Entities and is still devoting substantial efforts on establishing the business. Its principal operations have commenced but there has been no significant revenue thus far. All losses accumulated since inception, have been considered as part of the Company’s development stage activities.

Basis of Presentation

The financial statements are stated in U.S. dollars and include the accounts of Blue Calypso, Inc. and BCHI which were merged effective December 16, 2011. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Segments

The Company operates in a single segment.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the realization of capitalized software and the realization of deferred tax assets. Actual results may differ from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605 “Revenue Recognition”, when persuasive evidence of an arrangement exists, the fee is fixed or determinable, delivery of the product has occurred or services have been rendered and  collectability is reasonably assured. Revenue includes fees received from customers for advertising and marketing services provided by the Company and is recognized as earned when brand loyalists personally endorse and share the advertising campaigns with others in their digital social stream.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash held in bank demand deposits. The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Property and Equipment and Long-Lived Assets

Property and equipment consists of office equipment and is recorded at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which for office equipment is three to five years. Expenditures for major renewals and betterments that extend the useful lives of the property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Intangible Assets

Software development costs are accounted for in accordance with FASB ASC 350-40, Intangibles – Goodwill and Other: Internal Use Software. According to ASC 350-40 capitalization of costs shall begin when both of the following occur: a) preliminary project stage is completed,  b) management, with the relevant authority, implicitly or explicitly authorizes and commits to funding a computer software project and it is probable that the project will be completed and the software will be used to perform the function intended. The costs capitalized include fees paid to third parties for services provided to develop the software during the application development stage, payroll and payroll-related costs such as costs of employee benefits for employees who are directly associated with and who devote time to the internal-use computer software project on activities that include coding and testing during the application development stage and interest costs incurred while developing internal-use computer software (in accordance with ASC 835-20).  Once the software is ready for its intended use, the costs are amortized using straight-line method over the estimated useful life of up to five years. The unamortized capitalized cost of the software is compared annually to the net realizable value. The amount by which the unamortized capitalized costs of the internal use software exceed the net realizable value of that asset is written off.

BLUE CALYPSO, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011  (RESTATED)

3.  Summary of Significant Accounting Policies, continued

Impairment of Long-lived Tangible Assets and Definite-Lived Intangible Assets

Long-lived tangible assets and definite lived intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Recoverability of assets held and used is generally measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by that asset. If it is determined that the carrying amount of an asset may not be recoverable, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Income Taxes

Income taxes are accounted for using the asset and liability method pursuant to the authoritative guidance on Accounting for Income Taxes. Deferred taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement and carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the enactment date. The Company recognizes future tax benefits to the extent that realization of such benefits is more likely than not.

The Company follows the authoritative guidance prescribing comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that it has taken or expects to take on a tax return. This guidance requires that a company recognize in its financial statements the impact of tax positions that meet a “more likely than not” threshold, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.

Loss per Share

We have presented basic loss per share, computed on the basis of the weighted average number of common shares outstanding during the year, and diluted loss per share, computed on the basis of the weighted average number of common shares and all potentially dilutive common shares outstanding during the year. Potential common shares result from stock options, vesting of restricted stock grants and convertible notes. However, for the years presented, all outstanding stock options, restricted stock grants and convertible notes are anti-dilutive due to the losses incurred. Anti-dilutive common stock equivalents of 66,993,116 and 48,473,561 shares were excluded from the loss per share computation for 2012 and 2011, respectively.

Preferred Stock

Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. The Company classifies conditionally redeemable preferred shares, which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as temporary equity. At all other times, the Company classifies its preferred shares in stockholders’ deficiency.  As of June 30, 2013, the Company does not have any preferred shares subject to mandatory redemption outstanding.

Convertible Instruments

GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. The Company also records, when necessary, deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

Common Stock Warrants and Other Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

The Company’s free standing derivatives consist of warrants to purchase common stock that were issued in connection with its private placement transactions (see Note 8) and embedded conversion options with convertible notes. The Company evaluated these derivatives to assess their proper classification in the condensed consolidated balance sheets as of December 31, 2012 and December 31, 2011 using the applicable classification criteria enumerated under GAAP. The Company determined that certain common stock purchase warrants and the embedded conversion features do not contain fixed settlement provisions.  EThe exercise price of such warrants is subject to adjustment in the event that the Company subsequently issues equity securities or equity linked securities with exercise prices lower than the exercise price in these warrants. The convertible notes contained a conversion feature such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands.

As such, the Company was required to record the warrants and debt derivative which do not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value at the end of each reporting period.

The Company has adopted a sequencing policy that reclassifies contracts (from equity to assets or liabilities) with the most recent inception date first. Thus any available shares are allocated first to contracts with the most recent inception dates.

Stock-Based Compensation

The Company granted stock options and restricted stock as compensation to employees and directors. Compensation expense is measured in accordance with FASB ASC 718 (formerly SFAS No. 123R), Compensation - Stock Compensation. Compensation expense is recognized over the requisite service period for awards of equity instruments to employees based on the grant date fair value of those awards expected to ultimately vest. Forfeitures are estimated on the date of grant and revised if actual or expected forfeiture activity differs materially from original estimates.

Concentrations of Credit Risk

Significant concentrations of credit risk may arise from the Company’s cash maintained in the bank. The Company maintains cash in quality financial institution, however, at times, cash balance may exceed the federal deposit insurance limits (FDIC limits).  As of December 31, 2012 the cash balance with the bank did not exceed the $250,000 FDIC limit.

BLUE CALYPSO, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011 (RESTATED)

3.  Summary of Significant Accounting Policies, continued

Advertising and Marketing

The Company's advertising and marketing costs, which consist primarily of marketing and trade show costs, business development and printed promotional and sales presentation materials, are charged to expense when incurred. The advertising and marketing expense was $128,007 and $237,249 for the years ended December 31, 2012 and 2011, respectively.

Recent Accounting Pronouncements

In July 2011, the Financial Accounting Standards Board (FASB) issued ASU 2012-06-Other Expenses (Topic 720): Fees Paid to the Federal Government by Health Insurers (a consensus of the FASB Emerging Issues Task Force) .This ASU is effective for periods ending after December 31, 2013.  We do not expect this ASU 2012-06 to apply to the Company or to have a material effect on the financial position, results of operations or cash flows.

In December 2011, the Financial Accounting Standards Board (FASB) issued ASU 2012-10-Property, Plant, and Equipment (Topic 360): De-recognition of in Substance Real Estate—a Scope Clarification (a consensus of the FASB Emerging Issues Task Force) .This ASU is effective for periods after June 15, 2012. We do not expect this ASU 2012-10 to apply to the Company or to have a material effect on the financial position, results of operations or cash flows.

4.   Fair Value of  Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3— inputs that are unobservable based on an entity’s own assumptions, as there is little, if any, related market activity. (for example, cash flow modeling inputs based on assumptions)

BLUE CALYPSO, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011 (RESTATED)

Financial liabilities as of December 31, 2012 and December 31, 2011 measured at fair value on a recurring basis are summarized below:

	December 31, 2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liabilities (as restated - see note 2)	$10,964,006	$--	$--	$10,964,006

	December 31, 2011	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liabilities (as restated - see note 2)	$10,997,560	$--	$--	$10,997,560

The Company determined that the warrants issued in connection with certain financing transactions and certain conversion options related to convertible notes did not have fixed settlement provisions and are deemed to be derivative financial instruments, since the exercise prices were subject to adjustment based on certain subsequent equity issuances.Accordingly, the Company was required to record the warrants and conversion option as liabilities and mark all such derivatives to fair value each reporting period. Such instruments were classified within Level 3 of the valuation hierarchy.

The fair value of the warrants and the conversion options was calculated using a binomial lattice formula with the following weighted average assumptions during the year ended December 31, 2012:

Dividend Yield	0.00%
Volatility	85.99% - 95.63%
Risk-free Interest Rate	.25% - .72%
Term	1.6 – 4.3 years

The risk-free interest rate is the United States Treasury rate on the measurement date having a term equal to the remaining contractual life of the warrant. The volatility is a measure of the amount by which the Company’s share price has fluctuated or is expected to fluctuate. Since the Company’s common stock has not been publicly traded for a long period of time, an average of the historical volatility of comparative companies was used. The dividend yield is 0% as the Company has not made any dividend payment and has no plans to pay dividends in the foreseeable future.

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the warrant liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s Chief Financial Officer, who reports to the Chief Executive Officer, determine its valuation policies and procedures.

BLUE CALYPSO, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011 (RESTATED)

The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s Chief Financial Officer and are approved by the Chief Executive Officer.

Level 3 financial liabilities consist of the warrant liabilities for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

Significant observable and unobservable inputs include stock price, exercise price, annual risk free rate, term, and expected volatility, and are classified within Level 3 of the valuation hierarchy. An increase or decrease in volatility or interest free rate, in isolation, can significantly increase or decrease the fair value of the warrant. Changes in the values of the derivative liabilities are recorded as a component of other income (expense) on the Company’s condensed consolidated statements of operations.

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis for the six months ended June 30, 2013:

Balance - Beginning of period (as restated - see note 2)	$10,997,561
Aggregate fair value of derivative instruments issued	1,634,527
Change in fair value of derivative liabilities	(1,668,082)
Balance - End of period	$10,964,006

5.  Property and Equipment

Property and equipment consist of the following at December 31, 2012 and 2011:

	12/31/2012	12/31/2011
Office Equipment	$23,781	$23,781
Less: Accumulated depreciation	(7,153)	(2,397)
Net property and euipment	$16,628	$21,384

Depreciation expense was $4,756 and $2,256 for the years ended December 31, 2012 and 2011, respectively.

6.  Intangibles

Intangible assets consist of the following at December 31, 2012 and 2011:

	12/31/2012	12/31/2011
Capitalized Software Development Costs	$1,276,406	$948,153
Less: Accumulated amortization	(352,957)	(133,279)
Net capitalized development costs	$923,449	$814,874

BLUE CALYPSO, INC. AND SUBSIDIARY
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011 (RESTATED)

6.  Intangibles, continued

The capitalized software development costs include $-0- and $8,890 interest capitalized for the years ended December 31, 2012 and 2011, respectively. The amortization expense relating to the capitalized development costs was $226,503 and $121,342 for the years ended December 31, 2012 and 2011, respectively. Amortization expense for the next five years is estimated to be as follows:

2013	$256,230
2014	256,230
2015	233,230
2016	141,394
2017	36,555
Total	$923,639

7.  Income Tax Provision

The company’s income taxes are recorded in accordance with ASC 740 “Income Taxes”. The tax effects of the Company’s temporary differences that give rise to significant portions of the deferred tax assets. Deferred tax assets for the years ended December 31, 2012 and 2011 were fully reserved and were attributed to net operating losses from inception to December 31, 2012 and 2011, of $17,607,980 and $12,119,635, respectively. Deferred tax assets and liabilities are computed by applying the effective U.S. federal and state income tax rate to the gross amounts of temporary differences and other tax attributes.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. At December 31, 2012 and 2011, the Company believed it was more likely than not that future tax benefits from net operating loss carry-forwards and other deferred tax assets would not be realizable through generation of future taxable income and accordingly deferred tax assets are fully reserved.

8.  Long Term Debt - Notes Payable

On November 9, 2012, the Company entered into the exchange agreement with Aztec, pursuant to which the Company and Aztec agreed to exchange the Note and the Company's  existing accounts payable to Aztec for an 8% Convertible Note in the original principal amount of $545,958. The 8% Convertible Note is due on March 31, 2013. Pursuant to the exchange agreement, the Company agreed to register the shares of Common Stock issuable upon conversion of the 8% Convertible Note and an aggregate of 3,733,428 shares of Common Stock currently held by Aztec on or before December 31, 2012. The 8% Convertible Note is convertible into shares of the Company's Common Stock at a conversion price equal to the greater of: (i) $0.15 per share or (ii) the price per share at which Common Stock is sold in a subsequent financing. Upon effectiveness of the registration statement covering the resale of such shares, the 8% Convertible Note will automatically convert into shares of the Company's Common Stock at the applicable conversion price. The note was determined to have an embedded beneficial conversion feature (“BCF”) under the provisions of FAS ASC 470-20, “Debt with Conversion and Other Options” based on the issue date market value of $0.40 per share and the exercise price of $0.15 per share.  In accordance with ASC 470-20, an embedded beneficial conversion feature shall be recognized separately at issuance by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid capital.  A discount of $341,224 was recorded at issuance and amortization expense of $96,519 was recognized for the year ended December 31, 2012.   The note balance was $301,253 net of discount of $244,705 at December 31, 2012.

BLUE CALYPSO, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011  (RESTATED)

On April 19, 2012, the Company entered into a securities purchase agreement with an existing stockholder (the “Buyer”), pursuant to which the Company issued (i) a senior secured 8% convertible debenture convertible into shares of the Company at $0.10 per share in the original aggregate principal amount of $35,000 and (ii) a warrant to purchase 6,500,000 shares of common stock at $0.10 per share, and the Buyer covenanted to purchase up to an additional $465,000 of senior secured convertible debentures in a series of four closings at such times as may be designated by the Company in its sole discretion through November 30,  2012.  The convertible debentures matured on November 30, 2012 and bear interest at a rate of 8%.  A discount of $416,528 was recorded for the warrant fair market value and amortization expense was fully recognized in the amounts of $416,528 and $0 for the years ended December 31, 2012, and 2011, respectively.  The unamortized discount balance was $0 as of December 31, 2012 and December 31, 2011, respectively. The outstanding principal of the convertible debentures was $465,000 as of December 31, 2012.  The debentures were determined to have an embedded beneficial conversion feature (“BCF”)_ under the provisions of FAS ASC 470-20, “Debt with Conversion and Other Options” based on the issue date market value of $0.71 per share and the exercise price of $0.10 per share.  In accordance with ASC 470-20, an embedded beneficial conversion feature shall be recognized separately at issuance by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid capital. A discount of $48,472 was recorded at issuance and amortization expense of $48,472 was recognized for the year ended December 31, 2012. The note balance was $465,000 net of discount of $0 at December 31, 2012.

On November 15, 2012, the Company commenced a private offering of up to $3,000,000 of units at a purchase price of $50,000 per unit pursuant to the Securities Purchase Agreement dated November 15, 2012 (the “Purchase Agreement”). Each Unit consists of a 10% Convertible Debenture in the principal amount of $50,000 (the “Debenture”) and 12,500 shares of the Company’s common stock. The Debenture bears interest at a rate of 10% per annum, is due two years from the issuance date and is convertible into shares of the Company’s common stock at a conversion price of $0.20 per share. As of December 31, 2012, we have issued and sold an aggregate of 9 units totaling $450,000.  The debentures were determined to have an embedded beneficial conversion feature (“BCF”)_ under the provisions of FAS ASC 470-20, “Debt with Conversion and Other Options” based on the issue date market value of $0.40 per share and the exercise price of $0.20 per share.  In accordance with ASC 470-20, an embedded beneficial conversion feature shall be recognized separately at issuance by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid capital.  A discount of $225,000 was recorded at issuance and amortization expense of $11,500 was recognized for the year ended December 31, 2012.  The note balance was $236,500 net of discount of $213,500 at December 31, 2012.

9.   Warrant  Derivative Liabilities

The Company issued warrants in conjunction with the issuance of convertible debentures and the sale of Series A Convertible Preferred and Common Stock. These warrants contain certain reset provisions.Therefore, in accordance with ASC 815-40, the Company classified the fair value of the warrant as a liability at the date of issuance. Subsequent to the initial issuance date, the Company is required to adjust the warrant to fair value as an adjustment to current period operations.

       The Company recorded a gain (loss) on change in fair value of derivative liabilities of $1,668,082 and ($10,284,733) for the year ended December 31, 2012 and 2011, respectively.

10.  Stockholders’ Equity (Deficit)

On June 13, 2012, the Company commenced a private placement of up to $10,000,000 of Units, at a purchase price of $1.00 per Unit. Each Unit consists of: (i) two shares of Common Stock and (ii) a warrant to purchase one share of the Company’s Common Stock (the “Warrant”). The Warrant is exercisable for a term of two years at an exercise price of $0.75 per share. As of October 14, 2012, the termination date of the offering, we issued and sold an aggregate of 445,000 Units in consideration of gross proceeds of $445,000.

As of December 31, 2012, the Company has issued and sold an aggregate of 445,000 Units in the private placement in consideration of gross cash proceeds of $445,000. As a result, the Company has issued an aggregate of 890,000 shares of common stock and warrants to purchase an aggregate of 890,000 shares of Common Stock.  WFG Investments, Inc. (“WFG”) acted as placement agent in connection with the Private Placement and was entitled to receive a commission equal to 10% of any subscriptions received and warrants to purchase 3% of the number of shares of common stock included in the Units sold in the Private Placement. As December 31, 2012, WFG has received a cash fee of $44,500 and warrants to purchase 26,700 shares of common stock.

In April 2012, the Company entered into a stockholder’s agreement with Andrew Levi, our Chief Technology Officer, whereby Mr. Levi agreed to place 25,000,000 shares of Common Stock held by him in escrow for a period of one year. In the event that the Company issues shares of Common Stock in a financing transaction, or in connection with the hiring or retention of senior management or directors during such period of time, the corresponding number of escrowed shares will be cancelled and returned to the Company’s treasury.

BLUE CALYPSO, INC. AND SUBSIDIARY

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011 (RESTATED)

On September 1, 2011 and as part of the reverse merger, the Company issued convertible promissory notes (the “Promissory Notes”) to two accredited investors in a private placement transaction (the “Private Placement”) pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) and five-year warrants (the “Warrants”) to purchase up to 22,091,311 shares of the Company’s common stock at an exercise price of $0.10 per share. The notes are due December 1, 2012 and accrue no interest. The Promissory Notes are automatically convertible at $1 into One Million Five Hundred Thousand (1,500,000) shares of the Company’s Series A Convertible Preferred Stock (“Series A Preferred”) immediately upon the creation of the Series A Preferred by the Company. The Series A Preferred stock was approved October 17, 2011 and the notes were immediately converted into 1,500,000 preferred shares. The Series A Preferred shares are convertible into shares of the Company’s common stock at a conversion rate of $0.0679 per share or 22,091,311 common shares. The conversion of preferred into common stock is limited to the extent that the beneficial owners own greater that 4.99% of the Company’s common stock.

During the three months ended March 31, 2012, the investor completed the purchase of the additional 200,000 shares of Series A Preferred and warrants to purchase an additional 2,945,509 shares of common stock. The conversion of Series A Preferred into common stock and exercise of warrants is limited to the extent that the beneficial owners own greater that 4.99% of the Company’s common stock.

Blue Calypso, Inc. is authorized to issue 685,000,000 shares of capital stock: 680,000,000 shares of common stock with voting rights at a par value of $.0001 and 5,000,000 shares of Series A Convertible Preferred Stock, also at $.0001 par value per share. There were 126,845,641 shares of common stock issued and outstanding as of December 31, 2011. There were 1,700,000 shares of preferred stock were issued and outstanding as of December 31, 2012. The Company did not make or declare any distributions to shareholders during the year ended December 31, 2012 or December 31, 2011.

Long-Term Incentive Plan

The stockholders approved the Blue Calypso, Inc. 2011Long-Term Incentive Plan (the “Plan”) on September 9, 2011. The Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem, and which may be paid in cash or shares of common stock.  Subject to certain adjustments, the maximum number of shares of common stock that may be delivered pursuant to awards under the Plan is 35,000,000 shares.

Stock Options

During 2012 the Company granted options to purchase 9,873,543 shares of the Company’s common stock to employees, non-employee board members and other consultants under the Plan. The options vest under a number of different vesting schedules. The fair value for the Company’s options were estimated at the date of grant using the Black-Scholes option pricing model with the weighted average assumptions as noted in the following table. The Black-Scholes option valuation model incorporate ranges of assumptions for inputs, and those ranges are disclosed below.  Expected volatilities are based on similar industry-sector indices.

BLUE CALYPSO, INC. AND SUBSIDIARY

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011 (RESTATED)

Stock Options  (continued)

The expected life of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding. The risk-free interest rate assumption is based on market yield on U.S. Treasury securities at 2-year constant maturity, quoted on investment basis determined at the date of grant.

Assumptions used for employee stock options:
Risk-free interest rate	0.25%
Stock price volatility	20% - 37%
Expected life	2 years

10.  Stockholders’ Equity (Deficit), continued

Using the valuation assumptions noted above, the Company estimated the value of stock options granted during the year to be $3,916,606 and $33,910 for the years ended December 31, 2012 and December 31, 2011, respectively. The 9,873,543 options were granted at various dates in 2012 when the stock price was at various prices per share. The value of these options is being amortized to stock-based compensation expense quarterly over their two year vesting period. The stock-based compensation expense recorded was $2,205,727 and $4,240 during year ended December 31, 2012 and December 31, 2011, respectively.

The following table summarizes the stock option activity as of December 31, 2012:

		Weighted Average Exercise Price
	Outstanding Shares

Balance, December 31, 2011	2,420,000	0.0679
Granted	9,873,543	0.247
Exercised	-	0
Cancelled	(2,833,000)	0.085
Balance, December 31, 2012	9,460,543	$0.25
Exercisable at 12/31/12	7,212,909	$0.19

Non-Vested at 12/31/12	2,247,634	$0.44

BLUE CALYPSO, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011 (RESTATED)

10.  Stockholders’ Equity (Deficit), continued

Restricted Stock

The restricted stock granted prior to the reverse merger transaction, have been retroactively restated as capital stock shares reflecting the exchange ratio in the Merger.

The following table summarizes the restricted stock activity for the period ended December 31, 2012:

Restricted Shares Activity:
Restricted shares issued as of December 31, 2011	1,870,940
Granted during 2012	13,285,842
Forfeited during 2012	(1,700,115)
Total Restricted Shares Issued at December 31, 2012	13,456,667
Vested at December 31, 2012	(160,412)
Unvested restricted shares as of December 31, 2012	13,296,255

A total of 13,285,842 shares were granted in 2012 and will vest 1/3 in the first year following the grant and the balance over the following 8 calendar quarters.The share based compensation expense was $1,023,232 and $5,446 for the years ended December 31, 2012 and 2011, respectively. As of December 31, 2012, the unamortized stock based compensation related to restricted stock is $4,376,233 and will be amortized over the remaining period of approximately 2 ½ years.

11.  Related Party Transactions

Aztec Systems, Inc. (“Aztec”) is an affiliate of the Company that provides administrative and technical support services to the Company. The majority owner of Aztec was also the majority stockholder of the Company until the date of sale of Aztec on June 15, 2012.

On November 9, 2012, the Company entered into the exchange agreement with Aztec, pursuant to which the Company and Aztec agreed to exchange the Note and the Company's  existing accounts payable to Aztec for an 8% Convertible Note in the original principal amount of $545,958. The 8% Convertible Note is due on March 31, 2013. Pursuant to the exchange agreement, the Company agreed to register the shares of Common Stock issuable upon conversion of the 8% Convertible Note and an aggregate of 3,733,428 shares of Common Stock currently held by Aztec on or before December 31, 2012. The 8% Convertible Note is convertible into shares of the Company's Common Stock at a conversion price equal to the greater of: (i) $0.15 per share or (ii) the price per share at which Common Stock is sold in a subsequent financing. Upon effectiveness of the registration statement covering the resale of such shares, the 8% Convertible Note will automatically convert into shares of the Company's Common Stock at the applicable conversion price.

BLUE CALYPSO, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011 (RESTATED)

12.  Liquidity-Going Concern

These financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the Company will need additional financing to continue to operate and fully implement its business plan.

Management believes that the current cash and revenue should fund the Company’s expected burn rate through the first quarter of 2013. The Company will require additional funds to continue operations. Management is currently attempting to secure additional equity investment funds. There are no assurances that additional financing will  be available on favorable terms or at all. If additional financing is not available, the Company will need to reduce, defer or cancel development programs, planned initiatives and overhead expenditures. The failure to adequately fund its capital requirement could have a material adverse effect on the Company’s business, financial condition and results of operations. Moreover, the sale of additional equity securities to raise financing will result in additional dilution to the Company’s stockholders, and additional indebtedness could involve imposition of covenants that restrict the Company’s operations. The Company has accumulated losses from September 11, 2009 (inception) through December 31, 2012 of $17,607,980. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

13.  Commitments and Contingencies

The Company leases office space under a month to month operating lease with no minimum future rental payments. The operating lease does not involve contingent liabilities. Rental expense under the operating lease totaled $30,534 and $13,120 for the years ended December 31, 2012 and 2011, respectively.

From time to time, the Company is involved in various legal matters in the ordinary course of business. In the opinion of management the ultimate liability, if any resulting from such legal matters will not have material effect on the Company's financial position or results of operations.

14.  Subsequent Events

The Company evaluated events or transactions occurring after December 31, 2012, the balance sheet date, through March 28, 2013 and October 9, 2013 as to Note 2, the date the financial statements were available to be issued, and determined any events or transactions which could impact the financial statements as of and for the year ended December 31, 2012.

Effective February 21, 2013, the Compensation Committee awarded stock option grants to six current employees. The aggregate number of shares awarded was 4,578,530. The average exercise price of the awarded options was $0.24, which represented the closing price of the stock on the date of the award.

On July 25, 2013,  the Company entered into a Settlement Agreement and a License Agreement with MyLikes, Inc. to resolve the patent litigation that was pending in the U.S. District Court for the Eastern District of Texas, Tyler Division (Blue Calypso, Inc. v. MyLikes Inc. Case Nos. 6:12-CV-838, 6:13-cv-00376, 6:13-cv-00428 and 6:13-cv-00457). Pursuant to the Settlement Agreement and License Agreement, MyLikes has agreed to pay the Company the equivalent of a 3.5% royalty for use of the Company’s patents.

On August 16, 2013, the Company dismissed its patent infringement action against Living Social, Inc. (Civil Action No. 2:12cv518-JRG United States District Court for the Eastern District of Texas) pursuant to the terms of an otherwise confidential settlement and license agreement.

Subsequent to December 31, 2012, the Company issued an aggregate of 4,777,526 shares of common stock to an investor for the conversion of 324,394 shares of Series A Convertible Preferred Stock.

BLUE CALYPSO INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2013	December 31, 2012

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$720,085	$218,798
Accounts receivable, net	16,600	43,868
Prepaid expenses	108,025	3,052
Total current assets	844,710	265,718
Property and equipment, net	12,092	16,628
Other assets:
Capitalized software development costs, net	1,025,612	923,449
Deferred financing costs, net of amortization of $46,579 as of September 30, 2013	187,921	-
Total assets	$2,070,335	$1,205,795

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Accounts payable	$167,096	$84,947
Accrued expenses	79,878	209,575
Deferred revenue	-	10,000
Convertible notes payable	-	465,000
Convertible notes payable-affiliate, net of discount of $244,705 as of December 31, 2012	-	278,186
Conversion option liability	-	109,802
Warrant liabilities	6,343	10,854,204
Total current liabilities	253,317	12,011,714

Convertible notes payable, net of discount of $334,320 and $213,500 as of September 30, 2013 and December 31, 2012, respectively	2,665,680	236,500
Total liabilities	2,918,997	12,248,214
Commitments and contingencies

Stockholders' deficiency:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized
Series A convertible preferred stock, $0.0001 par value; 1,700,000 shares designated; 750,068 and 1,700,000 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	75	170
Common stock, $0.0001 par value; 680,000,000 shares authorized, 155,686,534 and 125,135,113 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	15,569	12,514
Additional paid in capital	19,992,113	6,552,878
Deficit accumulated during development stage	(20,856,419)	(17,607,981)
Total stockholders' deficiency	(848,662)	(11,042,419)
Total liabilities and stockholders' deficiency	$2,070,335	$1,205,795

The accompanying notes are an integral part of these condensed consolidated financial statements

BLUE CALYPSO INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

					From September 11, 2009 (date of inception) Through September 30, 2013
	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
REVENUE	$235,483	$9,547	$250,483	$10,307	$376,694
Cost of revenue	153,989	8,717	160,815	154,233	427,348
Gross profit (loss)	81,494	830	89,668	(143,926)	(50,654)

OPERATING EXPENSES:
Sales and marketing	192,350	123,604	523,122	787,364	2,041,713
General and administrative	1,346,477	811,283	3,185,185	4,063,904	8,844,169
Depreciation and amortization	81,990	57,170	218,646	168,474	599,257
Total operating expenses	1,620,817	992,057	3,926,953	5,019,742	11,485,139

Loss from operations	(1,539,323)	(991,227)	(3,837,285)	(5,163,668)	(11,535,793)

Other income (expense):
Change in fair value of derivative liabilities	66,492	149,793	7,626,121	2,141,178	(990,531)
Loss on settlement or modification of debt	-	-	(5,459,582)	-	(5,459,582)
Interest expense	(151,672)	(15,185)	(1,577,692)	(599,694)	(2,870,513)

Total other income (expense)	(85,180)	134,608	588,847	1,541,484	(9,320,626)

NET LOSS	$(1,624,503)	$(856,619)	$(3,248,438)	$(3,622,184)	$(20,856,419)

Net loss per common share, basic and diluted	$(0.01)	$(0.01)	$(0.02)	$(0.03)

Weighted average common shares outstanding, basic and diluted	151,019,307	138,431,367	137,142,426	131,461,321

The accompanying notes are an integral part of these condensed consolidated financial statements

BLUE CALYPSO INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
For the nine months ended September 30, 2013
(unaudited)

	Preferred Stock		Common Stock		Additional Paid in Capital	Accumulated Deficit during Development Stage	Total Stockholders' Deficiency
	Shares	Amount	Shares	Amount
Balance-January 1, 2013	1,700,000	$170	125,135,113	$12,514	$6,552,878	$(17,607,981)	$(11,042,419)
Return of shares from Founder	-	-	(3,686,634)	(369)	-	-	(369)
Conversion of note payable-Affiliate to equity at $0.15 per share	-	-	3,686,634	369	552,994	-	553,363
Beneficial conversion feature associated with notes payable	-	-	-	-	493,115	-	493,115
Conversion of preferred shares to common shares at $0.0679 per share	(949,932)	(95)	13,991,162	1,399	(1,304)	-	-
Return of shares from Founder	-	-	(12,886,346)	(1,289)	-	-	(1,289)
Conversion of notes payable and accrued interest into common stock at $0.03 per share	-	-	20,000,000	2,000	543,764	-	598,239
Shares issued to third party as debt discount in connection with notes payable at $0.18 per share	-	-	1,200,000	120	229,571	-	229,691
Shares issued as deferred financing costs in connection with notes payable at $0.172 per share	-	-	1,000,000	100	171,900	-	172,000
Shares issued for consulting services at $0.231 per share	-	-	486,401	49	112,451	-	112,500
Shares issued for consulting services at $0.155 per share	-	-	192,770	19	29,981	-	30,000
Shares issued for legal services at $0.15 per share	-	-	115,000	12	17,239	-	17,251
Shares issued to acquire software at $0.15 per share	-	-	1,000,000	100	149,900	-	150,000
Stock based compensation	-	-	-	-	425,133	-	425,133
Vesting of restricted stock at $0.40 per share (prior year accrual of $872,387)	-	-	5,452,434	545	1,308,040	-	1,308,585
Reclassification of derivative liabilities to equity	-	-	-	-	6,384,814	-	6,384,814
Reclassification of warrants as derivative liabilities	-	-	-	-	(2,013,972)	-	(2,013,972)
Loss on debt modification of notes payable	-	-	-	-	5,035,609	-	5,035,609
Net loss	-	-	-	-	-	(3,248,438)	(3,248,438)
Balance-September 30, 2013	750,068	$75	155,686,534	$15,569	$19,992,113	$(20,856,419)	$(848,662)

The accompanying notes are an integral part of these condensed consolidated financial statements

BLUE CALYPSO INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
			From September 11, 2009 (date of inception) Through September 30, 2013
	Nine months ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,248,438)	$(3,622,184)	$(20,856,419)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	218,646	168,473	599,257
Amortization of debt discount	388,682	571,184	1,644,251
Amortization of deferred financing costs	46,579	-	46,579
Change in fair value of derivative liabilities	(7,626,121)	(2,141,178)	990,531
Loss on modification of warrants	1,027,371	-	1,027,371
Loss on settlement of notes payable	5,459,582	-	5,459,582
Stock based compensation	1,893,469	3,540,573	4,929,996
Changes in operating assets and liabilities:
Accounts receivable	27,268	7,532	(16,600)
Prepaid expenses	(104,973)	10,555	(108,025)
Accounts payable	187,692	216,017	708,489
Accounts payable-affiliate	-	(162,005)	21,958
Accrued liabilities	(129,697)	29,859	79,878
Deferred revenue	(10,000)	13,004	-
Net cash used in operating activities	(1,869,940)	(1,368,170)	(5,473,152)

CASH FLOWS FROM INVESTING ACTIVITIES
Software development costs	(166,273)	(216,317)	(1,340,697)
Purchase of fixed assets	-	-	(23,781)
Net cash used in investing activities	(166,273)	(216,317)	(1,364,478)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	2,600,000	300,000	7,030,172
Proceeds from notes payable, affiliate	-	357,707
Contributed capital received	-	7,154
Fees paid to third party in connection with issuance of notes payable	(62,500)	-	(62,500)
Proceeds from sale of preferred stock	-	200,000	200,000
Proceeds from sale of common stock	-	400,022	390,043
Net cash provided by financing activities	2,537,500	1,264,883	7,557,715

Net increase (decrease) in cash and cash equivalents	501,287	(319,604)	720,085

Cash and cash equivalents at beginning of period	218,798	371,393	-
Cash and cash equivalents at end of period	$720,085	$51,789	$720,085

SUPPLEMENTAL INFORMATION
Cash paid for interest	$63,510	$-	$63,510
Cash paid for income taxes	$-	$-	$-
Non-cash investing and financing activities:
Conversion of notes payable and accounts payable-former affiliate to common stock	$532,892	$-	$954,850
Acquisition of technology in exchange for issuance of stock	$150,000	$-	$150,000
Former affiliate payable converted to note payable	$-	$344,993	$545,958
Conversion of notes payable to common and preferred stock	$515,000	$-	$3,284,214
Conversion of accrued interest on notes payable to common stock	$59,579	$-	$59,579
Fair value of warrants issued in connection with preferred, common stock and notes payable	$-	$4,766,716	$15,889,449
Fair value of conversion option issued in connection with notes payable	$-	$-	$787,192
Reclassification of derivative liability to equity	$6,384,814	$-	$6,384,814
Reclassification of warrants as derivative liability	$2,013,972	$-	$2,013,972
Fair value of warrants issued in settlement of accounts payable	$-	$-	$45,206
Issuance of stockholder subscription receivable	$-	$(120,000)	$-

The accompanying notes are an integral part of these condensed consolidated financial statements

BLUE CALYPSO INC. AND SUBSIDIARIES (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2013
(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Blue Calypso, Inc. (a development stage company) (the “Company”) is engaged in the development and monetization of technology and intellectual property focused on digital word-of-mouth marketing and advertising. The Company has developed a patented platform which enables brands to leverage customer and employee relationships in order to increase brand loyalty and drive revenue.

The Company has been presented as a "development stage enterprise.” The Company’s primary activities since inception, have been the design and development of its products, negotiating strategic alliances and other agreements, and raising capital. The Company has not commenced its principal operations, nor has it generated significant revenues from its operations since inception.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and disclosures required by GAAP for annual financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the condensed consolidated financial statements of the Company as of September 30, 2013, for the three and nine months ended September 30, 2013 and 2012, and for the period from September 11, 2009 (inception) to September 30, 2013. The results of operations for the three and nine months ended September 30, 2013 are not necessarily indicative of the operating results for the full year ending December 31, 2013. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related disclosures of the Company as of December 31, 2012 and for the year then ended, which were filed with the Securities and Exchange Commission on Form 10-K/A on October 9, 2013.

  NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of September 30, 2013, the Company had cash and cash equivalents of $720,085 and working capital of $591,393. During the nine months ended September 30, 2013, the Company used net cash in operating activities of approximately $1,870,000. The Company has not yet generated any significant revenues, and has incurred net losses since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Subsequent to September 30, 2013, the Company raised approximately $1,501,000 in cash proceeds from the sale of common stock. See Note 11. The Company believes that its current cash on hand will be sufficient to fund its projected operating requirements through June 2014.

The Company's primary source of operating funds since inception has been cash proceeds from the issuance of common shares and preferred shares to its initial investors, proceeds from the issuance of convertible secured debentures and the sale of common stock and debentures in private placements. The Company intends to raise additional capital through private debt and equity investors, but there can be no assurance that these funds will be available on terms acceptable to the Company, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Accordingly, the accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The condensed consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

BLUE CALYPSO INC. AND SUBSIDIARIES (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2013
(unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605 (Accounting Standards Codification)   “Revenue Recognition” when persuasive evidence of an arrangement exists, the fee is fixed or determinable, delivery of the product has occurred or services have been rendered and all obligations have been performed pursuant to the terms of the arrangement and collectability is reasonably assured. Revenue includes fees received from customers for advertising and marketing services provided by us and is recognized as earned when performances of agreed to products, activities and services have been delivered.

Licensing fees are the result of grants of licenses and settlements reached from legal enforcement of the Company's patent rights. Revenue is recognized when the arrangement with the licensee has been signed and the license has been delivered and made effective, provided license fees are fixed or determinable and collectability is reasonably assured. Revenue from settlements reached on legal enforcement of the Company’s patent rights and the release of the licensee from certain legal claims, is recognized on receipt of the settlement amounts. The Company does not assume future performance obligations in its license arrangements.

Legal costs incurred in connection with intellectual property and patent enforcement litigation are recognized as cost of revenue. Other legal expenses incurred in the normal course of the Company's business are expensed when incurred as selling, general and administrative expenses.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the recoverability and useful lives of long-lived assets, the fair value of the Company’s stock, stock-based compensation, fair values relating to warrant and other derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Reclassifications

Certain amounts in the prior period condensed consolidated financial statements have been reclassified for comparison purposes to conform to the presentation of the current period condensed consolidated financial statements. These reclassifications had no effect on the previously reported net loss.

BLUE CALYPSO INC. AND SUBSIDIARIES (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2013
(unaudited)

Net Loss per Share

The Company computes basic net income (loss) per share by dividing net income (loss) per share available to common stockholders by the weighted average number of common shares outstanding for the period and excludes the effects of any potentially dilutive securities. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable. The computation of basic and diluted loss per share as of September 30, 2013 and 2012 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

Potentially dilutive securities excluded from the computation of basic and diluted net income (loss) per share are as follows:

	September 30, 2013	September 30, 2012
Convertible notes payable	21,461,538	-
Series A convertible preferred stock	11,045,655	25,036,820
Options to purchase common stock	14,839,073	9,938,210
Warrants to purchase common stock	32,495,753	32,008,518
Restricted stock units	13,456,667	13,456,667
Totals	93,298,686	80,440,215

Preferred Stock

Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. The Company classifies conditionally redeemable preferred shares, which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as temporary equity. At all other times, the Company classifies its preferred shares in stockholders’ deficiency. As of September 30, 2013, the Company does not have any preferred shares subject to mandatory redemption outstanding.

Convertible Instruments

GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. The Company also records, when necessary, deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

BLUE CALYPSO INC. AND SUBSIDIARIES (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2013
(unaudited)

Common Stock Warrants and Other Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

The Company’s free standing derivatives consist of warrants to purchase common stock that were issued in connection with its private placement transactions (see Note 4) and embedded conversion options with convertible notes. The Company evaluated these derivatives to assess their proper classification in the condensed consolidated balance sheets as of September 30, 2013 and December 31, 2012 using the applicable classification criteria enumerated under GAAP. The Company determined that certain common stock purchase warrants and the embedded conversion features do not contain fixed settlement provisions. The exercise price of such warrants is subject to adjustment in the event that the Company subsequently issues equity securities or equity linked securities with exercise prices lower than the exercise price in these warrants. The convertible notes contained a conversion feature such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands.

As such, the Company was required to record the warrants and debt derivative which do not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value at the end of each reporting period.

The Company has adopted a sequencing policy that reclassifies contracts (from equity to assets or liabilities) with the most recent inception date first. Thus any available shares are allocated first to contracts with the most recent inception dates.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by the Company in the same expense classifications in the condensed consolidated statements of operations, as if such amounts were paid in cash.

NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3— inputs that are unobservable based on an entity’s own assumptions, as there is little, if any, related market activity. (for example, cash flow modeling inputs based on assumptions)

BLUE CALYPSO INC. AND SUBSIDIARIES (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2013
(unaudited)

Financial liabilities as of September 30, 2013 and December 31, 2012 measured at fair value on a recurring basis are summarized below:

	September 30, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liabilities	$6,343	$--	$--	$6,343

	December 31, 2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liabilities	$10,964,006	$--	$--	$10,964,006

The Company determined that the warrants issued in connection with certain financing transactions and certain conversion options related to convertible notes did not have fixed settlement provisions and are deemed to be derivative financial instruments, since the exercise prices were subject to adjustment based on certain subsequent equity issuances. Accordingly, the Company was required to record such warrants and conversion option as liabilities and mark all such derivatives to fair value each reporting period. Such instruments were classified within Level 3 of the valuation hierarchy.

The fair value of the warrants and the conversion options was calculated using a binomial lattice formula with the following weighted average assumptions during the three and nine months ended September 30, 2013:

Dividend Yield	0.00%
Volatility	81.98% to 85.43%
Risk-free Interest Rate	0.10% -1.71%
Term	1.07 – 3.5 years

The risk-free interest rate is the United States Treasury rate on the measurement date having a term equal to the remaining contractual life of the instrument. The volatility is a measure of the amount by which the Company’s share price has fluctuated or is expected to fluctuate. Since the Company’s common stock has not been publicly traded for a long period of time, an average of the historical volatility of comparative companies was used. The dividend yield is 0% as the Company has not made any dividend payment and has no plans to pay dividends in the foreseeable future.

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the derivative liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s Chief Financial Officer, who reports to the Chief Executive Officer, determine its valuation policies and procedures.

The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s Chief Financial Officer and are approved by the Chief Executive Officer.

BLUE CALYPSO INC. AND SUBSIDIARIES (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2013
(unaudited)

Level 3 financial liabilities consist of the derivative liabilities for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

Significant observable and unobservable inputs include stock price, exercise price, annual risk free rate, term, and expected volatility, and are classified within Level 3 of the valuation hierarchy. An increase or decrease in volatility or interest free rate, in isolation, can significantly increase or decrease the fair value of the derivative liabilities. Changes in the values of the derivative liabilities are recorded as a component of other income (expense) on the Company’s condensed consolidated statements of operations.

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis for the nine months ended September 30, 2013:

Balance - Beginning of period	$10,964,006
Aggregate fair value of derivative instruments issued	3,053,272
Transfers out due to the expiration and modification of derivative aspect of financial instrument	(6,384,814)
Change in fair value of derivative liabilities	(7,626,121)

Balance - End of period	$6,343

NOTE 5 – INTANGIBLE ASSETS

Intangible assets consist of the following:

	September 30, 2013	December 31, 2012

Capitalized Software Development Costs	$1,592,679	$1,276,406
Less: Accumulated amortization	(567,067)	(352,957)
Net capitalized development costs	$1,025,612	$923,449

During the nine months ended September 30, 2013, the Company issued 1,000,000 shares of its common stock valued at $150,000 to acquire software based on the share price on the date of the transaction. The Company recorded the fair value of the shares issued as an intangible asset with an estimated useful life of 5 years.

Amortization expense relating to the capitalized development costs was $79,906 and $54,152 for the three months ended September 30, 2013 and 2012, respectively and $214,110 and $164,906 for the nine months ended September 30, 2013 and 2012, respectively. Amortization for the next five years is estimated to be as follows:

2013 (remaining)	$79,199
2014	319,484
2015	296,299
2016	204,648
2017	92,981
Thereafter	33,001
$1,025,612

BLUE CALYPSO INC. AND SUBSIDIARIES (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2013
(unaudited)

NOTE 6 – NOTES PAYABLE

May 6, 2013 Convertible Debentures

On May 6, 2013, the Company issued a convertible debenture in exchange for cash proceeds of $2,400,000 (the “May 2013 Debenture”). The May 2013 Debenture bears interest at a rate of 10% per annum, is due two years from the issuance date and is convertible into shares of the Company’s common stock at the option of the holder at a conversion price of $0.25 per share. In connection with the May 2013 Debenture, the Company granted the note holder an aggregate of 1,200,000 shares of common stock with a grant date fair value of $254,400. The aggregate grant date fair value of the common stock was applied to the principal amount of the May 2013 Debenture to determine the debt discount. Accordingly, the Company allocated $229,691 of the proceeds to the relative fair value of the common stock on the grant date and recorded such amount as a debt discount on the date of the transaction.

During the three and nine months ended September 30, 2013, the Company recognized $28,673 and $45,624 in amortization of the deferred debt discount relating to the May 2013 Debenture, respectively. In connection with the May 2013 Debenture, the Company incurred fees payable to a third party aggregating $62,500, and issued an aggregate of 1,000,000 shares with a grant date fair value of $172,000 to a third-party. Such amounts have been recognized as Deferred Financing Costs on the date of the transaction, and are being amortized over the term of the May 2013 Debenture. During the three and nine months ended September 30, 2013, the Company recognized $29,232 and $46,579 in amortization of the deferred financing costs relating to the May 2013 Debenture, respectively.

On September 13, 2013, the Company modified certain terms of the May 2013 Debenture in order to induce the holder to convert the May 2013 Debenture into shares of the Company’s common stock as well as to eliminate certain restrictive covenants in the May 2013 Debenture. In exchange, the Company provided for a temporary reduction in the conversion price of the May 2013 Debenture to $0.13 per share through December 31, 2013, after which the conversion price will revert back to the original conversion price of $0.25 per share. In accordance with ASC 470-20, the fair value of the consideration will be measured and recognized as an expense on the date that the inducement offer is accepted by the holder.

April 12, 2012 Senior Secured Convertible Debentures

From April 2012 through January 2013, the Company issued senior secured convertible debentures (the “Secured Convertible Debentures”) in exchange for an aggregate cash proceeds of $515,000 ($50,000 of which were received on January 15, 2013). The Secured Convertible Debentures had a stated interest rate of 8% per annum, were due on June 30, 2013 and were originally convertible into shares of the Company’s common stock at the option of the holder at a conversion price of market on the trading day immediately preceding the date of conversion.

The Company identified an embedded derivative related to a conversion option in the Secured Convertible Debentures. The accounting treatment of derivative financial instruments requires that the Company record the fair value of the derivative as of the inception date of the Secured Convertible Debentures and to fair value the derivative as of each subsequent reporting date.

At the inception of the Secured Convertible Debentures, the Company determined the aggregate fair value of of the embedded derivatives to be $122,938.

On April 29, 2013, the Company modified the Secured Convertible Debentures and accrued interest, in the aggregate amount of $545,958 to a fixed conversion price of $0.03 per share and a maturity date of June 30, 2013. In connection with the debt modification, the Company recorded a loss on debt modification of $5,459,582 representing the difference between the fair value of the aggregate shares issuable under the new conversion price and the original conversion terms of the Secured Convertible Debenture.

BLUE CALYPSO INC. AND SUBSIDIARIES (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2013
(unaudited)

During the nine months ended September 30, 2013, the holder of the Secured Convertible Debentures converted the aggregate principal amount of $515,000 and accrued interest and fees aggregating $30,764 into 20,000,000 shares of common stock. Concurrently with this transaction, a shareholder cancelled 12,886,346 shares of his common stock and returned them to the Company.

November 15, 2012 Unit Offering

On November 15, 2012, the Company commenced a private offering of up to $3,000,000 of units (the "Units") at a purchase price of $50,000 per unit pursuant to the securities purchase agreement dated November 15, 2012 (the “Purchase Agreement”). Each Unit consists of a 10% Convertible Debenture in the principal amount of $50,000 (the “10% Debenture”) and 12,500 shares of the Company’s common stock. The 10% Debenture bears interest at a rate of 10% per annum, is due two years from the issuance date and is convertible into shares of the Company’s common stock at a conversion price of $0.20 per share. Though December 31, 2012, we issued and sold an aggregate of 9 units totaling $450,000. The 10% Debentures were determined to have an embedded beneficial conversion feature (“BCF”) under the provisions of ASC 470-20, “Debt with Conversion and Other Options” based on the issue date market value and the exercise price of $0.20 per share. In accordance with ASC 470-20, an embedded beneficial conversion feature shall be recognized separately at issuance by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid capital. Accordingly, a discount of $225,000 was recorded at issuance. During the nine months ended September 30, 2013 an additional $150,000 of 10% Debentures were issued and a discount of $16,667 was recorded. Amortization expense of $29,632 and $88,896 was recorded during the three and nine months ended September 30, 2013, respectively. The note balance was $449,748 net of discount of $150,252 at September 30, 2013.

NOTE 7 - WARRANT DERIVATIVE LIABILITIES

The Company issued warrants in conjunction with the issuance of convertible debentures and the sale of Series A Convertible Preferred and Common Stock. These warrants contained certain reset provisions. Therefore, in accordance with ASC 815-40,   the Company classified the fair value of the warrant as a liability at the date of issuance. Subsequent to the initial issuance date, the Company is required to adjust the warrant to fair value as an adjustment to current period operations.

On April 19, 2013, the reset provisions of an aggregate of 22,091,310 warrants expired. Accordingly, the fair value at the date of expiration of $4,027,945 was reclassified from liabilities to equity.

On April 29, 2013, in connection with an amendment to the Secured Convertible Debentures, the Company reinstated the reset provisions of an aggregate of 11,045,655 warrants and extended their term from August 31, 2016 to April 30, 2018. The fair value of the modified warrants of $3,041,343 was recorded as a liability with $2,013,972 reclassified from equity (based on original terms) and $1,027,381 charged to current period interest (based on term modifications). The fair values were determined using the binomial lattice model.

On September 13, 2013, in connection with an amendment to the Secured Convertible Debentures, the Company modified the terms of 11,045,655 warrants as described above, 2,945,508 warrants issued on March 31, 2012 and 6,500,000 warrants issued on April 12, 2012, reducing the exercise prices from $0.10 per share to $0.05 per share; and eliminating the embedded reset provisions. Accordingly, the Company determined the change in fair values of $64,017 to current period expense and reclassified the adjusted liability to equity of $2,356,870. The fair values were determined using the binomial lattice model.

BLUE CALYPSO INC. AND SUBSIDIARIES (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2013
(unaudited)

NOTE 8 – STOCKHOLDERS’ DEFICIENCY

Common Stock

During the nine months ended September 30, 2013, 949,932 shares of the Company’s Series A Convertible Preferred Stock were converted into an aggregate of 13,991,162 shares of common stock at the stated conversion price of $0.0679 per share.

During the nine months ended September 30, 2013, the Company issued an aggregate of 794,171 shares of common stock to consultants valued at approximately $160,000 for services previously rendered.

Stock Options

During the nine months ended September 30, 2013, the Company granted options to purchase an aggregate of 4,578,530 shares of common stock to certain employees and directors. These options vest over a 2 to 3 year period, have a term of 10 years, and contain exercise prices between $0.14 and $0.24 per share. The options had an aggregate grant fair date value of $484,186.

During the nine months ended September 30, 2013, the Company granted options to purchase an aggregate of 800,000 shares of common stock to certain consultants. These options vest over a 3 year period, have a term of 10 years, and contain an exercise price of $0.24 per share. The options had an aggregate grant date fair value of $84,880.

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from an index of historical stock prices of comparable entities until sufficient data exists to estimate the volatility using the Company’s own historical stock prices. Management determined this assumption to be a more accurate indicator of value. The Company accounts for the expected life of options in accordance with the “simplified” method which enables the use of the simplified method for “plain vanilla” share options as defined in Staff Accounting Bulletin No. 107. The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options. The fair value of stock-based payment awards during the three and nine months ended September 30, 2013 was estimated using the Black-Scholes pricing model with the following assumptions:

Risk-free interest rate	0.64%-1.39%
Dividend yield	0%
Stock price volatility	75%-87%
Expected life	2 years

In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the number of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what the Company has recorded in the current period. The Company estimated forfeitures related to option grants at a weighted average annual rate of 0% per year, as the Company does not yet have adequate historical data, for options granted during the three and nine months ended September 30, 2013 and 2012, respectively.

The stock-based compensation expense related to option grants was $312,666 and $13,872 during the three months ended September 30, 2013 and 2012, respectively and $390,894 and $2,958,980 during the nine months ended September 30, 2013 and 2012.

BLUE CALYPSO INC. AND SUBSIDIARIES (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2013
(unaudited)

The following table summarizes the stock option activity for the nine months ended September 30, 2013:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding, January 1, 2013	9,460,543	$0.25
Granted	5,378,530	$0.24
Outstanding, September 30, 2013	14,839,073	$0.24	8.9	$532,634
Exercisable, September 30, 2013	8,474,992	$0.22	8.5	$490,791

As of September 30, 2013, stock-based compensation of $614,557 remains unamortized and is expected to be amortized over the weighted average remaining period of 2.5 years.

Restricted Stock

The following table summarizes the restricted stock activity for the nine months ended September 30, 2013:

Restricted shares issued as of December 31, 2012	13,456,667
Granted during nine months ended September 30, 2013	-
Forfeited during nine months ended September 30, 2013	-
Total Restricted Shares Issued at September 30, 2013	13,456,667
Vested at September 30, 2013	(5,693,052)
Unvested restricted shares as of September 30, 2013	7,763,615

Stock based compensation expense related to restricted stock grants was $470,436 and $436,194 for the three months ended September 30, 2013 and 2012, respectively; and $1,342,824 and $581,593 the nine months ended September 30, 2013 and 2012, respectively. As of September 30, 2013, the stock-based compensation relating to restricted stock of $2,912,245 remains unamortized and is expected to be amortized over the remaining period of approximately 2 years.

BLUE CALYPSO INC. AND SUBSIDIARIES (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2013
(unaudited)

NOTE 9 – RELATED PARTY TRANSACTIONS

Aztec Systems, Inc. (“Aztec”) was an affiliate of the Company that provided administrative and technical support services to the Company. The majority owner of Aztec was also the majority stockholder of the Company until the sale of Aztec on June 15, 2012. During the nine months ended September 30, 2013, Aztec converted convertible debentures aggregating $522,891 and accrued interest aggregating approximately $30,000 into 3,686,634 shares of common stock. Concurrently with this issuance a shareholder cancelled 3,686,634 shares of his common stock and returned them to the Company. During the nine months ended September 30, 2013, the Company recorded amortization of the debt discount relating to this note aggregating approximately $254,162.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

In the normal course of business the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. Legal fees for such matters are expensed as incurred and we accrue for adverse outcomes as they become probable and estimable.

On October 17, 2012, the Company filed patent infringement complaints against YELP, Inc. (Case No. 6:12-cv-00788) and IZEA, Inc. (Case No.6:12-cv-00786) The suits allege infringement of two of the Company’s patents, Nos. 7,664,516 and 8,155,679. The complaints were filed in the U.S. District Court in the Eastern District of Texas, Tyler Division. On August 2, 2013, YELP, Inc. filed a counterclaim for declaratory judgment of noninfringement, invalidity, and unenforceability for all asserted patents. The cases are presently in the early stages of discovery.

NOTE 11 – SUBSEQUENT EVENTS

Management has evaluated subsequent events or transactions occurring through the date on which the condensed consolidated financial statements were issued.

Subsequent to September 30, 2013, the Company entered into securities purchase agreements with certain investors and sold an aggregate of 11,546,154 shares of common stock at a purchase price of $0.13 per share in consideration of gross proceeds of $1,501,000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

We are paying all of the selling stockholders’ expenses related to this offering, except that the selling stockholders will pay any applicable underwriting discounts and commissions. The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

SEC Registration Fee	$701
Accounting fees and expenses	5,000*
Legal fees and expenses	25,000*
Printing expenses	2,500*
Total	$33,201
*Estimated

Item 14. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

We intend to enter into indemnification agreements with certain of our directors and officers which may, in certain cases, be broader than the specific indemnification provisions contained in our certificate of incorporation and bylaws. The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Item 15. Recent Sales of Unregistered Securities.

On October 7, 2013, we entered into a securities purchase agreement with an accredited investor pursuant to which we issued and sold 7,700,000 shares of our common stock at a purchase price of $0.13 per share in consideration of gross proceeds of $1,001,000. On October 15, 2013, we entered into a securities purchase agreement with an accredited investor pursuant to which we issued and sold 3,846,154 shares of our common stock at a purchase price of $0.13 per share in consideration of gross proceeds of $500,000. The securities were not registered under the Securities Act or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On May 6, 2013, we entered into a securities purchase agreement with an accredited investor pursuant to which we issued and sold a 10% convertible debenture in the principal amount of $2,400,000 and 1,200,000 shares of common stock in consideration of gross proceeds of $2,400,000. The 10% convertible debenture bears interest at a rate of 10% per annum, is due two years from the issuance date and is convertible into shares of our common stock at a conversion price of $0.25 per share. The securities were not registered under the Securities Act or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

During the three months ended March 31, 2013, the Company granted options to purchase an aggregate of 5,218,530 shares of the Common Stock to certain officers, directors and employees of the Company pursuant to the Company’s 2011 Long-Term Incentive Plan. The options have a term of ten years and have exercise prices ranging from $0.22 - $0.24 per share. During the three months ended March 31, 2013, the Company issued an aggregate of 88,676 shares of Common Stock as consideration for services rendered to the Company. The foregoing securities were sold to a limited number of accredited investors, without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On January 10, 2013, we granted options to purchase an aggregate of 450,000 shares of our common stock to a member of our board of directors. The options are exercisable at an exercise price of $0.22 per share for a term of ten years and vest pro-rata quarterly over a period of two years.

On December 12, 2012, we entered into a financial advisory agreement, pursuant to which we agreed to issue 500,000 shares of our common stock as consideration for such financial advisory services. As further compensation for the services to be provided, we agreed to issue 4.9% of our common stock on a fully diluted basis to such advisor upon the closing of capital raising transactions which in the aggregate generate at least $4 million in net proceeds and the completion of an uplisting of our common stock to a national securities exchange, provided that both events occur during the one year term of the agreement. The securities were not registered under the Securities Act or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On November 9, 2012, we entered into an exchange agreement with Aztec Systems, Inc., pursuant to which we agreed to exchange a promissory note with a balance of $368,059.23 and our existing accounts payable to Aztec of $177,898.92 for an 8% convertible note in the original principal amount of $545,958.16. The 8% convertible note was due on March 31, 2013. Pursuant to the exchange agreement, we agreed to register the shares of Common Stock issuable upon conversion of the 8% convertible note and an aggregate of 3,733,428 shares of our common stock then held by Aztec on or before December 31, 2012. The 8% convertible note was convertible into shares of our common stock at a conversion price equal to the greater of: (i) $0.15 per share or (ii) the price per share at which our common stock is sold in a subsequent financing. Upon effectiveness of the registration statement covering the resale of such shares, the 8% convertible note automatically converted into 3,639,722 shares of our common stock.  The foregoing securities were sold to a limited number of accredited investors, without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On August 28, 2012, we issued an aggregate of 44,007 shares of our common stock as consideration for consulting services rendered. On November 21, 2012, we issued an aggregate of 36,863 shares of our common stock as consideration for consulting services rendered. The shares were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2)of the Securities Act of 1933, as amended. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On June 14, 2012, we commenced a private offering of up to $10,000,000 of units, at a purchase price of $1.00 per unit. Each unit consisted of: (i) two shares of our common stock and (ii) a warrant to purchase one share of our common stock. The warrant is exercisable for a term of two years at an exercise price of $0.75 per share. The warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits, issuances of securities at a purchase price less than $0.75 per share (subject to certain exceptions) and other similar events. As of the termination date of the private offering, we had issued and sold an aggregate of 445,000 units in consideration of gross cash proceeds of $445,000. As a result, we issued an aggregate of 890,000 shares of common stock and warrants to purchase an aggregate of 445,000 shares of common stock. WFG Investments, Inc. acted as placement agent in connection with the private placement and received a cash fee of $44,500 and warrants to purchase 26,700 shares of Common Stock. The securities were not registered under the Securities Act or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On June 1, 2012, we entered into an employment letter agreement with William Ogle, our chief executive officer. Pursuant to his employment letter agreement, Mr. Ogle is entitled to receive a restricted stock award equal to 7% of our total issued and outstanding shares as of June 11, 2012. This restricted stock award vests: (i) one-third on the one year anniversary of the grant date, and (ii) the remaining two-thirds will vest pro rata in eight equal quarterly installments. Mr. Ogle may also be offered additional annual equity awards of up to 200% of his base salary subject to mutually agreeable and reasonable targets beginning in 2013. In addition, pursuant to his employment letter agreement, we also granted to Mr. Ogle options to purchase 3% of our issued and outstanding shares of common stock on a fully-diluted basis. The options are exercisable at an exercise price equal to $0.10 per share for a term of 10 years. . The shares and options issued were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2)of the Securities Act of 1933, as amended. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On April 19, 2012, we entered into a securities purchase agreement with an existing stockholder, pursuant to which we issued an 8% senior secured convertible debenture in the principal amount of $35,000 and a warrant to purchase 6,500,000 shares of our common stock at an exercise price of $0.10 per share for a term of five years. Pursuant to the securities purchase agreement, the investor covenanted to purchase up to an additional $465,000 of senior secured convertible debentures in a series of closings to occur at our discretion through October 19, 2012. The debentures are convertible into shares of our common stock at the option of the holder at a conversion price equal to the closing price of our common stock on the date of conversion. The 8% debentures contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits, issuances of securities at a purchase price less than the closing price of our common stock on the date of conversion (subject to certain exceptions) and other similar events. The debentures and the warrant issued to the investor were not registered under the Securities Act or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act.

On September 1, 2001, pursuant to an agreement of merger and plan of reorganization, Blue Calypso Acquisition Corp., a wholly-owned subsidiary of ours, merged with and into Blue Calypso Holdings, Inc., with Blue Calypso Holdings, Inc. being the surviving corporation and becoming our wholly-owned subsidiary. In connection with this merger, each shareholder of Blue Calypso Holdings, Inc. exchanged their shares in Blue Calypso Holdings, Inc. for an aggregate of 100,000,000 shares of common stock. The securities issued in the above described merger were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended. Each of the shareholders of Blue Calypso Holdings, Inc. who received shares of our common stock in the above described merger were accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of the merger.

On September 1, 2011, we issued convertible promissory notes in the aggregate principal amount of $1,500,000 and five-year warrants to purchase up to 22,091,311 shares of our common stock at an exercise price of $0.10 per share for a term of five years to two accredited investors in a private placement transaction, for total consideration of $1,500,000. The promissory notes were initially convertible into shares of our common stock at a conversion price of $0.0679 per share, and were automatically convertible into 1,500,000 shares of the Series A Convertible Preferred Stock immediately upon the creation of the Series A Convertible Preferred Stock. The promissory notes and warrants were sold to accredited investors and were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities sold in this offering were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.

The above described promissory notes automatically converted into 1,500,000 shares of Series A Convertible Preferred Stock on October 17, 2011 upon the creation of the Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock was issued to two accredited investors. The shares of Series A Convertible Preferred Stock issued were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
2.1

Agreement and Plan of Merger and Reorganization, dated as of September 1, 2011, by and among Blue Calypso, Inc., Blue Calypso Acquisition Corp., and Blue Calypso Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

2.2

Agreement and Plan of Merger, dated September 9, 2011, by and between Blue Calypso, Inc., a Nevada corporation, and Blue Calypso, Inc., a Delaware corporation (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2011)

2.3

Asset Purchase Agreement Between Picture Assassin, LLC, Each Member of Picture Assassin, LLC and Blue Calypso, Inc. dated September 13, 2013 (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2013)

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2011)
3.2

Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2011)

3.3

Bylaws of Blue Calypso, Inc., a Delaware corporation, adopted September 9, 2011 (incorporated by reference to Exhibit 3.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2011)

5.1	Opinion of Fox Rothschild LLP
10.1	2011 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.2	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.3	Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.4	Form Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.5

Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of September 1, 2011 (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.6

Stock Purchase Agreement, by and between Blue Calypso, Inc. and Deborah Flores, dated as of September 1, 2011 (incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.7

Securities Purchase Agreement, dated as of September 1, 2011, by and among Blue Calypso, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.8

Registration Rights Agreement, dated as of September 1, 2011, by and among Blue Calypso, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.9	Form of Warrant (incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.10

Letter Agreement, dated January 16, 2012, by and between Blue Calypso, Inc. and Aztec Systems, Inc. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2012)

10.11

Promissory Note, dated January 17, 2012, issued by Blue Calypso, Inc. to Aztec Systems, Inc. (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2012)

10.12

Securities Purchase Agreement, dated April 19, 2012, by and between Blue Calypso, Inc. and the Buyer thereto (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.13	Senior Secured Convertible Note issued April 19, 2012 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.14	Common Stock Purchase Warrant issued April 19, 2012 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.15

Security Agreement, dated April 19, 2012, by and between the Company, Blue Calypso, LLC and the Buyer (incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.16

Intellectual Property Security Agreement, dated April 19, 2012, by and between the Company, Blue Calypso, LLC, and the Buyer (incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.17

Subsidiary Guarantee, dated April 19, 2012, by Blue Calypso, LLC, in favor of the Buyer (incorporated by reference to Exhibit 10.6 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.18	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.7 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.19	Amendment No. 1 to Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.8 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.20

Stockholder’s Agreement, dated April 19, 2012, by and between Andrew Levi and the Company (incorporated by reference to Exhibit 10.9 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.21

Letter Agreement dated June 1, 2012, between Blue Calypso, Inc. and Bill Ogle effective as of June 1, 2012 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2012)

10.22

Form of Subscription Agreement - June 2012 Private Placement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2012)

10.23	Form of Warrant - June 2012 Private Placement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2012)
10.24

Exchange Agreement dated November 9, 2012 between Blue Calypso, Inc. and Aztec Systems, Inc. (incorporated by reference to Exhibit 10.24 to our Quarterly Report on Form 10-Q for the period ended September 30, 2012 filed with the Securities and Exchange Commission on November 19, 2012)

10.25

8% Convertible Note dated November 9, 2012 (incorporated by reference to Exhibit 10.24 to our Quarterly Report on Form 10-Q for the period ended September 30, 2012 filed with the Securities and Exchange Commission on November 19, 2012)

10.26

Amendment No. 1 to 8% Senior Secured Convertible Debentures between Blue Calypso, Inc. and the Holder dated April 29, 2013 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2013)

10.26

Amendment No. 2 to Common Stock Purchase Warrants between the Company and the Holder dated April 29, 2013 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2013)

10.27

Amendment No. 2 to Common Stock Purchase Warrants between the Company and the Holder dated April 29, 2013 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2013)

10.28	Securities Purchase Agreement dated May 6, 2013 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2013)
10.29	10% Convertible Debenture dated May 6, 2013 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2013)
10.30

Amendment No. 1 to 10% Convertible Debenture between Blue Calypso, Inc. and the Holder dated September 13, 2013 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 2013)

10.31

Amendment No. 3 to Common Stock Purchase Warrants between the Company and the Holder dated September 13, 2013 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 2013)

10.32

Amendment No. 2 to Common Stock Purchase Warrant between the Company and the Holder dated September 13, 2013 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 2013)

10.33	Securities Purchase Agreement dated October 7, 2013 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2013)
21.1

List of subsidiaries (incorporated by reference to Exhibit 21.1 to our Quarterly Report on Form 10-Q for the period ended June 30, 2013 as filed with the Securities and Exchange Commission on August 29, 2013)

23.1	Consent of Montgomery Coscia Greilich LLP, Certified Public Accountants+
23.2	Consent of Fox Rothschild LLP (included in Exhibit 5.1)+
24.1	Power of Attorney (included on signature page)+

+ filed herewith

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on November 19, 2013.

By:	/s/ William Ogle
Name: William Ogle
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Blue Calypso, Inc., a Delaware corporation that is filing a registration statement on Form S-1 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint William Ogle their true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Ogle William Ogle	President, Chief Executive Officer and Director	November 19, 2013

/s/ David Polster David Polster	Chief Financial Officer	November 19, 2013

/s/ Andrew Levi Andrew Levi	Director	November 19, 2013

/s/ Charles Thomas Charles Thomas	Director	November 19, 2013

/s/ Ian Wolfman Ian Wolfman	Director	November 19, 2013

/s/ Andrew Malloy Andrew Malloy	Director	November 19, 2013

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger and Reorganization, dated as of September 1, 2011, by and among Blue Calypso, Inc., Blue Calypso Acquisition Corp., and Blue Calypso Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

2.2

Agreement and Plan of Merger, dated September 9, 2011, by and between Blue Calypso, Inc., a Nevada corporation, and Blue Calypso, Inc., a Delaware corporation (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2011)

2.3

Asset Purchase Agreement Between Picture Assassin, LLC, Each Member of Picture Assassin, LLC and Blue Calypso, Inc. dated September 13, 2013 (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2013)

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2011)
3.2

Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2011)

3.3

Bylaws of Blue Calypso, Inc., a Delaware corporation, adopted September 9, 2011 (incorporated by reference to Exhibit 3.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2011)

5.1	Opinion of Fox Rothschild LLP
10.1	2011 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.2	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.3	Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.4	Form Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.5

Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of September 1, 2011 (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.6

Stock Purchase Agreement, by and between Blue Calypso, Inc. and Deborah Flores, dated as of September 1, 2011 (incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.7

Securities Purchase Agreement, dated as of September 1, 2011, by and among Blue Calypso, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.8

Registration Rights Agreement, dated as of September 1, 2011, by and among Blue Calypso, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.9	Form of Warrant (incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.10

Letter Agreement, dated January 16, 2012, by and between Blue Calypso, Inc. and Aztec Systems, Inc. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2012)

10.11

Promissory Note, dated January 17, 2012, issued by Blue Calypso, Inc. to Aztec Systems, Inc. (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2012)

10.12

Securities Purchase Agreement, dated April 19, 2012, by and between Blue Calypso, Inc. and the Buyer thereto (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.13	Senior Secured Convertible Note issued April 19, 2012 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.14	Common Stock Purchase Warrant issued April 19, 2012 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.15

Security Agreement, dated April 19, 2012, by and between the Company, Blue Calypso, LLC and the Buyer (incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.16

Intellectual Property Security Agreement, dated April 19, 2012, by and between the Company, Blue Calypso, LLC, and the Buyer (incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.17

Subsidiary Guarantee, dated April 19, 2012, by Blue Calypso, LLC, in favor of the Buyer (incorporated by reference to Exhibit 10.6 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.18	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.7 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.19	Amendment No. 1 to Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.8 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.20

Stockholder’s Agreement, dated April 19, 2012, by and between Andrew Levi and the Company (incorporated by reference to Exhibit 10.9 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.21

Letter Agreement dated June 1, 2012, between Blue Calypso, Inc. and Bill Ogle effective as of June 1, 2012 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2012)

10.22

Form of Subscription Agreement - June 2012 Private Placement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2012)

10.23	Form of Warrant - June 2012 Private Placement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2012)
10.24

Exchange Agreement dated November 9, 2012 between Blue Calypso, Inc. and Aztec Systems, Inc. (incorporated by reference to Exhibit 10.24 to our Quarterly Report on Form 10-Q for the period ended September 30, 2012 filed with the Securities and Exchange Commission on November 19, 2012)

10.25

8% Convertible Note dated November 9, 2012 (incorporated by reference to Exhibit 10.24 to our Quarterly Report on Form 10-Q for the period ended September 30, 2012 filed with the Securities and Exchange Commission on November 19, 2012)

10.26

Amendment No. 1 to 8% Senior Secured Convertible Debentures between Blue Calypso, Inc. and the Holder dated April 29, 2013 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2013)

10.26

Amendment No. 2 to Common Stock Purchase Warrants between the Company and the Holder dated April 29, 2013 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2013)

10.27

Amendment No. 2 to Common Stock Purchase Warrants between the Company and the Holder dated April 29, 2013 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2013)

10.28	Securities Purchase Agreement dated May 6, 2013 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2013)
10.29	10% Convertible Debenture dated May 6, 2013 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2013)
10.30

Amendment No. 1 to 10% Convertible Debenture between Blue Calypso, Inc. and the Holder dated September 13, 2013 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 2013)

10.31

Amendment No. 3 to Common Stock Purchase Warrants between the Company and the Holder dated September 13, 2013 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 2013)

10.32

Amendment No. 2 to Common Stock Purchase Warrant between the Company and the Holder dated September 13, 2013 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 2013)

10.33	Securities Purchase Agreement dated October 7, 2013 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2013)
21.1

List of subsidiaries (incorporated by reference to Exhibit 21.1 to our Quarterly Report on Form 10-Q for the period ended June 30, 2013 as filed with the Securities and Exchange Commission on August 29, 2013)

23.1	Consent of Montgomery Coscia Greilich LLP, Certified Public Accountants+
23.2	Consent of Fox Rothschild LLP (included in Exhibit 5.1)+
24.1	Power of Attorney (included on signature page)+

+ filed herewith